As filed with the Securities and Exchange Commission on June 14, 2012
================================================================================
                                                  1933 Act Registration No. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             FIRST TRUST GOLD TRUST
               (Exact name of registrant as specified in charter)

                          Province of Ontario, Canada
         (State or other jurisdiction of incorporation or organization)

                                      1040
            (Primary Standard Industrial Classification Code Number)

                                      N/A
                      (I.R.S. Employer Identification No.)

                            FT Portfolios Canada Co.
                           330 Bay Street, Suite 1300
                                Toronto, Ontario
                                    M5H 2S8
                                 (877) 622-5552
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             W. Scott Jardine, Esq.
                             First Trust Gold Trust
                           First Trust Advisors L.P.
                       120 East Liberty Drive, Suite 400
                            Wheaton, Illinois 60187
                                 (800) 621-1675
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               Eric F. Fess, Esq.
                             Chapman and Cutler LLP
                             111 West Monroe Street
                            Chicago, Illinois 60603


      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

[ ] If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

[ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
   Title of Each Class of       Amount to Be       Offering Price       Aggregate Offering       Amount of
Securities to Be Registered      Registered       Per Security(1)             Price           Registration Fee
----------------------------------------------------------------------------------------------------------------
           Units                  ____(2)              $10.00                $_______             $______
================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. (2) Includes Units that may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
--------------------------------------------------------------------------------

                       CONTENTS OF REGISTRATION STATEMENT

      This Registration Statement comprises the following papers and contents:

      The Facing Sheet

      Prospectus for First Trust Gold Trust

      Part II - Information Not Required in Prospectus

      Signatures

      Exhibits

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED JUNE 13, 2012

FIRST TRUST GOLD TRUST HAS MADE A CONFIDENTIAL SUBMISSION TO THE SECURITIES AND
   EXCHANGE COMMISSION AS AN "EMERGING GROWTH COMPANY" AS DEFINED IN SECTION 2(a)(19) OF THE SECURITIES ACT OF 1933 AND SECTION 3(a)(80) OF THE SECURITIES
                             EXCHANGE ACT OF 1934.


PROSPECTUS
----------
                             FIRST TRUST GOLD TRUST

                                      UNITS
                               $[10.00] PER UNIT

                          ----------------------------

     The Trust. First Trust Gold Trust (the "Trust") is offering [__,000,000] transferable, redeemable units (individually, a "Unit," collectively, the "Units") in its initial public offering. No public market currently exists for the Units. Each Unit represents an equal, fractional, undivided ownership interest in the net assets of the Trust.

     Initial Public Offering. The initial public offering price will be $[10.00] per Unit. [UNITS ARE BEING OFFERED TO INVESTORS WHO ARE PREPARED TO INVEST A MINIMUM INITIAL SUBSCRIPTION AMOUNT OF $1,000.]

     Investment Strategy. The Trust was established under the laws of the Province of Ontario, Canada, and is managed by FT Portfolios Canada Co. (the "Manager"). The Trust was created to invest and hold substantially all of its assets in physical gold bullion. The Trust may also invest and hold up to 10% of its net assets in corporations, companies, funds or other entities substantially all of whose assets consist of gold, or rights to gold, whether in bullion, coin, medals or other indirect investments in gold.

     No Prior History. Because the Trust is newly organized, its Units of beneficial interest have no history of public trading.

     The Trust intends to list its Units on the NYSE Arca. Listing on the NYSE Arca is subject to the Trust fulfilling all of the requirements of the NYSE Arca.

     THE TRUST IS AN "EMERGING GROWTH COMPANY" UNDER THE FEDERAL SECURITIES LAWS. INVESTING IN UNITS OF THE TRUST INVOLVES RISKS, INCLUDING THOSE DESCRIBED IN THE "RISKS" SECTION BEGINNING ON PAGE __ OF THIS PROSPECTUS.

--------------------

                                                          PER UNIT     TOTAL (1)
                                                          --------     -----
 Initial Public Offering Price..........................  $[10.00]     $
 Underwriting Commissions...............................    $0.__      $
 Proceeds, before expenses, to the Trust................   $10.__      $
 Offering expenses, to be borne by the Trust(2).........     $.__      $

-----------------------

(1) The Trust has granted the underwriters an option to purchase up to an additional _,000,000 Units at the public offering price, less underwriting commissions, within 45 days of the date of this prospectus to cover any over-allotments.

(2) The aggregate offering expenses are estimated to be approximately [$_____], [ALL] of which will be borne by the Fund.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
       THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     The Units will be ready for delivery on or about       , 2012.

                          ----------------------------
                            [NAMES OF UNDERWRITERS]
                          ----------------------------

             The date of this prospectus is           , 2012.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER THE TRUST NOR THE UNDERWRITERS HAVE AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEITHER THE TRUST NOR THE UNDERWRITERS ARE MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

      UNTIL _____, 2012, 25 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE OUR UNITS, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


     TABLE OF CONTENTS


                                                                            PAGE

Prospectus Summary.............................................................1
Risk Factors...................................................................1
The Trust......................................................................9
Purchasing Gold................................................................9
Investment Restrictions.......................................................10
Fees and Expenses.............................................................11
The Gold Sector...............................................................12
Management of the Trust.......................................................12
Custody of the Trust's Assets.................................................15
The Units.....................................................................17
Redemption of Units...........................................................18
Use of Proceeds...............................................................21
Capitalization................................................................21
Distributions.................................................................21
The Trust Agreement...........................................................23
Computation of Net Asset Value................................................36
Termination of the Trust......................................................38
Certain Transaction Under the Management Agreement............................39
Tax Matters...................................................................42
U.S. ERISA Matters............................................................52
Legal Matters.................................................................53
Experts.......................................................................53
Additional Information........................................................53

                          ----------------------------

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, including documents incorporated by reference, contain "forward-looking statements." Forward-looking statements can be identified by the words "may," "will," "intend," "expect," "believe," "estimate," "continue," "plan," "anticipate," and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors could materially affect the Trust's actual results and the price at which the Units will trade in the public markets, which may be discussed in the Trust's periodic filings with the SEC.

   Although we believe that the expectations expressed in these forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward-looking statements. The Trust's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the "Risks" section of this prospectus. All forward-looking statements contained or incorporated by reference in this prospectus are made as of the date of this prospectus. We do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the "1933 Act").

   Currently known risk factors that could cause actual results to differ materially from the Trust's expectations include, but are not limited to, the factors described in the "Risks" section of this prospectus. The Trust urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Trust's securities.

                                   [CURRENCY

   UNLESS OTHERWISE NOTED HEREIN, ALL REFERENCES TO $ OR DOLLARS ARE TO THE CURRENCY OF THE UNITED STATES AND ALL REFERENCES TO CDN$ OR CANADIAN DOLLARS ARE TO THE CURRENCY OF CANADA. ON _____, 2012, THE NOON RATE OF EXCHANGE AS REPORTED BY THE BANK OF CANADA FOR THE CONVERSION OF U.S. DOLLARS INTO CANADIAN DOLLARS WAS US$1.00 EQUALS CDN$1.____ (CDN$1.00 EQUALS US$0.____).]

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the Units. You should carefully read the entire prospectus, particularly the section entitled "Risk Factors."

THE TRUST ............  The Trust was established on _____, 2012 under the laws of the Province of Ontario, Canada pursuant to a trust agreement dated as of _____, 2012. The Trust was created to invest and hold substantially all of its assets in physical gold bullion. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical gold bullion without the inconvenience that is typical of a direct investment in physical gold bullion. The Trust intends to invest primarily in long-term holdings of unencumbered, fully allocated, physical gold bullion, except as described in this prospectus, and will not speculate with regard to short-term changes in gold prices. The Trust does not anticipate making regular cash distributions to unitholders. Each outstanding Unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust.

THE ISSUER ...........  First Trust Gold Trust is a mutual fund trust organized under the laws of the Province of Ontario, Canada.

PRINCIPAL OFFICE .....  The Trust's office is located at _____.

MANAGEMENT OF THE
TRUST ................  FT Portfolios Canada Co. (the "Manager") is acting as the Manager of the Trust has the authority and responsibility to manage the day to day operations of the Trust, to appoint the portfolio advisor of the Trust, on behalf of the Trust and to manage the offering of the Units of the Trust. The Manager is a company incorporated under the laws of Nova Scotia. Its principal office is located at _____, and it's telephone number is _____.

                        First Trust Advisors L.P. (the "Portfolio Advisor") will serve as Portfolio Advisor of the Trust and is an affiliate of the Manager. The Portfolio Advisor is an investment advisor located in the United States. The Portfolio Advisor provides investment management and portfolio management services to the Trust regarding its investment portfolio. The Portfolio Advisor's principal office is located at 120 East Liberty Drive, Wheaton, Illinois 60187.

                        Gold Bullion International ("GBI" or the "Sub-Advisor") will serve as the sub-advisor of the Trust. As sub-advisor, GBI will be responsible for the purchase and sales of gold in the Trust, facilitate the delivery of gold in the redemption process, coordinate vault activity with the Trustee and arrange for insurance of the gold. GBI's principal office is located at _____.

                        CIBC Mellon Trust Company (the "Trustee"), the Canadian Trustee of the Trust, is a trust company existing under the federal laws of Canada. The Trustee holds title to the Trust's assets and has, together with the Manager, exclusive authority over the assets and affairs of the Trust. The Trustee has a fiduciary responsibility to act in the best interest of the unitholders. The Trustee's principal office is located at _____.

                        _____ (the "Custodian") will be responsible for and will bear all risk of the loss of, and damage to, the Trust's physical gold bullion that is in the Custodian's custody, subject to certain limitations based on events beyond the Custodian's control. The Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust. The Custodian's principal office is located at _____.

                        The Bank of New York Mellon (the "Sub-Custodian," "Transfer Agent" or "Valuation Agent") processes redemption orders and transfers and holds Trust assets other than physical gold bullion. The Sub-Custodian's principal office is located at _____. As Valuation

                        Agent, The Bank of New York Mellon also calculates the value of the net assets of the Trust on a daily basis and reconciles all purchases and redemptions of Units to determine the NAV per Unit. The daily NAV per Unit will be posted at www.ftportfolios.com. Deloitte & Touche LLP, the Trust's Auditors (the "Auditors"), annually audit the financial statements of the Trust to determine whether they fairly present, in all material respects, the Trust's financial position, results of operations and changes in net assets in accordance with the International Financial Reporting Standards ("IFRS"). The Auditors also attend the count of the physical gold bullion owned by the Trust on an annual basis.

OFFERED SECURITIES ...  _0,000,000 Units of the Trust (__,000,000 Units if the
                        underwriters exercise their over-allotment option in
                        full). Each outstanding Unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the Units.

PRICE.................  $[10.00] per Unit.

EXCHANGE LISTING .....  The Trust intends to list its Units on the NYSE Arca.

USE OF PROCEEDS ......  The estimated net proceeds from this offering, after deducting the underwriting commissions and the estimated expenses of the offering, will be $______ (or $_____ if the underwriters fully exercise their over-allotment option). The Trust will use the net proceeds of this offering to acquire physical gold bullion in accordance with its objective and subject to the investment and operating restrictions described herein.

INVESTMENT
OBJECTIVE ............  The Trust invests and holds substantially all of its assets in physical gold bullion including up to 10% of its net assets in securities of corporations, companies, funds or other entities substantially all of whose assets consist of gold, or rights to gold, whether in bullion, coin, medals or any other form or whose operations consist of mining or exploration for gold (the "Indirect Investments").

INVESTMENT
STRATEGY .............  The Trust will use at least 97% of its total net assets to purchase physical gold bullion in LBMA Branded Kilogram Bar Form (as defined in this prospectus) that is unencumbered, fully allocated and stored at the Custodian by or on behalf of the Trust, including up to 10% of the net assets in Indirect Investments. Under normal market conditions, no more than 3% of total net assets of the Trust will be used for "Cash and Cash Equivalents," (as defined in this prospectus) except during the 60-day period following the closing of an offering of Units or prior to the distribution of the assets of the Trust.

CALCULATING NAV ......  The net asset value of the Trust ("NAV") will be determined daily as of 4:00 p.m., Eastern time, on each business day by the Trust's Valuation Agent. The value of the net assets of the Trust on any such day will be equal to the aggregate fair market value of the assets of the Trust as of such date, less an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units) as of such date. The [Valuation Agent] will calculate the NAV per Unit by dividing the value of the net assets of the Trust represented by the Units offered hereby on that day by the total number of Units then outstanding on such day.

REDEMPTION OF UNITS
FOR PHYSICAL
GOLD BULLION .........  Units may be redeemed at the option of the unitholder for physical gold in any month. Units redeemed for physical bullion will be entitled to a redemption price equal to 100% of the NAV of the redeemed units on the last day of the month on which the NYSE Arca is open for trading. The unitholder will notify the Transfer Agent at the close of business on the 15th day of the month. The unitholder has the ability to redeem Trust Units for physical gold in increments of one LBMA Branded Kilogram Bar Form (as defined in this prospectus). Any redemption proceeds not paid in gold bullion, will be paid in cash at a rate equal to 100% of the NAV of such excess amount. A unitholder redeeming units for physical gold will be responsible for expenses incurred by the Trust in connection with such redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical gold bullion for Units that are being redeemed and the applicable gold storage in-and-out fees.

REDEMPTION OF UNITS
FOR CASH .............  Units may be redeemed at the option of the unitholder for cash on a monthly basis. Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the units traded on the NYSE Arca the last five days on which the exchange is open for trading for the month in which the redemption request is processed and
                        (ii) the NAV of the redeemed Units as of the close on NYSE Arca the last day of the month on which the NYSE Arca is open for trading for the month in which the redemption request is processed. Cash redemption proceeds will be transferred to a redeeming unitholder approximately three business days after the end of the month in which the redemption notice is processed.

TERMINATION OF THE
TRUST ................  The Trust does not have a fixed termination date but will terminate [upon redemption of the last Unit, the resignation of the Trustee without appointment of a successor, the resignation of the Manager without appointment of a successor, a finding that the Manager is in material default of its obligations under the Trust Agreement, or if the Manager experiences certain insolvency events.] In addition, the Manager may, in its discretion, terminate the Trust, without unitholder approval, by giving the Trustee and each holder of Units at the time at least 90 days' notice. In connection with the termination of the Trust, the Trust will, to the extent possible, convert its assets to cash and, after paying or making adequate provision for all of the Trust's liabilities, distribute the net assets of the Trust to unitholders, on a pro rata basis, as soon as practicable after the termination date.

UNDERWRITERS..........  _____.

ORGANIZATION AND
SUMMARY OF FEES AND
EXPENSES .............  MANAGEMENT FEE. The Manager will receive an annual management fee equal to 0.__% of the net asset value of the Trust (determined in accordance with terms of the Trust Agreement), plus any applicable taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month. OPERATING EXPENSES. Subject to any limit on expenses set out in this prospectus, the expenses properly allocable to the Trust incurred in connection with the on-going operation and administration of the Trust shall be paid from the Trust. See "Fees and

                        Expenses-Expenses" beginning on page __ of the prospectus.

                        SUMMARY OF FUND EXPENSES: [INSERT FEE TABLE.]

PRINCIPAL RISKS ......  There are risks associated with an investment in Units that should be considered by prospective purchasers, including risks associated with: (i) the price of gold;
                        (ii) the net asset value and/or the market price of the Units; (iii) the purchase, transport, insurance and storage of physical gold bullion; (iv) liabilities of the Trust; (v) redemptions of Units; (vi) operations of the Trust; and (vii) the offering. See "Risk Factors" beginning on page __ of the prospectus.

TAX SUMMARY ..........  U.S. PERSONS ARE ENCOURAGED TO MAKE A QEF ELECTION WITH
                        RESPECT TO THE UNITS. A U.S. person that is an individual, trust or estate, including such U.S. unitholders that own Units through partnerships or other pass-through entities for U.S. federal income purposes, and that has made a timely and valid QEF election with respect to the Units is referred to in this summary as an "electing U.S. Holder." THE TAX CONSEQUENCES FOR A GIVEN INVESTOR WILL BE SIGNIFICANTLY DIFFERENT THAN AS DESCRIBED HEREIN IF AN INVESTOR FAILS TO MAKE A TIMELY QEF ELECTION. Capital gain recognized on a sale of Units by an electing U.S. Holder who has held the Units for more than one year will generally be taxable as long-term capital gain at the rate of 15% under current law. The long-term capital gain rate is currently scheduled to increase to 20% after December 31, 2012.

                        Capital gain recognized upon a redemption of units for physical gold bullion by an electing U.S. Holder will be treated in essentially the same manner as above (i.e., generally as long term capital gain taxable at the rate of 15% under current law), except that a limited portion of the gain (equal to the electing U.S. Holder's pro rata share of any capital gain recognized by the Trust upon the distribution of the physical gold bullion to the electing U.S. Holder) will be taxable to the electing U.S. Holder at a maximum rate of 28% under current law if the Trust held the physical gold bullion for more than one year. The only other income that will be recognized by an electing U.S. Holder will be the electing U.S. Holder's pro rata share of any capital gain recognized by the Trust upon a disposition of physical gold bullion (including upon a distribution of physical gold bullion to another holder upon a redemption), upon the disposition of the Indirect Investments and the electing U.S. Holder's pro rata share of any miscellaneous income of the Trust. The Manager generally expects such miscellaneous income to be quite limited. Gain attributable to the disposition of physical gold is likely to be taxed to an electing U.S. Holder at 28% if the Trust has held the gold for more than one year. See "Tax Considerations--U.S. Federal Income Tax Considerations" for a detailed description of the U.S. federal income tax consequences applicable to a U.S. Holder who has made a valid and timely QEF election, as well as the alternative U.S. federal income tax consequences applicable to a U.S. person who does not make a QEF election.

                        MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. Unitholders resident in the United States will generally not be subject to Canadian capital gains tax on a sale or other disposition of their Units. Unitholders resident in the United States will also generally not be subject to Canadian withholding tax on distributions to them of gains of the Trust from dispositions of physical gold bullion (including any such gains allocated to them if they redeem their Units) provided that such gains qualify as capital gains for Canadian income tax purposes. Unitholders resident in the United States will generally be subject to Canadian withholding tax on any distributions to them of ordinary income as determined under Canadian income tax principles. However, the Trust does not currently expect to make any such income distributions. See "Material Tax Considerations-- Canadian Taxation of Unitholders".

                                  RISK FACTORS

GOLD MARKET RISK. The value of the Units is derived directly from the value of the gold held by the Trust. Fluctuations in the price of gold may materially adversely affect an investment in the Units. Gold bullion is tradable internationally and the value of the Units will depend on, and typically fluctuate with, the price fluctuations of gold. The price of gold may be affected at any time by many unpredictable international, economic, monetary and political factors including, without limitation:

      o  global gold supply and demand, which is influenced by such factors as:
         (i) forward selling by gold producers; (ii) purchases made by gold producers to unwind gold hedge positions; (iii) central bank purchases and sales; (iv) production and cost levels in major gold-producing countries; and (v) new production projects;

      o  investors' expectations for future inflation rates;

      o exchange rate volatility of the U.S. dollar, the principal currency in which the price of gold is generally quoted;

      o  interest rate volatility;

      o  unexpected global, or regional, political or economic incidents; and

      o changing tax, royalty, land and mineral rights ownership and leasing regulations in gold producing countries.

RECENT HIGH TRADING PRICE OF GOLD. The international gold bullion market has experienced historically high trading prices in the past two years, and there can be no assurance that this historically high trading price of gold will be sustained. The future trading price of gold, and in turn the value of the Units, will depend upon factors such as global physical gold bullion supply and demand, investors' inflation expectations, exchange rate volatility and interest rate volatility.

NO ACTIVE TRADING. The Trust will not actively trade gold to take advantage of short-term market fluctuations in the price of gold or actively generate other income. As a result, an investment in the Trust will yield long-term gains only if the value of gold increases in an amount in excess of the Trust's expenses.

CASH REDEMPTION RISK. The Trust offers unitholders the option to redeem Units for cash. Because the cash redemption value of the Units is based on 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on the NYSE Arca or, if trading has been suspended on NYSE Arca, for the last five days on which NYSE Arca is open for trading for the month in which the redemption request is processed and (ii) the NAV of the redeemed Units as of 4:00 p.m., Eastern time, on the last day of the month on which the NYSE Arca is open for trading for the month in which the redemption request is processed, redeeming the Units for cash will generally yield a lesser amount than selling the Units on the NYSE Arca, assuming such a sale is possible.

SALE OF GOLD RISK. When the Trust sells gold to pay expenses and to cover certain redemptions, the amount of gold represented by each Unit will decline, regardless of whether the trading price of the Units rises or falls in response to changes in the price of gold. Each outstanding Unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the Units. As the Trust does not expect to generate any net income and will regularly sell physical gold bullion over time to pay for its ongoing expenses and to cover certain redemptions, the NAV will gradually decline over time. The Units will only maintain their original value if the price of gold increases enough to offset the Trust's expenses. Additionally, the sale of the Trust's physical gold bullion to pay expenses or to cover certain redemptions at a time of low gold prices could adversely affect the value of the Units. Sales of physical gold bullion at relatively lower gold prices will have an adverse effect on the value of the net assets of the Trust and the NAV.

LIQUIDITY RISK. The lack of an existing market for Units of the Trust may limit the ability of unitholders to sell their Units. If an active public market for the Units does not develop after the Initial Public Offering of the Units, the market prices and liquidity of the Units may be adversely affected.

NON-DIVERSIFICATION RISK. An investment in the Trust is not intended as a complete investment plan. Because the Trust will invest substantially all of its assets in physical gold, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio. Accordingly, the NAV may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. An investment in the Trust may be deemed speculative and is not intended as a complete investment program, therefore investors should review closely the objective and strategy, the investment and operating restrictions and the redemption provisions of the Trust as outlined herein and familiarize themselves with the risks associated with an investment in the Trust.

[THIS DISCLOSURE MAY NEED TO BE REVISED IN ACCORDANCE WITH ADOPTED INSURANCE POLICIES.] INSURANCE RISK. The Trust will not insure its assets and there may not be adequate sources of recovery if its gold is lost, damaged, stolen or destroyed. In the event that the physical gold held by the Trust is lost, damaged, stolen or destroyed, unitholders will need to rely on insurance carried by applicable third parties, if any, or on such third party's ability to satisfy any claims against it. However, the amount of insurance available or the financial resources of a responsible third party may not be sufficient to satisfy the Trust's claim against such party. Also, unitholders are unlikely to have any right to assert a claim directly against such third party; such claims may only be asserted by the Trustee on behalf of the Trust. In addition, if a loss is covered by insurance carried by a third party, the Trust, which is not a beneficiary on such insurance, may have to rely on the efforts of the third party to recover its loss.

[Additionally, if there is a loss, damage or destruction of the Trust's physical gold bullion in the custody of the Custodian and the Trust does not give timely notice, all claims against the Custodian will be deemed waived. In such an event, the Trust must give written notice to the Custodian within __ business days after the discovery by the Trust of any such loss, damage or destruction, but in any event no more than 30 days after the delivery by the Custodian to the Trust of an inventory statement in which the discrepancy first appears. If such notice is not given in a timely manner, all claims against the Custodian will be deemed to have been waived. In addition, no action, suit or other proceeding to recover any loss or shortage can be brought against the Custodian unless timely notice of such loss or shortage has been given and such action, suit or proceeding will have commenced within 12 months from the time a claim is made. The loss of the right to make a claim or of the ability to bring an action, suit or other proceeding against the Custodian may mean that any such loss will be non-recoverable, which will have an adverse effect on the value of the Trust.]

The Custodian, the Trustee, the Manager and other service providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust. The Custodian, the Trustee, the Manager and other service providers engaged by the Trust maintain such insurance as they deem appropriate with respect to their respective businesses and their positions as custodian, trustee, manager or otherwise of the Trust. Unitholders cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Trust's assets held or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust. Additionally, if there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Trust's physical gold bullion held by one of the Trust's custodians and such loss is found to be the fault of such custodian, the Trust may not be able to recover more than the market value of the gold at the time the loss is discovered. If the market value of gold increases between the time the loss is discovered and the time the Trust receives payment for its loss, the value of the net assets of the Trust may be negatively affected.

LOSS OF LONDON BULLION MARKET ASSOCIATION BRANDED STATUS. Physical gold received by a unitholder upon the redemption of Units that is delivered to any destination not authorized to accept and hold London Bullion Market Association ("LBMA") branded gold bars, will lose its status as LBMA branded once it has been delivered. LBMA branded bars have the advantage that a purchaser generally will accept such bars as consisting of the indicated number of troy ounces of at least .9995 fine gold without otherwise testing them. This provides LBMA branded bars with added liquidity as a sale of such bars can be completed more easily than the sale of physical gold bullion that is not LBMA branded. The Trust will only purchase LBMA branded bars, and the physical gold bullion owned by the Trust will retain its status as LBMA branded while it is stored at the Custodian. However, if a redeeming unitholder instructs that gold be delivered to a destination other than such an institution, the physical gold bullion delivered to the unitholder will no longer be deemed as LBMA branded once it has been delivered, which may make a future sale of such gold more difficult.

GOLD TRANSPORT RISK. If gold is lost, damaged, stolen or destroyed during delivery from the Custodian the unitholder will not be able to claim damages from the Trust or the Custodian. If a unitholder exercises its option to redeem Units for physical gold bullion, the unitholder's physical gold bullion will be transported by an armored transportation service carrier engaged by or on behalf of the redeeming unitholder. Because ownership of the physical gold bullion will transfer to such unitholder at the time the Custodian surrenders the physical gold bullion to the armored transportation service carrier, the redeeming unitholder will bear the risk of loss from the moment the armored transportation service carrier takes possession of the physical gold bullion on behalf of such unitholder.

MARKET DISCOUNT FROM NAV. Units of the Trust may trade at a discount from NAV. This characteristic is a risk separate and distinct from the risk that the Trust's NAV could decrease as a result of its investment activities. The NAV per Unit will be reduced immediately following the initial offering as a result of the payment of certain offering costs. Although the value of the Trust's net assets will generally be considered by market participants in determining whether to purchase or sell Units, whether investors will realize gains or losses upon the sale of Units will depend entirely upon whether the market price of the Units at the time of sale is above or below the investor's purchase price for the Units. Because the market price of the Units will be affected by factors such as NAV, supply of and demand for the Units, trading volume of the Units, general market and economic conditions, and other factors beyond the control of the Trust, the Trust cannot predict whether the Units will trade at, below or above NAV or at, below or above the initial public offering price.

DELAYED TRANSACTION RISK. A delay in the purchase by the Trust of physical gold bullion with the net proceeds of this offering may result in the Trust purchasing less physical gold bullion than it could have purchased on the day of the closing of this offering. Due to the size of the offering and the nature of the gold market, the Trust may not be able to purchase immediately all of the required physical gold bullion. Additionally, the increased demand for physical gold bullion caused by purchases by the Trust in connection with this offering may cause an increase in the market price of physical gold bullion. If physical gold bullion prices increase between the time the Trust receives the net proceeds of this offering and the time the Trust completes its purchases of physical gold bullion, the amount of physical gold bullion the Trust will be able to purchase will be less than it would have been able to purchase had it been able to complete its purchases of the required physical gold bullion immediately after the receipt of the net proceeds of this offering.

IRREVOCABLE REDEMPTION RISK. A notice of redemption is irrevocable. In order to redeem Units for cash or gold, a unitholder must provide a notice of redemption to the Transfer Agent. Except when redemptions have been suspended by the Manager, once a notice of redemption has been received by the Transfer Agent, it can no longer be revoked by the unitholder under any circumstances, though it may be rejected by the Transfer Agent if it does not comply with the requirements for a notice of redemption.

TERMINATION RISK. For certain reasons, as described in this prospectus, the Trust may be forced to terminate and liquidate, regardless of whether the timing is advantageous to unitholders. If the Trust is required to terminate and liquidate or the Manager determines to terminate and liquidate the Trust, such termination and liquidation could occur at a time when gold prices are lower than the gold prices at the time when unitholders purchased their Units. In certain circumstances, the Manager has the ability to terminate the Trust without the consent of unitholders. The Manager's interests may differ from those of the unitholders, and the Manager may terminate the Trust at a time that is not advantageous for the unitholder.

SUSPENSION OF REDEMPTION RISK. The Trust may suspend redemptions, which may affect the trading price of the Units. In certain circumstances, the Manager, on behalf of the Trust, may suspend the right of unitholders to request a redemption of their Units or postpone the date of delivery or payment of the redemption proceeds of the Trust (whether physical gold bullion and/or cash, as the case may be). This may affect the trading price of the Units at a time when an investor wishes to sell Units on the NYSE Arca.

REGULATORY RISK. The price of physical gold bullion is susceptible to drastic changes based on future governmental action. Governmental decisions, such as the abandonment of the gold standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of physical gold bullion and the price of physical gold bullion. Future governmental decisions may have an impact on the price of physical gold bullion, and may result in a significant decrease or increase in the value of the net assets of the Trust and the Trust's NAV.

COMPETITION RISK. The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust. If investors determine that such other financial vehicle are more attractive than the Trust, the liquidity of the Units may be reduced and, accordingly, the price received for sales of Units on the NYSE Arca may decline.

GLOBAL CRISES RISK. Significant crises may motivate large-scale sales of gold, which could decrease the price of gold and adversely affect an investment in Units of the Trust. The possibility of large-scale distress sales of gold in times of crisis may have a negative impact on the price of gold and adversely affect an investment in Units of the Trust.

EARLY SALE RISK. Although the Trust will retain cash from the net proceeds of this offering in an amount not expected to exceed 3% of the net proceeds of this offering in order to provide available funds for expenses, the Trust may be forced to sell physical gold earlier than anticipated if the Trust's expenses are higher than estimated. Such accelerated sales may result in a reduction of the NAV and the trading price of the Units.

NON-REGULATED ENTITY RISK. Unitholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") or the protections afforded by the Commodity Exchange Act. The Trust is not registered as an investment company under the 1940 Act and is not required to register under such act. Consequently, unitholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936, as administered by the U.S. Commodity Futures Trading Commission (the "CFTC"). Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and none of the Manager, the Trustee or the underwriters is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Units. Consequently, unitholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools.

OFFICIAL SECTOR RISK. Much of the world's gold is held by the official sector, which consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. Substantial sales of gold by the official sector could adversely affect an investment in the Units. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold may not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold may decline which may adversely affect an investment in the Units.

INDEMNIFICATION RISK. The Trust has an obligation to reimburse the Trustee, the Manager, the underwriters and certain other parties for certain liabilities. If the Trust is forced to meet such obligations, it could adversely affect an investment in the Units. The Trust will not carry any insurance to cover such potential obligations and any indemnification paid by the Trust would reduce the value of net assets of the Trust and, accordingly, the NAV.

[CHANGES TO THE INVESTMENT OBJECTIVE. The investment objective and restrictions of the Trust may be changed by way of an extraordinary resolution of all unitholders. The investment objective and restrictions of the Trust may be changed with the approval, in person or by proxy, of all unitholders representing in aggregate not less than 662/3% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by unitholders holding Units representing in aggregate not less than 662/3% of the value of the net assets of the Trust, as determined in accordance with the Trust Agreement. Such changes to the investment objective or restrictions of the Trust may be more favorable or less favorable to you than the investment objective or restrictions of the Trust as described in this prospectus.]


SUBSTANTIAL REDEMPTIONS RISK. Substantial redemptions of Units may result in a decrease in the trading liquidity of the Units and increase the amount of Trust expenses allocated to each remaining Unit. Such increased expenses may reduce the value of the net assets of the Trust, the NAV and the trading price of the Units.

FEDERAL TAX RISK. The Trust expects to be a passive foreign investment company for federal income tax purposes ("PFIC"), which may have adverse U.S. federal income tax consequences to U.S. Holders who do not make certain elections. Therefore, a U.S. Holder of Units of the Trust that does not make a QEF election or a mark-to-market election with respect to the Units generally will be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of the units as if the excess distribution or gain had been recognized ratably over the U.S. Holder's holding period for the Units. A U.S. Holder generally may mitigate these U.S. federal income tax consequences by making a QEF election, or, to a lesser extent, a mark-to-market election.

A U.S. Holder that makes a QEF election with respect to his, her or its Trust units may be required to include amounts in income for U.S. federal income tax purposes if any holder redeems units for cash or physical gold bullion. As noted above, a U.S. Holder, generally may mitigate the U.S. federal income tax consequences under the PFIC rules of holding units of the Trust by making a QEF election. A U.S. Holder that makes a QEF election must report each year for U.S. federal income tax purposes his, her or its pro rata share of the Trust's ordinary earnings and the Trust's net capital gain, if any, regardless of whether or not distributions were received from the Trust by the U.S. Holder. If any holder redeems Units for physical gold bullion (regardless of whether the holder requesting redemption is a U.S. Holder or has made a QEF election), the Trust will be treated as if it sold the physical gold bullion for its fair market value. As a result, all the Holders who have made a QEF election will be required to currently include in their income their pro rata share of the Trust's gain from such deemed disposition (which generally will be taxable to non-corporate U.S. Holders at a maximum rate of 28% under current law if the Trust has held the physical gold bullion for more than one year), even though such deemed disposition is not attributable to any action on their part. If any holder redeems units for cash and the Trust sells physical gold bullion to fund the redemption (regardless of whether the holder requesting redemption is a U.S. Holder or has made a QEF election), all the U.S. Holders who have made a QEF election similarly will include in their income their pro rata share of the Trust's gain from the sale of the physical gold bullion, which will be taxable as described above, even though the Trust's sale of physical gold bullion is not attributable to any action on their part.

Unitholders may be liable for obligations of the Trust to the extent the Trust's obligations are not satisfied out of the Trust's assets. The trust agreement provides that no unitholder will be subject to any liability whatsoever, in tort, contract or otherwise, to any person in connection with the investment obligations, affairs or assets of the Trust and all such persons will look solely to the Trust's assets for satisfaction of claims of any nature arising out of or in connection therewith. Also, under the Trust Beneficiaries' Liability Act, 2004 (Ontario), holders of Units of a trust governed by the laws of the Province of Ontario that is a reporting issuer under the Securities Act (Ontario) (as the trust will be on the issuance by Canadian securities regulatory authorities of a receipt in respect of the final prospectus filed in respect of this offering of Units) are not, as beneficiaries, liable for any act, default, obligation or liability of the trust. Notwithstanding the above, there is a risk that a unitholder could be held personally liable for obligations of the Trust to the extent that claims are not satisfied out of the assets of the Trust if a court finds (i) that Ontario law does not govern the ability of a third party to make a claim against a beneficiary of a trust and that the applicable governing law permits such a claim, or (ii) that the unitholder was acting in a capacity other than as a beneficiary of the trust. In the event that a unitholder should be required to satisfy any obligation of the Trust, under the Trust Agreement, such unitholder will be entitled to reimbursement from any available assets of the Trust.

If the Trust ceases to qualify as a "mutual fund trust" for Canadian income tax purposes, it or the unitholders could become subject to material adverse consequences. In order to qualify as a mutual fund trust under the Canadian Income Tax Act, as amended (the "Tax Act), the Trust must comply with various requirements contained in the Tax Act, including (in many or most circumstances) requirements to hold substantially all its property in assets (such as physical gold bullion and cash) that are not "taxable Canadian property", and to restrict its undertaking to the investing of its funds. If the Trust were to cease to qualify as a mutual fund trust (whether as a result of a change of law or administrative practice, or due to its failure to comply with the current Canadian requirements for qualification as a mutual fund trust), it may experience various potential adverse consequences, including becoming subject to a requirement to withhold tax on distributions made to non-Canadian unitholders of any capital gains realized from the dispositions of physical gold bullion.

If the Trust were to carry on a business in Canada in a taxation year or acquire securities that were "non-portfolio properties", it could become subject to tax at full corporate tax rates on some or all of its income for that year. The Manager anticipates that the Trust will make sufficient distributions in each year of any income (including taxable capital gains) realized by the Trust for Canadian tax purposes in the year so as to ensure that it will not be subject to Canadian income tax on such income. Such income generally will become subject to Canadian income tax at full corporate rates if the Trust becomes a specified investment flow-through trust, (a "SIFT trust"), even if distributed in full. If the Trust, contrary to its investment restrictions, were to carry on a business in Canada in a taxation year and use its property in the course of any such business, or acquire securities that were "non-portfolio properties", it could become a SIFT trust. The anticipated activities of the Trust, as described in this prospectus, should not result in the Trust being characterized as a SIFT trust. The Canada Revenue Agency (the "CRA"), may take a different (and adverse) view of this issue and characterize the Trust as a SIFT trust. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation. See "Material Tax Considerations--Material Canadian Federal Income Tax Considerations--SIFT Trust Rules".

If the Trust treats distributed gains as being on capital account and the CRA later determines that the gains were on income account, then Canadian withholding taxes would apply to the extent that the Trust has distributed the gains to non-Canadian unitholders. Any taxes borne by the Trust itself would reduce the NAV per Unit and the trading prices of the Units. The Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical gold bullion as capital gains (or capital losses), although depending on the circumstances, it may instead include (or deduct) the full amount of such gains in computing its income. See "Material Tax Considerations--Material Canadian Federal Income Tax Considerations--Canadian Taxation of the Trust". If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to unitholders, with the result that non-Canadian unitholders potentially could be assessed directly by the CRA for Canadian withholding tax on the amount of net gains on such transactions that were treated by the CRA as having been distributed to them. The CRA can assess the Trust for a failure of the Trust to withhold tax on distributions made by it to non-Canadian unitholders that are subject to withholding tax, and typically would do so rather than assessing the non-Canadian unitholders directly. Accordingly, any such re-determination by the CRA may result in the Trust being liable for unremitted withholding taxes on prior distributions made to unitholders who were not resident in Canada for the purposes of the Tax Act at the time of the distribution. As the Trust may not be able to recover such withholding taxes from the non-Canadian unitholders whose Units were redeemed, payment of any such amounts by the Trust would reduce the NAV per Unit and the trading prices of the Units. See "Material Tax Considerations--Material Canadian Taxation of Unitholders".

TAX CLASSIFICATION RISK. The Trust intends to be treated as a PFIC for U.S. federal income tax purposes. In order to be a PFIC, the Trust must first be classified as a business entity treated as an association taxable as a corporation for U.S. federal income tax purposes. The primary investment objective of the Trust is to buy and hold gold bullion. The activity of buying and holding gold bullion would not in and of itself cause the Trust to be a business entity. The Trustee has the power to vary the investment of the unit holders, but this power is limited to 10 percent of the NAV of the Trust. There is a risk that the IRS would treat the limited power to vary as not significant or bifurcate the Trust into one trust treated as a grantor trust and one trust treated as a PFIC. If all or any part of the Trust is treated as a grantor trust, the QEF election would not be available as to that portion, and the disposition of interests in the Trust would generally result in gains being taxed at a 28% rate if the gold has been held by the Trust for over one year.

Even if the Trust is a business entity for U.S. federal income tax purposes, it is possible that the Trust could be classified as a controlled foreign corporation (a "CFC") in addition to being a PFIC. Under the CFC rules, any 10-percent U.S. shareholder would be required to take into income currently certain types of passive income, including income from commodities. However, the character of such income is not retained, so U.S. shareholders may be taxed at rates currently up to 35%. In addition, any portion of the gain on the sale of the stock attributable to accumulated earnings and profits of the CFC that has not previously been subject to U.S. tax will be treated as a dividend and subject to tax at rates up to 35%.

                                   THE TRUST

   The Trust was established on _____, 2012 under the laws of the Province of Ontario, Canada pursuant to a trust agreement dated as of _____, 2012 (the "Trust Agreement"). The Trust was created to invest and hold substantially all of its assets in physical gold bullion. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical gold bullion without the inconvenience that is typical of a direct investment in physical gold bullion. The Trust intends to invest primarily in long-term holdings of unencumbered, fully allocated, physical gold bullion and will not speculate with regard to short-term changes in gold prices. The Trust does not anticipate making regular cash distributions to unitholders. Each outstanding Unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust.

   The Trust is authorized to issue an unlimited number of Units. Each Unit represents an undivided ownership interest in the net assets of the Trust. Units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the Trust Agreement. All Units have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units and fractions of Units will be issued only as fully paid and non-assessable. The Units offered hereby will have no preference, conversion, exchange or pre-emptive rights. Each whole Unit entitles the holder thereof to one vote at meetings of unitholders.

   Unitholders will have no interest in the Trust other than the Units held by them, and, subject to any federal, state or provincial tax, securities or other legislation and any regulations, orders, policies, rules or administrative practices of any federal, state or provincial regulatory authority, having the force of law as may from time to time apply to the Trust (the "Applicable Law(s)"), unitholders will not be called upon to share or assume any losses of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of the Units.

   FT Portfolios Canada Co. is the Manager and CIBC Mellon Trust Company is the Trustee of the Trust. _____ (the "Custodian") is the Custodian for the physical gold held by the Trust. The fiscal year-end of the Trust is [December 31].

   Any arrangements for additional services between the Trust and the Manager, or any affiliate thereof, that have not been described in this prospectus will be on terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services, and the Trust will pay all expenses associated with such additional services.

   No change in the basis of the calculation of the management fee or other expenses that are charged to the Trust will be made which could result in an increase in charges to the Trust without the prior approval of the unitholders, other than increased fees or expenses payable by the Trust to parties at arms' length to the Trust where unitholders are given notice of such increased fees or expenses. Unitholder approval is to be expressed by way of an extraordinary resolution, which must be approved, in person or by proxy, by unitholders holding Units representing in aggregate not less than 662/3% of the value of net assets of the Trust as determined in accordance with the Trust Agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by unitholders holding Units representing in aggregate not less than 662/3% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement (an "Extraordinary Resolution").

                                PURCHASING GOLD

   After the closing of this offering, the net proceeds of the offering will be placed in an interest bearing account established in the name of the Trust at the Trustee. The Trust will commence purchasing physical gold bullion as soon as practicable thereafter in an amount equal to the net proceeds of this offering less approximately 3% of the net assets of the Trust, which will be held by the Trust to pay ongoing expenses. This cash reserve is expected to render unnecessary the immediate sale of physical gold bullion out of the Trust's portfolio to pay for expenses. Under certain circumstances, the Trustee may also invest up to 10% of the net assets of the Trust in securities of corporations, companies, funds or other entities substantially all of whose assets consist of gold, or rights to gold, whether in bullion, coin, medals or any other form or whose operations consist of mining or exploration for gold (the "Indirect Investments").

   To purchase physical gold bullion, [THE PORTFOLIO ADVISOR CREATES AN ORDER INTERNALLY AND SENDS IT FOR PRE-TRADE COMPLIANCE REVIEW.] Once the order has been approved, the order is communicated to GBI, who will for arrange the purchase of the gold bullion from a bullion dealer or refiner. In the course of executing purchase and sale orders, GBI is authorized to negotiate the terms of its contracts with storage and transportation providers. Orders are generally placed by phone and through electronic dealing systems. GBI is authorized to select the bullion dealers or refiners that will execute the purchases and sales of gold bullion for the Trust, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Trust's orders, taking into account all appropriate factors, including price, broker commission, and size and difficulty of the transaction. Subject to approval by the Trustee and compliance with the policies and procedures adopted by the Trustee for the Trust and to the extent permitted by and in conformance with Applicable Law, GBI may select bullion dealers or refiners affiliated with GBI.

   The trade must be effected for London Bullion Market Association ("LBMA") branded bars and executed in accordance with LBMA compliance standards. Once executed, the order is allocated and sent for post-trade compliance monitoring and approval. See "______." Upon approval, the Custodian is notified and the trade is settled between the Custodian and the bullion dealer or refiner. The bullion dealer or refiner arranges for the delivery of the LBMA branded bars to the destination specified by the purchaser, which will be the Custodian with respect to the physical gold bullion purchased by the Trust. Once the Custodian takes delivery of the physical gold bullion bars, they immediately will be fully allocated to the Trust's account and segregated from non-Trust assets held by the Custodian. The Manager expects to complete the purchase of physical gold bullion within __ business days after the completion of this offering.

                            INVESTMENT RESTRICTIONS

   In making investments on behalf of the Trust, the Portfolio Advisor will be subject to certain investment and operating restrictions (the "Investment and Operating Restrictions"), which are set out in the Trust Agreement. The Investment and Operating Restrictions may not be changed without the prior approval of unitholders by way of an Extraordinary Resolution, unless such change or changes are necessary to ensure compliance with Applicable Laws, regulations or other requirements imposed from time to time by applicable securities regulatory authorities.

   The Investment and Operating Restrictions provide that the Trust:

      (a) will invest the assets of the Trust in accordance with the Investment Objective and the Investment Strategy (for purposes of the Investment Strategy, "Cash and Cash Equivalents" means cash or debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by Dominion Bond Rating Service Limited or its successors or assigns or F1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor's or its successors or assigns or P-1 (or its equivalent, or higher) by Moody's Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered or United States bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this definition, the term "short-term" means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made));

      (b) will store all physical gold bullion owned by the Trust at the Custodian, on a fully allocated basis, provided that the physical gold bullion held in LBMA Branded Kilogram Bar Form (as defined below) may be stored with a custodian only if it will remain LBMA branded while with that custodian;

      (c) will not purchase, sell or hold derivatives;

      (d) will not issue Units following the completion of this offering except
   (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated Net Asset Value per Unit prior to, or upon, the determination of the pricing of such issuance or (ii) by way of Unit distribution in connection with an income distribution;

      (e) will ensure that no part of the stored physical gold bullion may be delivered out of safekeeping by the Custodian, without receipt of an instruction from the Manager in the form specified by the Custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

      (f) will ensure that no director or officer of the Manager or representative of the Trust or the Manager will be authorized to enter into the physical gold bullion storage vaults without being accompanied by at least one representative of the Custodian;

      (g) will ensure that the physical gold bullion remains unencumbered;

      (h) will inspect or cause to be inspected the stored physical gold bullion periodically on a spot inspection basis and, together with a representative of the Trust's Auditor, physically audit each bar annually to confirm the bar number;

      (i) will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

      (j) will not hold any "taxable Canadian Property" within the meaning of the Tax Act;

      (k) in connection with requirements of the Tax Act, will not make or hold any investment that would result in the Trust failing to qualify as a "mutual fund trust" within the meaning of the Tax Act;

      (l) in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section
143.2 of the Tax Act;

      (m) in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust (or the partnership) would be required to include any significant amounts in income pursuant to proposed sections 94 or 94.1 of the Tax Act;

      (n) in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be foreign affiliate of the Trust for purposes of the Tax Act; and

      (o) in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act.

                               FEES AND EXPENSES

TRUSTEE'S FEE

   For its services described herein, the Trustee will receive an annual fee which shall be paid from the assets of the Trust. The amount of this annual fee will be as agreed from time to time between the Trustee and the Manager by written agreement.

MANAGER'S FEE

   For its services under the Trust Agreement, the Manager will receive an annual management fee equal to 0.__% of the net asset value of the Trust (determined in accordance with terms of the Trust Agreement), plus any applicable taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

   If and to the extent the Manager renders services to the Trust other than those required to be rendered pursuant to the management agreement, such additional services and activities will be compensated separately and will be on such terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services.

EXPENSES

   Except as otherwise provided in the Trust Agreement and subject to any limit on expenses set out in this prospectus, the expenses properly allocable to the Trust incurred in connection with the on-going operation and administration of the Trust shall be paid from the Trust including, without limitation, legal and audit fees, bookkeeping charges, accounting, transfer agency services, Trustee and Manager's fees, fees for valuation services, physical gold bullion transaction and storage fees, custodial charges, the cost of the formation and initial organization of the Trust, fees and expenses for services required in connection with the provision of information to unitholders (including printing and mailing costs) and conducting investor relations, filing fees for any prospectus, securities or EDGAR filings and stock exchange listing fees, and:

      (a) brokerage fees and other fees and disbursements directly relating to transactions respecting the purchase, sale or other dealings in the securities or property comprising the investment portfolio of the Trust;

      (b) any taxes or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust (other than with respect to its fee payable discussed above) or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes herein;

      (c) expenses associated with meetings of unitholders;

      (d) interest expenses, if any; and

      (e) any performance measurement or performance incentive fees payable by the Trust, if any.

   The expenses associated with the offering of the Trust are estimated to be [$______], and will be borne by the Trust.

                                THE GOLD SECTOR

      [INSERT DESCRIPTION OF THE GLOBAL GOLD MARKET AND THE RATIONALE FOR INVESTING IN GOLD.]


                            MANAGEMENT OF THE TRUST

THE MANAGER, THE ADVISOR AND OTHER SERVICE PROVIDERS

   Pursuant to the Trust Agreement and the management agreement between the Trust and FT Portfolios Canada Co. (the "Manager"), the Manager acts as the manager of the Trust. The Manager is an investment fund manager that manages investment funds including mutual funds and a closed-end investment fund. The Manager's assets under management ("AUM") as of _____, 2012 are $_____.

   The Manager has appointed First Trust Advisors L.P. (the "Portfolio Advisor") to serve as Portfolio Advisor of the Trust. The Portfolio Advisor is an affiliate of the Manager, with its principal place of business at 120 East Liberty Drive, Wheaton, Illinois 60187. The Advisor is a limited partnership with one limited partner, Grace Partners of DuPage L.P., and one general partner, The Charger Corporation. Grace Partners of DuPage L.P. is a limited partnership with one general partner, The Charger Corporation, and a number of limited partners.

   First Trust serves as advisor or sub-advisor for 10 mutual fund portfolios, 69 exchange traded funds and 12 closed-end funds and is also the portfolio supervisor of certain unit investment trusts sponsored by First Trust Portfolios

LP ("FTP"), 120 East Liberty Drive, Wheaton, Illinois 60187. FTP specializes in the underwriting, trading and distribution of Unit investment trusts and other securities.

   Gold Bullion International ("GBI" or the "Sub-Advisor"), with its principal place of business at _____, is the Sub-Advisor of the Trust. [INSERT DESCRIPTION OF GBI.] GBI will be responsible for the purchase and sales of gold in the Trust, facilitate the delivery of gold in the redemption process, coordinate vault activity with the Trustee and arrange for insurance of the gold.

   Trustee

   Pursuant to the Trust Agreement, CIBC Mellon Trust Company is the Trustee of the Trust. The Trustee is a trust company existing under the federal laws of Canada. The principal office of the Trustee is located at ______.

   Custodian

   _____ serves as Custodian for the physical gold bullion owned by the Trust pursuant to the [Precious Metals Storage Agreement] dated _____, 2012.

   Transfer Agent, Sub-Custodian and Valuation Agent

   Pursuant to a transfer agency agreement, The Bank of New York Mellon was appointed as the Transfer Agent for the Units of the Trust. The Bank of New York Mellon will also serve as Sub-Custodian for assets other than physical gold held by the Trust and as the Valuation Agent. The Valuation Agent provides, among other things, valuation and financial reporting services to the Trust and calculates the total value of net assets of the Trust and the NAV on a daily basis. The valuation services agreement is described in detail in "______."
The Bank of New York Mellon's principal office is located at _____.

   Auditors

   The Auditors of the Trust are Deloitte & Touche LLP, and their principal office is located at ______. The Auditors will annually audit the financial statements of the Trust to determine whether they fairly represent, in all material respects, the Trust's financial position, results of operations and changes in net assets in accordance with IFRS. The Auditors will also attend a count of the physical gold bullion owned by the Trust on an annual basis.

   Sponsor/Promoter

   The [PORTFOLIO ADVISOR] also serves as the Sponsor/Promoter of the Trust.


SERVICES TO BE PROVIDED BY THE MANAGER

   The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust's portfolio and all clerical, administrative and operational services. The Manager may delegate certain of these services to the Advisor, Sub-Advisor Valuation Agent or other persons. The Trust maintains a public website that will contain information about the Trust and the Units after the completion of the offering. The internet address of the website is www.ftportfolios.com. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this


DIRECTORS AND OFFICERS OF THE MANAGER

   The following table sets forth information regarding the Directors and Senior Officers of the Manager:

-------------------------  -----------------------------  -----------------------------------------------------------
NAME AND MUNICIPALITY OF    POSITION WITH THE MANAGER                       PRINCIPAL OCCUPATION
        RESIDENCE
-------------------------  -----------------------------  -----------------------------------------------------------
Ronald McAlister           Chief Executive Officer,       Managing Director of First Trust Portfolios L.P. and the
(Wayne, Illinois)          Chairman of the Board and      Portfolio Advisor, and President of First Trust Global
                           Director                       Enterprises, L.P.

-------------------------  -----------------------------  -----------------------------------------------------------
Mark Bradley               Director                       Managing Director and Chief Financial Officer of First
(Wheaton, Illinois)                                       Trust Portfolios L.P. and the Portfolio Advisor

-------------------------  -----------------------------  -----------------------------------------------------------


                                      -13-


-------------------------  -----------------------------  -----------------------------------------------------------
NAME AND MUNICIPALITY OF    POSITION WITH THE MANAGER                       PRINCIPAL OCCUPATION
        RESIDENCE
-------------------------  -----------------------------  -----------------------------------------------------------
Fraser Howell              President, Chief Financial     President and Chief Financial Officer of the Manager
(Toronto, Ontario)         Officer and Director

------------------------   -----------------------------  ----------------------------------------------------------
Steven Kim                 Vice President                 Vice President of the Manager
(Toronto, Ontario)

-------------------------- ----------------------------- ------------------------------------------------------------

      [INSERT TABLE AND DESCRIPTIONS OF THE DIRECTORS AND SENIOR OFFICERS OF THE PORTFOLIO ADVISOR AND SUB-ADVISOR.]


POWERS AND DUTIES OF THE MANAGER

   Pursuant to the Trust Agreement and management agreement, the Manager has the exclusive power and sole responsibility to manage and direct the business and affairs of the Trust, including without limitation, to provide the Trust with all necessary clerical, administrative and operational services. The Manager has the power to execute documents on behalf of the Trust, the exclusive power and sole responsibility to make executive decisions which conform to general policies, objectives, restrictions and principles of the Trust and the requirements of Applicable Law and the powers necessary to perform its duties as set forth in the Trust Agreement.

   The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the Unitholders not less than [NINETY (90) DAYS] prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. The Manager will appoint a successor manager of the Trust and, unless the successor manager is an affiliate of the Manager, such appointment must be approved by an Ordinary Resolution of the Unitholders. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the Unitholders do not approve of the appointment of the successor manager as required pursuant hereto, the Trust will be terminated and dissolved upon the effective date of the resignation of the Manager and, after providing for all liabilities of the Trust, the Trust's assets will be distributed to Unitholders on a pro rata basis and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed. See "Termination of the Trust."

STANDARD OF CARE AND INDEMNIFICATION OF THE MANAGER

   The Manager will exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The standard of care and indemnification of the Manager are described in "Certain Transactions--Management Agreement" and "Description of the Trust Agreement."

CONFLICTS OF INTEREST OF THE MANAGER

   The Manager will be responsible for the management and administration of the Trust. The Manager provides, and may in the future provide, management services to other corporations, limited partnerships or other investment funds in addition to the Trust. In the event that the Manager elects to undertake such activities and other business activities in the future, the Manager and its principals may be subject to conflicting demands in respect of allocating management time, services and other functions. The Manager and its principals and affiliates will endeavor to treat each client and investment fund fairly and not to favor one over another.

   In executing its duties on behalf of the Trust, the Manager will be subject to the provisions of the Trust Agreement, the management agreement and the Manager's Code of Ethics (a copy of which is available for review upon request at the offices of the Manager), which provide that the Manager will execute its duties in good faith and with a view to the best interests of the Trust and its unitholders.

REGULATION OF THE MANAGER

   The Manager is registered with the Ontario Securities Commission as an investment fund manager and a mutual fund dealer. The distribution of the securities of the various investment funds managed by the Manager is also subject to regulation under the securities legislation of those jurisdictions where such funds are sold.

   The Manager is subject to regulations that cover aspects of its business, including sales practices, use and safekeeping of funds and securities, capital structure, record-keeping, conflicts of interest and the conduct of directors, officers and employees. The Ontario Securities Commission has jurisdiction over the Manager and its activities and is empowered to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension of registration of the Manager or its directors, officers or employees. The Manager is also subject to rules respecting the maintenance of minimum regulatory working capital and insurance. The Manager regularly reviews its policies, practices and procedures to ensure that they comply with current regulatory requirements and employees are routinely updated on all relevant legal requirements.

   The Manager is also subject to Canadian federal and provincial privacy laws regarding the collection, use, disclosure and protection of client information. The Personal Information Protection and Electronic Documents Act (Canada) ("PIPEDA"), which is the Canadian federal privacy legislation governing the private sector, requires that organizations only use personal information for purposes that a reasonable person would consider appropriate in the circumstances and for the purposes for which it is collected. The Trust will comply with the applicable requirements of PIPEDA and all applicable provincial personal information laws. The Manager, on behalf of the Trust, collects personal information directly from the investors or through their financial advisor and/or dealer in order to provide such investor with services in connection with their investment, to meet legal and regulatory requirements and for any other purposes to which such investor may consent.

   The Manager does not sell, lease, barter or otherwise deal with personal information collected by it with third parties. The Manager carefully safeguards all personal information collected and retained by it and, to that end, restricts access to personal information to those employees and other persons who need to know the information to enable the Manager to provide its services. Employees are responsible for ensuring the confidentiality of all personal information they may access.

                         CUSTODY OF THE TRUST'S ASSETS

CUSTODIAN FOR THE TRUST'S PHYSICAL GOLD BULLION

      [THIS SECTION WILL NEED TO BE REVISED IN ACCORDANCE WITH THE PROVISIONS OF THE CUSTODY (PRECIOUS METALS STORAGE) AGREEMENT TO PROVIDE FOR LBMA BRANDED KILOGRAM BAR FORM.] The Custodian will act as custodian of the physical gold bullion owned by the Trust pursuant to the Precious Metals Storage Agreement between the Manager, for and on behalf of the Trust, and the Custodian. For its services under the Precious Metals Storage Agreement, which has a term of __ years, the Custodian will receive a fee, initially $__.00 per bar per month. Such fee is subject to increase following a 30 day written notice to that effect in the event of changes in economic conditions that increase the Custodian's operating costs. Transportation of physical gold bullion to or from the Custodian by way of armored transportation service carrier will be subject to a separate agreement between the Manager and the Custodian, pursuant to which the Trustee will be obligated to reimburse the Custodian for such transportation costs (except in connection with a redemption of Units for physical gold bullion by a unitholder, in which case such costs will be borne by the redeeming unitholder).

   Under the Precious Metals Storage Agreement, upon written notice from the Manager [OR GBI] to the Custodian of the Manager's intention to have any of the Trust's physical gold bullion delivered to the Custodian, to which we will refer as the initial notice, the Custodian will receive such physical gold bullion based on a list provided by the Manager [OR GBI] in such written notice that specifies the amount, weight, type, assay characteristics and value, and serial number of the LBMA branded bars. After verification, the Custodian will issue a "Receipt of Deposit" that confirms the bar count and the total weight in fine ounces. The Custodian reserves the right to refuse delivery in the event of storage capacity limitations. In the event of a discrepancy arising during the verification process, the Custodian will promptly notify the Manager. The Custodian will keep the Trust's physical gold bullion specifically identified as the Trust's property and will keep it on a labeled shelf or physically segregated pallets at all times. The Custodian will provide a monthly inventory statement, which the Manager will reconcile with the Trust's records of its physical gold bullion holdings. The Manager will have the right to audit the physical storage of the Trust's physical gold bullion at the Custodian upon request on any business day (which means any day other than a Saturday, Sunday or a holiday observed by the Custodian) during the Custodian's regular business hours, provided that such audit does not interrupt the routine operation of the Custodian's facility.

   Upon the Custodian's receipt and taking into possession and control of any of the Trust's physical gold bullion, whether through physical delivery or a transfer of the physical gold bullion from a different customer's account at the Custodian, the Custodian's liability will commence with respect to such physical gold bullion. The Custodian will bear all risk of physical loss of, or damage to, physical gold bullion of the Trust in the Custodian's custody, except in the case of circumstances or causes beyond the Custodian's reasonable control, including, without limitation, acts or omissions or the failure to cooperate of the Manager, acts or omissions or the failure to cooperate by any third party, fire or other casualty, act of God, strike or labor dispute, war or other violence, or any law, order or requirement of any governmental agency or authority, and has contractually agreed to replace or pay for lost, damaged or destroyed physical gold bullion in the Trust's account while in the Custodian's care, custody and control. The Custodian's liability terminates with respect to any physical gold bullion upon termination of the Precious Metals Storage Agreement, whether or not the Trust's physical gold bullion remains in the Custodian's possession and control, upon transfer of such physical gold bullion to a different customer's account at the Custodian, as requested by the Manager, or at the time such physical gold bullion is remitted to the armored transportation service carrier pursuant to delivery instructions provided by the Manager on behalf of a redeeming unitholder.

      [IN THE EVENT OF PHYSICAL LOSS, DAMAGE OR DESTRUCTION OF THE TRUST'S PHYSICAL GOLD BULLION IN THE CUSTODIAN'S CUSTODY, CARE AND CONTROL, THE MANAGER MUST GIVE WRITTEN NOTICE TO THE CUSTODIAN WITHIN FIVE BUSINESS DAYS AFTER THE DISCOVERY OF ANY SUCH LOSS, DAMAGE OR DESTRUCTION, BUT, IN THE CASE OF LOSS OR DESTRUCTION OF THE TRUST'S PHYSICAL GOLD BULLION, IN ANY EVENT NO MORE THAN 30 DAYS AFTER THE DELIVERY BY THE CUSTODIAN TO THE TRUST OF AN INVENTORY STATEMENT IN WHICH THE DISCREPANCY FIRST APPEARS.] The Custodian will, at its option, either (i) replace, or restore to its original state in the event of partial damage, as the case may be, the Trust's physical gold bullion that was lost, destroyed or damaged within five business days from the date the Custodian becomes aware of said loss or destruction, based on the advised weight and assay characteristics provided in the initial notice or (ii) compensate the Trust, through the Manager, for the monetary value of the Trust's physical gold bullion that was lost or destroyed, within five business days from the date the Custodian becomes aware of said loss or destruction, based on the advised weight and assay characteristics provided in the initial notice and the market value of such physical gold bullion that was lost or destroyed, using the first available afternoon London fix of the LBMA from the date the Custodian becomes aware of said loss or destruction. No action, suit or other proceeding to recover any loss, damage or destruction may be brought against the Custodian unless notice of such loss, damage or destruction has been given in accordance with the terms of the Precious Metals Storage Agreement and unless such action, suit or proceeding shall have been commenced within 12 months from the time such notice is sent to the Custodian. The Custodian will not be responsible for any special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), except as a result of gross negligence or willful misconduct by the Custodian and whether or not the Custodian had knowledge that such losses or damages might be incurred.

   The Custodian reserves the right to reject physical gold bullion delivered to it if the physical gold bullion contains a hazardous substance or if the physical gold bullion is or becomes unsuitable or undesirable for metallurgical, environmental or other reasons.

   The Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Trust's custodians or any sub-custodian holding the assets of the Trust.

   The Manager, with the consent of the Trustee, will have the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians. The Manager may terminate the custodial relationship with the Custodian by giving written notice to the Custodian of its intent to terminate the Precious Metals Storage Agreement if (i) the Custodian has committed a material breach of its obligations under the Precious Metals Storage Agreement that is not cured within 10 business days following the Manager giving written notice to the Custodian of such material breach; (ii) the Custodian is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Custodian or of its property is appointed, or an application for any of the foregoing is filed; or (iii) the Custodian is in breach of any representation or warranty contained in the Precious Metal Storage Agreement. The obligations of the Custodian include, but are not limited to, maintaining an inventory of the Trust's physical gold bullion stored with the Custodian, providing a monthly inventory to the Trust, maintaining the Trust's physical gold bullion physically segregated and specifically identified as the Trust's property, and taking good care, custody and control of the Trust's physical gold bullion. The Trust believes that all of these obligations are material and anticipates that the Manager would terminate the Custodian if the Custodian breaches any such obligation and does not cure such breach within 10 business days of the Manager giving written notice to the Custodian of such breach.

   The Custodian carries such insurance as it deems appropriate for its businesses and its position as custodian of the Trust's physical gold bullion and will provide the Trust with at least 30 days' notice of any cancellation or termination of such coverage. Based on information provided by the Custodian, the Manager believes that the insurance carried by the Custodian provides the Trust with such protection in the event of loss or theft of the Trust's physical gold bullion stored at the Custodian that is consistent with the protection afforded under insurance carried by other custodians that store gold commercially.

CUSTODIAN FOR THE TRUST'S ASSETS OTHER THAN PHYSICAL GOLD BULLION

   The Bank of New York Mellon will act as the custodian of the Trust's assets other than physical gold bullion pursuant to the Trust Agreement. As compensation for the custodial services rendered to the Trust, The Bank of New York Mellon will receive such fees as mutually agreed upon with the Manager from time to time, currently approximately $____ per year. These fees will be paid by the Trust out of the cash reserve held for ongoing expenses and cash redemptions. The Bank of New York Mellon will be responsible for the safekeeping of all of the assets of the Trust delivered to it and will act as the custodian of such assets. The Manager, in accordance with Applicable Law and with the consent of the Trustee, will have the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian and/or additional custodians. The Bank of New York Mellon carries such insurance as it deems appropriate for its businesses and its position as custodian of the Trust's assets. The trust agreement does not require The Bank of New York Mellon to carry insurance in connection with any claims the Trust or unitholders may have against The Bank of New York Mellon in its capacity as custodian of the Trust's assets.

     .


                                   THE UNITS

DESCRIPTION OF THE UNITS

   The Trust is authorized to issue an unlimited number of Units. Each Unit represents an undivided ownership interest in the net assets of the Trust. Units are transferable and redeemable at the option of the unitholder in accordance with the provisions set forth in the Trust Agreement. All Units have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units and fractions thereof will be issued only as fully paid and non-assessable. Units will have no preference, conversion, exchange or pre-emptive rights. Each whole Unit entitles the holder thereof to a vote at meetings of unitholders.

   The Trust may not issue additional Units following the completion of this offering except (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated NAV immediately prior to, or upon, the determination of the pricing of such issuance or (ii) by way of Unit distribution in connection with an income distribution.

BOOK-BASED SYSTEM

   Registration or transfers of the Units will be made through the book-based system of the Depository Trust Company, ("DTC"), on behalf of its participants (i.e., brokers), which in turn may hold the Units on behalf of their customers. References in this prospectus to a holder of Units or unitholder means, unless the context otherwise requires, the owner of the beneficial interest in such Units.

   The Trust, the Manager, and the underwriters will not have any liability for
(i) records maintained by DTC relating to the beneficial interests in the Units or the book-based accounts maintained by DTC; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by DTC and made or given with respect to the rules and regulations of DTC or any action taken by DTC or at the direction of the DTC participants.

NO CERTIFICATES

   Upon issuance of Units, a book-entry only certificate representing the Units shall be deposited initially with DTC or its nominees. Subject to termination of the DTC book-entry only system by the Manager, beneficial Unitholders will not be entitled to receive a certificate or other instrument representing Units or evidencing beneficial ownership of Units from the Trust or the Manager or any other person and the ownership of Units shall be evidenced solely and conclusively by the Register. If the Manager determines to terminate the DTC book-entry only system, the Manager shall cause certificates evidencing the Units to be issued and delivered to the Unitholders shown on the Register as of the effective date of such termination, such certificates to be prepared in compliance with all Applicable Laws and regulations.


                              REDEMPTION OF UNITS

REDEMPTION FOR PHYSICAL GOLD

   Unitholders whose Units are redeemed for physical gold bullion will be entitled to receive a redemption price equal to 100% of the NAV of the redeemed Units on the last day of the month on which the NYSE Arca is open for trading for the month in respect of which the redemption request is processed (the "Monthly Redemption Date"). Redemption requests must be for amounts that are at least equivalent to the value of one kilogram bar of physical gold bullion manufactured by refiners recognized by the LBMA for the production of LBMA branded bars with a fineness of [0.9995] or such other fineness determined by the LBMA from time to time ("LBMA Branded Kilogram Bar Form"), plus applicable expenses. Any redemption proceeds not paid in physical gold bullion will be paid in cash at a rate equal to 100% of the NAV of the redeemed Units as of 4:00 p.m., Eastern Time, on the Monthly Redemption Date. A unitholder redeeming Units for gold will be responsible for expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the notice of redemption, the delivery of the physical gold bullion for Units that are being redeemed and the applicable gold storage in-and-out fees. For delivery in the continental U.S., delivery expenses are currently estimated to be [$__] per troy ounce at current rates.

   Procedure to Redeem for Physical Gold Bullion

   A unitholder that owns a sufficient number of Units who desires to exercise redemption privileges for physical gold bullion must do so by instructing his, her or its broker, who must be a direct or indirect participant of DTC, to deliver to the Transfer Agent on behalf of the unitholder a written request signed by a unitholder in the form as the Manager may from time to time in its sole discretion determine, which must be guaranteed by a Canadian chartered bank, or by a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that the Manager on behalf of the Trust otherwise approves (a "Gold Redemption Notice"), of the unitholder's intention to redeem Units for physical gold bullion. A Gold Redemption Notice must be received by the Transfer Agent no later than 4:00 p.m., Eastern Time, on the 15th day of the month in which the Gold Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Gold Redemption Notice received after such time will be processed in the next month. Any Gold Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

   By instructing a broker to deliver to the Transfer Agent a Gold Redemption Notice, the unitholder will be deemed to have irrevocably surrendered his, her or its Units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

   Once a Gold Redemption Notice is received by the Transfer Agent, the Transfer Agent, together with the Manager, will determine whether such Gold Redemption Notice complies with the applicable requirements, is for an amount of gold that is equal to at least one kilogram of physical gold in the Trust's inventory at the Custodian plus applicable expenses, and contains delivery instructions that are acceptable to the armored service transportation carrier. If the Transfer

Agent and the Manager determine that the Gold Redemption Notice complies with all applicable requirements, it will provide a notice to such redeeming unitholder's broker confirming that the Gold Redemption Notice was received and determined to be complete.

   Any Gold Redemption Notice delivered to the Transfer Agent regarding a unitholder's intent to redeem Units that the Transfer Agent or the Manager, in their sole discretion, determines to be incomplete, not in proper form, not duly executed or for an amount of physical gold bullion less than at least one kilogram of physical gold held by the Trust at the Custodian, or in an amount that cannot be satisfied based on the bar sizes of physical gold bullion owned by the Trust will for all purposes be void and of no effect, and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. If the Transfer Agent and the Manager determine that the Gold Redemption Notice does not comply with the applicable requirements, the Transfer Agent will provide a notice explaining the deficiency to the unitholder's broker.

   If the Gold Redemption Notice is determined to have complied with the applicable requirements, the Transfer Agent and the Manager will determine as of 4:00 p.m., Eastern Time, on the Monthly Redemption Date the amount of physical gold bullion and the amount of cash that will be delivered to the redeeming unitholder.

   The Transfer Agent and the Manager shall have some discretion on the amount of gold bullion the redeeming unitholder will receive based on the weight of LBMA branded bars owned by the Trust and the amount of cash necessary to cover the expenses associated with the redemption and delivery that must be paid by the redeeming unitholder. Once such determination has been made, the Transfer Agent will inform the broker through which the unitholder has delivered its Gold Redemption Notice of the amount of gold bullion and cash that the redeeming unitholder will receive upon the redemption of the unitholder's Units.

   Based on instructions from the Manager, the Custodian will release the requisite amount of physical gold bullion from its custody to the armored transportation service carrier. As directed by the Manager, any cash to be received by a redeeming unitholder in connection with a redemption of Units for physical gold bullion will be delivered or caused to be delivered by the Manager to the unitholder's brokerage account within [10 BUSINESS DAYS] after the Monthly Redemption Date.

   Transporting the Gold from the Custodian to the Redeeming Unitholder

   A unitholder redeeming Units for physical gold bullion will receive the physical gold bullion from the Custodian. Physical gold bullion received by a unitholder as a result of a redemption of Units will be delivered by armored transportation service carrier pursuant to delivery instructions provided by the unitholder to the Manager. The armored transportation service carrier will be engaged by or on behalf of the redeeming unitholder. Such physical gold bullion can be delivered (i) to an account established by the unitholder at an institution located in North America authorized to accept and hold LBMA branded bars; (ii) in the United States, to any physical address (subject to approval by the armored transportation service carrier); and (iii) outside of the United States and Canada, to any address approved by the armored transportation service carrier.

   Physical gold bullion delivered to an institution located in North America authorized to accept and hold LBMA branded bars will likely retain its LBMA branded status while in the custody of such institution; physical gold bullion delivered pursuant to a unitholder's delivery instruction to a destination other an institution located in North America authorized to accept and hold LBMA branded bars will no longer be deemed LBMA branded once received by the unitholder.

   Costs associated with the redemption of Units and the delivery of physical gold bullion will be borne by the redeeming unitholder, and current rates are estimated to be $__ per troy ounce for delivery to addresses in the continental United States and Canada. Also, the redeeming unitholder will be responsible for reimbursing the Trust for in-and-out fees charged to the Trust by the Custodian, currently $__ per bar plus an administrative fee of $__. Unitholders interested in redeeming Units for physical gold should contact the Manager for current costs associated with the delivery of gold pursuant to the unitholder's delivery instructions.

   The armored transportation service carrier will receive physical gold bullion in connection with a redemption of Units approximately 10 business days after the Monthly Redemption Date. Once the physical gold bullion representing the redeemed Units has been placed with the armored transportation service carrier, the Custodian will no longer bear the risk of loss of, and damage to, such physical gold bullion. In the event of a loss after the physical gold bullion has been placed with the armored transportation service carrier, the unitholder will not have recourse against the Trust, the Manager or the Custodian.

REDEMPTION FOR CASH

   Unitholders whose Units are redeemed for cash will be entitled to receive a redemption price per Unit equal to 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on the NYSE Arca or, if trading has been suspended on the NYSE Arca, the trading price of the Units for the last five days on which the NYSE Arca is open for trading for the month in which the redemption request is processed and (ii) the NAV of the redeemed Units as of 4:00 p.m., Eastern Time, on the Monthly Redemption Date. Cash proceeds from the redemption of Units will be transferred to a redeeming Unitholder approximately [THREE BUSINESS DAYS] after the applicable Monthly Redemption Date.

   Procedure to Redeem for Cash

   To redeem Units for cash, a unitholder must instruct the unitholder's broker to deliver a written request signed by a unitholder in the form as the Manager may from time to time in its sole discretion determine, which must be guaranteed by a Canadian chartered bank, or by a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that the Manager on behalf of the Trust otherwise approves (a "Cash Redemption Notice") to the Transfer Agent. A Cash Redemption Notice must be received by the Transfer Agent no later than 4:00 p.m., Eastern time, on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a business day, then on the immediately following day that is a business day. Any Cash Redemption Notice received after such time will be processed in the next month. Any Cash Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

   By instructing a broker to deliver to the Transfer Agent a Cash Redemption Notice, the unitholder will be deemed to have irrevocably surrendered his, her or its Units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

   Any Cash Redemption Notice delivered to the Transfer Agent regarding a unitholder's intent to redeem Units that the Transfer Agent or the Manager determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each Cash Redemption Notice, the Transfer Agent will notify the redeeming unitholder's broker that such Cash Redemption Notice has been deemed insufficient or accepted and duly processed, as the case may be.

   Upon receipt of the Cash Redemption Notice, the Transfer Agent and the Manager will determine as of 4:00

p.m., Eastern Time, on the Monthly Redemption Date the amount of cash that will be delivered to the redeeming unitholder.

   Payment of cash redemption proceeds shall be made by mailing or delivering a check or by wire or electronic transfer as the Manager may in its discretion determine, in the relevant amount to the unitholder at its last address as shown in the register of unitholders or to such other payee or address or account as the unitholder may in writing direct. Any payment, unless not honored, shall discharge the Trust, the Trustee and the Manager from all liability to such unitholder in respect of the amount thereof and in respect of the Units redeemed. In no event shall the Trust, the Trustee or the Manager be liable to a unitholder for interest or income on the proceeds of any redemption pending the payment thereof.

SUSPENSION OF REDEMPTIONS

   The Manager, on behalf of the Trust, may suspend the right or obligation of the Trust to redeem Units (whether for physical gold bullion and/or cash) for the whole or any part of any period with the prior approval of securities regulatory authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability for the Manager to determine the net asset value of the Trust or the redemption amount of Units.

   In the event of any such suspension, the Manager will issue a press release announcing the suspension and will advise the Trustee. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All unitholders making such requests will be advised by the Manager of the suspension and that the redemption will be effected at a price determined on the first valuation date that the NAV per Unit is calculated following the termination of the suspension. All such unitholders will have, and will be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension will terminate in any event on the first business day on which the condition giving rise to the suspension has ceased to exist or when the Manager has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Manager will issue a press release announcing the termination of the suspension and will advise the Trustee. Subject to applicable securities laws, any declaration of suspension made by the Manager, on behalf of the Trust, will be conclusive.

   Suspension of Calculation of Net Asset Value Per Unit

   During any period in which the right of unitholders to request a redemption of their Units for physical gold bullion and/or cash is suspended, the Manager, on behalf of the Trust, will direct the Valuation Agent to suspend the calculation of the value of the net assets of the Trust and the NAV. During any such period of suspension, the Trust will not issue or redeem any Units. In the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be.

   Canadian Tax Implications of Redemption

   Pursuant to the Trust Agreement, the Manager, in its sole discretion, may allocate and, where applicable, designate to a unitholder who has redeemed Units during a year an amount equal to any net income or net realized capital gains realized by the Trust for the year as a result of the disposition of any of the Trust's property to satisfy the redemption notice given by such unitholder or such other amount that is determined by the Manager to be reasonable. See "Material Tax Considerations".


                                USE OF PROCEEDS

   The estimated net proceeds from this offering, after deducting the underwriting commission and the estimated expenses of this offering, will be $_____ (or $_____ if the underwriters fully exercise their over-allotment option). The Trust will use the net proceeds of this offering to acquire physical gold bullion in accordance with the Trust's objective and subject to the Trust's investment and operating restrictions described herein.


                                 CAPITALIZATION

   The following table sets forth the capitalization of the Trust as of _____, 2012, both before and after giving effect to this offering (assuming no exercise of the underwriters' overallotment option):

     [INSERT TABLE.]

     .


                                 DISTRIBUTIONS

DISTRIBUTION OF NET INCOME AND NET TAXABLE CAPITAL GAINS TO UNITHOLDERS

   As of 4:00 p.m., Eastern Time, on the last business day of each fiscal year or such other time or date as the Manager otherwise determines, the Manager will determine the net income and net taxable capital gains. The Manager may direct that such net income and net taxable capital gains be distributed by the Trust in cash or in additional units. The initial distribution policy of the Trust will be to make an annual distribution of such net income and net taxable capital gains, if any, to unitholders through a distribution of additional

Units. The Trust does not anticipate making regular cash distributions to unitholders. All distributions are at the discretion of the Manager.

   Distributions, if any, of net income or net taxable capital gains will generally be made to unitholders who were unitholders of record as of 4:00 p.m., Eastern Time, on the last business day prior to any relevant distribution date. The amounts to be paid to a unitholder will be the amount of net income or net taxable capital gains determined pursuant to the Trust Agreement divided by the total number of Units outstanding at 4:00 p.m., Eastern Time, on the last business day prior to the relevant distribution date multiplied by the number of Units held by such unitholder as of such time. Notwithstanding the foregoing, the Manager may adopt a method of allocating an appropriate proportion of net income and net taxable capital gains to unitholders that redeemed Units during the year. All distributions, if declared and paid, will be calculated and, if a cash distribution, paid in United States currency.

   It is the intention that the total amount due and payable in any year will not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year after taking into account the Trust's entitlement to a capital gains refund, if any. Where distributions are payable in additional Units, the Trust's registrar or Transfer Agent, acting on the direction of the Manager, may round up or round down the number of Units in order to avoid the Trust issuing fractional Units. Any additional Units that are issued in this manner will be at a price equal to NAV as of 4:00 p.m., Eastern Time, on the business day prior to the applicable distribution date, and the Units will be immediately consolidated so that the number of outstanding Units following the distribution will equal the number of Units outstanding prior to the distribution.

   Notwithstanding the foregoing paragraph, where Canadian tax is required to be withheld in respect of a unitholder's share of a distribution paid in Units, the consolidation will result in such unitholder holding that number of Units equal to the product of (i) the sum of the number of Units held by such unitholder prior to the distribution and the number of Units received by such unitholder in connection with the distribution (net of the total of the number of whole or fractional Units withheld by the Trust to satisfy the Trust's withholding obligations and the number of whole or fractional Units withheld pursuant to the Trust Agreement on account of the reasonable expenses incurred in respect of the sale of such Units withheld on account of withholding taxes), and (ii) a quotient, the numerator of which is the aggregate number of Units outstanding prior to the distribution, and the denominator of which is the aggregate number of Units that would be outstanding following distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any unitholders.

ADDITIONAL DISTRIBUTIONS, DESIGNATIONS, DETERMINATIONS, ALLOCATIONS AND
ELECTIONS

   In addition to any distributions made to unitholders as described above, on the direction of the Manager, the Trust will at such times and in such manner as directed by the Manager make such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per Unit, payable at such time or times and to unitholders of record on such distribution date, as from time to time may be determined by the Manager, and make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to unitholders and of expenses incurred by the Trust and of tax deductions of which the Trust may be entitled, as the Manager may, in its sole discretion, determine.

WITHHOLDING TAXES

   The Manager will deduct or withhold from distributions payable to any unitholder all amounts required by Applicable Law to be withheld from such distributions, whether such distributions are in the form of cash, additional Units or otherwise. In the event of a distribution in the form of additional Units, the Manager may sell Units of such unitholder to pay such withholding taxes and to pay all reasonable expenses in respect of such sale and the Manager will have the power of attorney of such unitholder to do so. Any such sale will be made in compliance with Applicable Law on any stock exchange on which the Units are then listed and upon such sale, the affected unitholder will cease to be the holder of such Units. In the event that the net proceeds of any such sale of a unitholder's Units exceed the statutory withholding required and the reasonable expenses incurred in respect of such sale, the Manager will remit such excess to the unitholder.

INCOME TAX STATEMENTS

   On or before the 90th day in each year, the Manager will prepare and deliver or cause to be prepared and delivered to unitholders information pertaining to the Trust for the preceding year, including all distributions, which is required to be provided by the Tax Act.

   In the event that amounts that were allocated, distributed or paid to unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant fiscal year, then the Manager shall have the discretion to declare that all or part of such amounts shall be retroactively deemed to have been allocated, distributed and paid to unitholders out of the income of the Trust, and the Manager may issue new or amended tax reporting slips to the relevant unitholders or former unitholders to report any such distributions to them.

QEF ELECTION

   Within [__] days from the end of each taxable year of the Trust, the Manager will provide or cause to be provided to unitholders all information necessary to enable unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, including, but not limited to, providing or causing to be provided to unitholders or beneficial owners of Units, as applicable, a completed "PFIC Annual Information
Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g). The Manager will comply and cause the Trust to comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF.

UNCLAIMED INTEREST, DIVIDENDS OR DISTRIBUTIONS

   In the event that the Trust's registrar or Transfer Agent holds interest, dividends or other distributions which are unclaimed or which cannot be paid for any reason, the Trust's registrar or Transfer Agent will not be under any obligation to invest or reinvest the same but will administer such unclaimed amounts as directed by the Manager in accordance with Applicable Law. Any unitholder making a claim in respect of any amount payable pursuant to the Trust Agreement is required to give notice in writing of such claim to the Trust's registrar or Transfer Agent and/or the Manager no later than the second anniversary of the date on which the amount was payable. Such notice must set out the basis for the claim, the amount claimed and the specific grounds for the claim. The Trust's registrar or Transfer Agent will, unless otherwise required by Applicable Law, pay over to the Trust any such amounts which have been held for more than six years. The Trust will indemnify and save harmless the Trust's registrar or Transfer Agent, as applicable, in respect of any claim made for such amounts.


                              THE TRUST AGREEMENT

   The Trust is a mutual fund trust established on _____, 2012 under the laws of the Province of Ontario, Canada, pursuant to the Trust Agreement between the Manager and the Trustee. The trust agreement governs all aspects of the Trust. A copy of the Trust Agreement is available for inspection at the Manager's office. The following is a description of the material terms of the Trust Agreement.

GENERAL

    The Trust was established under the laws of the Province of Ontario, Canada (the "Province"), and its Units and other property are governed by the general laws of trusts of that Province and by the terms of the Trust Agreement. The Trust will, for the benefit of its unitholders, engage in making investments in accordance with the investment objective, strategy and restrictions described in this prospectus. The business of the Trust will include all things necessary or advisable to give effect to the Trust's investment objective, strategy and restrictions. The Trustee will act as the trustee of the assets, monies and investments from time to time of the Trust and will hold the same upon and subject to the provisions of the Trust Agreement. The Trust will consist of (i) monies from time to time delivered to the Trustee for investment in the Units pursuant to the Trust's investment and operating restrictions and (ii) such investments and other assets as may from time to time be acquired by the Trustee through the application of such monies, together with accretions thereto, less amounts paid out by the Trustee from time to time in accordance with the Trust Agreement. See "Investment and Operating Restrictions." The head office and principal office of administration of the Trust is in _____, Canada.

   The Trust is considered a mutual fund under Canadian securities legislation. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and none of the Manager, the Trustee or the underwriters for this offering is subject to regulation by the CFTC as a commodity pool operator or commodity trading advisor in connection with the Units.

STRUCTURE OF THE TRUST

    An interest in the Trust is represented by transferable, redeemable Units. The attributes of the Units created and authorized for the Trust are as described below and in the Trust Agreement.

   Each Unit will have the following attributes:

   (a) each Unit will be without nominal or par value;

   (b) each whole Unit will entitle the holder thereof to one vote at all meetings of unitholders;

   (c) each Unit will entitle the holder thereof to participate pro rata, in accordance with the provisions of the Trust Agreement, with respect to all distributions and, upon liquidation of the Trust, to participate pro rata with other unitholders in the net asset value of the Trust remaining after the satisfaction of outstanding liabilities of the Trust as provided in the Trust Agreement;

   (d) no pre-emptive rights will attach to the Units;

   (e) no cancellation or surrender provisions will attach to the Units except as set out in the Trust Agreement;

   (f) once the NAV per Unit, determined in accordance with the Trust Agreement, at the time of issuance has been paid, Units will be fully paid and non-assessable so that there will be no liability for future calls or assessments with respect to the Units;

   (g) all Units will be transferable, but only as contemplated by the Trust Agreement; and

   (i) each Unit will entitle the holder thereof to require the Trust to redeem the Unit as provided in the Trust Agreement.

   Units may be consolidated or subdivided by the Manager provided that notice of any such consolidation or subdivision is first disseminated to the public by press release. Notwithstanding the foregoing, Units may be consolidated without notice to unitholders in connection with a distribution to unitholders in accordance with the Trust Agreement. See "Distributions."

   Each Unit will be redeemable as set forth under "Redemption of Units", except during such times as the Manager has suspended the right to redeem in accordance with the Trust Agreement.

   The right to conduct the business and affairs of the Trust is vested exclusively in the Trustee and the Manager, and the day-to-day management and administration of the Trust will be conducted by the Manager. Unitholders will have no interest in the Trust other than their beneficial interest in the Units held by them, and subject to Applicable Law, unitholders will not be called upon to share or assume any losses of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of the Units. However, under the law governing the Trust, unitholders could be held summarily liable for obligations of the Trust to the extent that claims against the Trust are not satisfied out of the assets of the Trust.

UNITHOLDERS

   Each unitholder is entitled to one vote for each whole Unit held by the unitholder. Meetings of unitholders will be called by the Manager or the Trustee at such time and on such day as the Manager or the Trustee may from time to time determine for the purpose of considering the matters required to be placed before such meetings in accordance with the Trust Agreement or Applicable Law and for the transaction of such other related matters as the Manager or the Trustee determines.

   Unitholders holding Units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement may requisition a meeting of unitholders by giving a written notice to the Manager or the Trustee setting out in detail the reason(s) for calling and holding such a meeting. The Trustee will, upon the written request of the Manager or the unitholders holding Units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement, requisition a meeting of unitholders, provided that in the event of a request to call a meeting of unitholders made by such unitholders the Trustee will not be obligated to call any such meeting until it has been satisfactorily indemnified by such unitholders against all costs of calling and holding such meeting. Unless otherwise required by applicable securities laws or stock exchange rules, the Trust need only hold meetings of unitholders as described above and is not required to hold annual or other periodic meetings.

   Meetings of unitholders will be held at the principal office of the Trust or elsewhere in the municipality in which its office is located or, if the Manager so determines, at any other place [IN CANADA]. Notice of the time and place of each meeting of unitholders will be given not less than 21 days before the day on which the meeting is to be held to each unitholder of record on the record date or if none has been fixed at 4:00 p.m., Eastern time, on the day on which the notice is given. Notice of a meeting of unitholders will state the general nature of the matters to be considered by the meeting. A meeting of unitholders may be held at any time and place without notice if all the unitholders entitled to vote thereat are present in person or represented by proxy or, if those not present or represented by proxy waive notice of, or otherwise consent to, such meeting being held.

   For the purpose of determining the unitholders who are entitled to receive notice of and to vote at any meeting or any adjournment thereof, or for the purpose of any action other than as provided in the Trust Agreement for valuation, computation and distribution of net income and net taxable capital gains, any other additional distributions, and taxes, the Manager may fix a date not more than [SIXTY (60) DAYS NOR FEWER THAN THIRTY (30)] days prior to the date of any meeting of unitholders or other action as a record date for the determination of unitholders entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to receive such distributions or to be treated as unitholders of record for purposes of such other action, and any unitholder who was a unitholder at the time so fixed will be entitled to receive notice of and to vote at, such meeting, or any adjournment thereof, or to be treated as a unitholder of record for purposes of such other action, even though he or she has since that date disposed of his or her Units and no unitholder becoming such after that date will be entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to be treated as a unitholder of record for purposes of such other action.

   At any meeting of unitholders every person will be entitled to vote who, as of the end of the business day immediately preceding the date of the meeting, is entered in the register of the Trust, unless a record date is established for persons entitled to vote thereat.

   A quorum for the transaction of business at any meeting of unitholders will be at least two unitholders holding not less than 5% of the outstanding Units present in person or represented by proxy and entitled to vote thereat. If quorum is not present at a meeting within thirty (30) minutes after the time fixed for the meeting, the meeting shall be adjourned to a date fixed by the chairman of the meeting not later than 14 days thereafter at which adjourned meeting the unitholders present in person or represented by proxy shall constitute a quorum. The chairman at a meeting of unitholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

   At any meeting of unitholders, any unitholder entitled to vote thereat may vote by proxy and a proxy need not be a unitholder, provided that no proxy may be voted at any meeting unless it has been placed on file with the Manager, or with such other agent of the Trust as the Manager may direct, prior to the commencement of such meeting. If approved by the Manager, proxies may be solicited naming officers or directors of the Manager as proxy and the cost of such solicitation will be paid out of the property of the Trust. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote will not be received in respect of such Unit. The instrument appointing any proxy will be in such form and executed in such manner as the Manager may from time to time determine.

   A person designated by the Manager shall be the chairman of any meeting of unitholders. If such person is not present within 15 minutes after the time fixed for holding the meeting or if the Manager has not appointed a chairman, the persons present and entitled to vote shall choose any of their number to be chairman. The chairman of the meeting shall appoint a person, who need not be a unitholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be unitholders, may be appointed by the chairman. The only persons entitled to attend a meeting of unitholders shall be those entitled to vote thereat, the Trustee, the Manager, any Portfolio Advisor and the Auditors. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the Manager.

   At any meeting of unitholders every question will, unless otherwise required by the Trust Agreement or Applicable Law, be determined by an ordinary resolution on the question which must be approved by the vote, in person or by proxy, of unitholders holding Units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement.

   Subject to the provisions of the Trust Agreement or Applicable Law, any question at a meeting of unitholders will be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands every person who is present and entitled to vote will have one vote. If demanded by any unitholder at a meeting of unitholders or required by Applicable Law, any question at such meeting will be decided by a poll. Upon a poll each person present will be entitled, in respect of the Units which the unitholder is entitled to vote at the meeting upon the question, to one vote for each whole Unit held and the result of the poll so taken will be the decision of the unitholders upon the said question.

   A resolution in writing forwarded to all unitholders entitled to vote on such resolution at a meeting of unitholders and signed by the requisite number of unitholders required to obtain approval of the matter addressed in such resolution is as valid as if it had been passed at a meeting of unitholders in accordance with the Trust Agreement.

   A declaration by the chairman of a duly constituted meeting of unitholders as to the results of any vote of unitholders shall be deemed to be the decision of the unitholders. Any resolution passed in accordance with the Trust Agreement will be binding on all unitholders and their respective heirs, executors, administrators, other legal representatives, successors and assigns, whether or not such unitholder was present or represented by proxy at the meeting at which such resolution was passed and whether or not such unitholder voted against such resolution or did not sign such resolution.

AMENDMENTS TO THE TRUST AGREEMENT

   Any provision of the Trust Agreement may be amended, deleted, expanded or varied by the Manager, with the approval of the Trustee on the advice of counsel, upon notice to unitholders, if the amendment does not constitute a material change and does not relate to any of the matters specified below under "Unitholder Approval." Unitholders will receive notice of any such amendment at least [SIXTY (60)] days before the effective date of the amendment, unless the Manager and the Trustee agree that such an amendment shall become effective at an earlier date if, in the opinion of the Manager and the Trustee on the advice of counsel, an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any unitholder.

   Notwithstanding the foregoing, the Trust Agreement may be amended by the Manager without the approval of or notice to unitholders for the following purposes:

   (a) to remove any conflicts or other inconsistencies which may exist between any terms of the Trust Agreement and any provisions of any Applicable Laws or requirements of any governmental authority or stock exchange affecting the Trust;

   (b) to make any change or correction in the Trust Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

   (c) to bring the Trust Agreement into conformity with Applicable Laws, rules and policies of securities regulatory authorities, stock exchanges on which the Units are listed or with current practice within the securities or investment funds industry;

   (d) to maintain, or permit the Manager to take such steps as may be desirable or necessary to maintain the status of the Trust as a "mutual fund trust" for the purposes of the Tax Act or to respond to amendments to the Tax Act or to the interpretation or administration thereof; or

   (e) to provide added protection to unitholders.

UNITHOLDER APPROVAL

   Certain matters relating to the Trust require approval by the unitholders. Such approval may be given at a meeting duly called for that purpose pursuant to the Trust Agreement or by written resolution. Any provision of the Trust Agreement may be amended, deleted, expanded or varied with the approval of the unitholders for the following purposes by resolution passed by an ordinary resolution, which must be approved by the vote, in person or by proxy, of unitholders holding Units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement, at a duly constituted meeting of unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by unitholders holding Units representing in aggregate not less than 50% of the value of the net assets of the Trust as determined in accordance with the Trust Agreement, other than items (a), and (b), which require approval of unitholders by an Extraordinary Resolution:

   (a) a change in the fundamental investment objective of the Trust;

   (b) a change in the Investment and Operating Restrictions of the Trust, unless such change or changes are necessary to ensure compliance with Applicable Laws or other requirements imposed from time to time by applicable securities regulatory authorities or stock exchanges on which the Units are listed;

   (c) an increase in the management fee payable by the Trust;

   (d) a reduction in the frequency of calculating the value of net assets of the Trust or the NAV;

   (e) a change in the Manager, unless the successor manager is an affiliate of the current Manager or the successor manager occurs primarily as a result of a reorganization of the current Manager;

   (f) a material amendment, modification or variation in the provisions or rights attaching to the Units;

   (g) the issuance of additional Units other than (i) for net proceeds equal to or greater than 100% of the most recently calculated NAV of the applicable class calculated immediately prior to the pricing of such issuance or (ii) by way of Unit distribution;

   (h) the Trust undertakes a reorganization with, or transfers its assets to, another investment fund, if (A) the Trust ceases to continue after the reorganization or transfer of assets, and (B) the transaction results in the unitholders becoming security holders in the other investment fund, the action complies with Applicable Law and written notice of such action will be sent to unitholders at least sixty (60) days before the effective date of such action; or

   (i) the Trust undertakes a reorganization with, or acquires assets from, another investment fund, if (A) the Trust continues after the reorganization or acquisition of assets, (B) the transaction results in the security holders of the other investment fund becoming unitholders in the Trust, and (C) the transaction would be a material change to the Trust.

   The consent of the Trustee is required for any amendment to the Trust Agreement if the amendment restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the Trust Agreement.

   Unitholder Liability

   The Trust Agreement provides that, subject to Applicable Law, no unitholder will be held to have any personal liability as a unitholder and that there will be no resort to the unitholder's private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation that a unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust's assets are intended to be liable and subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, will use its best efforts to have any obligations modified so as to achieve disavowal of contractual liability.

   Unitholder Reporting

   The Manager will forward to unitholders a copy of the audited annual financial statements of the Trust as well as unaudited interim financial statements of the Trust, which will be reviewed by the Trust's Auditors, as required by Applicable Law .

THE TRUSTEE

   The Trustee shall have all the powers of a natural person including the powers, rights and authority necessary to enable the Trustee to carry out its duties and obligations under the Trust Agreement. Except as specifically required by any Applicable Laws or by the express provisions of the Trust Agreement, the Trustee, in carrying out investment activities, shall not be in any way restricted by the provisions of any jurisdiction limiting or purporting to limit investments which may be made by trustees. The enumeration of specific powers and authorities listed below are in addition to the general powers granted in the Trust Agreement or by statute and shall not be construed as limiting the general powers or authority or any other specific power or authority conferred by the Trust Agreement on the Trustee.

   Subject to the Investment and Operating Restrictions and the powers of the Manager to manage and direct the investment and affairs of the Trust, the Trustee acting on behalf of the Trust without any action or consent by the unitholders shall have and may exercise, at any time and from time to time, with respect to the Trust, the following powers and authority:

   (a) to hold the property of the Trust other than the physical gold bullion that it may acquire exercising the same degree of care which it gives to its own property of a similar kind under its own custody;

   (b) to deliver any cash at any time held by it as directed by the Manager to purchase, or otherwise acquire, on behalf of the Trust, physical gold bullion and to retain the same in trust in its capacity as Trustee;

   (c) with any cash at any time held by it to purchase, or otherwise acquire, and to sell, on behalf of the Trust, any securities, currencies, assets or other property of the Trust (other than the Trust's physical gold bullion) of a kind permitted pursuant to the Trust's investment objective, strategy and restrictions and to hold and retain the same in trust in its capacity as Trustee;

   (d) to enter into and settle foreign exchange transactions on behalf of the Trust for purposes of facilitating settlement of trades of property of the Trust held by it at any time and any such transactions may be entered into with such counterparties as the Trustee may choose, in its sole discretion, including its affiliates;

   (e) to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any securities or other property held by it at any time and to receive the consideration and grant discharges therefor and with respect to transactions not placed through the Trustee, the Trustee shall have no duty or responsibility to take any steps to obtain delivery of a security or other property from brokers or others either against payment or free of payment except that the Trustee shall accept delivery of securities and other property in good, deliverable form in accordance with the directions of the Manager;

   (f) to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings and to keep the Manager informed; provided, however, that the Trustee will not be obliged or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

   (g) subject to applicable securities legislation, to lend money whether secured or unsecured;

   (h) to exercise any conversion privileges, subscription rights, warrants and/or other rights or options available in connection with any securities or other property of the Trust at any time held by the Trustee, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold any securities or other property which it may so acquire and generally to exercise any of the powers of an owner with respect to securities or other property held in the Trust, provided that the Trustee shall not be required to take such actions until it has first been indemnified, as applicable, to its reasonable satisfaction against any fees and expenses or liabilities which it may incur as a result thereof;

   (i) to vote personally, or by general or by limited proxy, any securities or other property which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any securities or other property held by it at any time, provided that the Trustee shall not be required to take such actions until it has first been indemnified, as applicable, to its reasonable satisfaction against any fees and expenses or liabilities which it may incur as a result thereof;

   (j) to incur and pay out of the property of the Trust held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustee or the Manager, as the case may be, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust including, without limitation, the management fee, fees payable to the custodians, the Valuation Agent, the registrar and Transfer Agent, custodian settlement fees, brokerage fees and commissions, applicable taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes under the Trust Agreement;

   (k) to renew or extend or participate in the renewal or extension of any property of the Trust held by it at any time, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any property of the Trust or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any property of the Trust, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

   (l) to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers granted under the Trust Agreement, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

   (m) in its sole discretion, to advance monies to the Trust for the purposes of settlement of transactions and overdrafts against the property of the Trust held by it at any time, on such terms and conditions as the Trustee may, in its sole discretion, determine, provided that, in order to secure the obligations of the Trust to repay such borrowings, the principal of and interest charged on such borrowing will be paid out of the relevant property of the Trust;

   (n) to deposit any property of the Trust, including securities and documents of title held by it under the Trust Agreement, with a Custodian, or sub-custodian or a sub-custodian appointed by a depository;

   (o) to employ in respect of the Trust such counsel, auditors, advisors, agents or other person as the Trustee may deem necessary from time to time for the purpose of discharging its duties under the Trust Agreement and to pay out of the Trust their reasonable expenses and compensation;

   (p) to issue Units for consideration and redeem Units as set forth in the Trust Agreement;

   (q) to dispose of any property of the Trust for the purpose of paying obligations of the Trust or for repaying any loan authorized under the Trust Agreement, and the Trustee will give prompt notice to the Manager of any such disposition;

   (r) to hold and retain the cash balances of the Trust on deposit with a chartered bank or other depository or the deposit department of a deposit taking affiliate of the Trustee or one of its affiliates without it or its affiliates being liable to account for any profit to the Trust, the Manager or any other person other than at a rate established from time to time by the Trustee or such affiliate; or to invest such cash balances in short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province thereof or a Canadian chartered bank or trust company (which may include the Trustee or an affiliate of the Trustee) or by the Government of the United States of America or a state thereof, provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service;

   (s) to delegate any of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as specifically provided in the Trust Agreement; and

   (t) to do all such acts, to take all such proceedings and to exercise all such rights and privileges, although not specifically mentioned under the Trust Agreement, as the Trustee may deem necessary to administer the Trust, and to carry out the purposes of the Trust.

   The exercise of any one or more of the foregoing powers or any combination thereof from time to time will not exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

   The following powers set forth above can be exercised by the Trustee solely on the direction of the Manager: subsections (b), (c), (d), (e), (f), (g), (h),
(i), (j) as applicable, (k), (l), (n), and (o).

   The Trustee may, in its sole discretion, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the foregoing, the Trustee may:

   (a) purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether on the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

   (b) use in other capacities, knowledge gained in its capacity as Trustee, provided that such use does not adversely affect the interests of the Trust and provided further that the Trustee may not make use of any specific confidential information for its own benefit or advantage that, if generally known, might be expected to affect materially the value of the property of the Trust or the Units;

   (c) retain cash balances from time to time on hand in the Trust and pay interest to the Trust on such balances and the Trustee may, in its sole discretion: (i) hold the same on a pooled basis and pay interest thereon at the rate from time to time established by the Trustee and paid with respect to cash balances so held for similar accounts; or (ii) hold such cash balances on deposit with a Canadian chartered bank or such other deposit-taking institution in any jurisdiction, including itself or its affiliates, in such interest bearing account as the Trustee, in its sole discretion, may determine; and,

   (d) provide financial, investment or brokerage services related to any securities which form part of the property of the Trust or to the issuer of any securities forming part of the property of the Trust, invest in the securities or other property of any body corporate with which the Trustee may be directly or indirectly associated, affiliated or interested, or earn profits from any of the activities listed above, all without being liable to account therefor and without being in breach of the trust established under the Trust Agreement.

   Standard of Care and Indemnification of the Trustee

   Pursuant to the Trust Agreement, the Trustee is required to exercise the powers and discharge the duties of its office honestly and in good faith and in connection therewith exercise the degree of care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

   The Trustee, its affiliates or any officer, employee or agent of the Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Trust's Auditors, solicitors or other professional advisors of the Trust and will not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in accordance with its standard of care in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as trustee of the Trust.

   In addition, the Trustee will in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of a duly authorized representative of the Manager, any Portfolio Advisor, any custodian of the physical gold bullion, any custodian or sub-custodian of the other assets of the Trust (if not the Trustee), the Trust's Valuation Agent (if not the Trustee) or the Trust's registrar and Transfer Agent (if not the Trustee) if the Trustee acted in accordance with its standard of care described above regarding the same.

   The Trustee, its affiliates or any officer, employee or agent of the Trustee shall not be liable to the Trust or any unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the net assets of the Trust or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care described above. In no event will the Trustee be liable for indirect, consequential or special damages including, but not limited to, loss of reputation, good will or business.

   The Trustee, its affiliates or any officer, employee or agent of the Trustee shall not be responsible or liable to the Trust, the Manager or any Unitholder for any claims, losses or damages whatsoever resulting from any event beyond the reasonable control of the Trustee or its agents, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any similar or third party event. These provisions survive the termination of the Trust Agreement.

   The Trustee will have no responsibility for the custody, authenticity or validity of title of any property of the Trust consisting of physical gold bullion held by the Custodian including, without limitation, the weight, amount, purity, contents or any assaying thereof.

   Except to the extent that any such claim has been caused by the negligence, willful misconduct, willful neglect, default, bad faith or dishonesty on the part of the Trustee, its affiliates or any director, officer, employee or agent of the Trustee or the failure of the Trustee to meet its standard of care set forth above, or a Trustee Indemnified Party (as defined below) has failed to fulfill its obligations in accordance with the provisions of the Trust Agreement, the Trustee, its affiliates, and agents and each of their respective directors, officers and employees (collectively, the "Trustee Indemnified Parties") will at all times be indemnified and held harmless by the Trust, and to the extent that the property of the Trust is insufficient for such purpose, by the Manager, from and against

      (a) all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees actually and reasonable incurred by them in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Trustee's duties as Trustee, and

      (b) all other liabilities, costs, charges, losses, damages, penalties, charges and expenses which any of them sustains or incurs in or about or in relation to the affairs of the Trust.

   The commencement of formal legal proceedings will not be a precondition for indemnification under the Trust Agreement.

   The Trust will not insure its assets and the Trustee shall not be not obligated to carry adequate insurance to cover against claims.

   Any termination of the Trust Agreement or the Trustee shall not affect any obligation of the Manager or the Trust arising prior to such termination in favor of the Trustee, its affiliates, or any officer, employee or agent of the Trustee, including without limitation the obligation to indemnify by reason of any matter which has arisen or circumstances which have occurred prior to such termination.

   The Trustee shall have no duties, responsibility or liability in connection with or for the acts or omissions of a prior trustee or their agents, if any, relating to the Trust.

   Resignation or Removal of the Trustee and Successor Trustees

   The Trustee or any successor trustee may resign as Trustee of the Trust created by the Trust Agreement by giving notice to the unitholders and to the Manager not less than ninety (90) days prior to the date when such resignation takes effect. Such resignation will take effect on the date specified in such notice unless at or prior to such date a successor trustee is appointed by the Manager in which case such resignation will take effect immediately upon the appointment of such successor trustee.

   Notwithstanding the foregoing, the Trustee shall be deemed to have resigned concurrently with the resignation of the Bank of New York Mellon as one or any of Sub-Custodian, Valuation Agent or Transfer Agent.

   The Trustee may be removed by the Manager at any time by notice to the Trustee not less than ninety (90) days prior to the date that such removal is to take effect, provided a successor trustee is appointed or the Trust is terminated and dissolved in accordance with the Trust Agreement.

   In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any cause a vacancy occurs in the office of the Trustee, a successor trustee will forthwith be appointed by the Manager to fill such vacancy. A successor trustee shall be at all times a resident of Canada for purposes of the Tax Act. Following such appointment of a successor trustee, the Trustee will execute and deliver such documents as may be reasonably required for the conveyance of any Trust assets held in the Trustee's name to the successor trustee, and will account to the Manager for all of the Trust assets which the Trustee retains as trustee and will thereupon be discharged as trustee.

   In the event that the Manager fails to appoint a successor to the Trustee prior to the effective date of the resignation or removal of the Trustee, the Trust will be terminated and dissolved upon the effective date of the resignation or removal of the Trustee and, after providing for liabilities of the Trust, the Trust's asset will be distributed to the unitholders on a pro rata basis. The Trustee will continue to act as trustee of the Trust until such Trust assets have been so distributed. Fees and expenses of the Trustee will be a charge, to the extent permitted by Applicable Law, on the assets of the Trust to secure payment thereof.

THE MANAGER

   The Manager has the exclusive power and sole responsibility to manage and direct the business and affairs of the Trust, including without limitation, to provide the Trust with all necessary clerical, administrative and operational services. The Manager has the power to execute documents on behalf of the Trust, the exclusive power and sole responsibility to make executive decisions which conform to general policies, objectives, restrictions and principles of the Trust and the requirements of Applicable Law and the powers necessary to perform its duties as set forth below or elsewhere in the Trust Agreement.

   In particular, the Manager has the following responsibilities with respect to the Trust:

   (a) to determine the investment objectives and strategies applicable to the Trust, including any restrictions on investments which it deems advisable and to implement such investment objective, strategy and restrictions, provided that the investment objective, strategy and restrictions applicable to the Trust must concur with those set forth in the Trust Agreement or any current Prospectus or like offering document of the Trust, or in any amendment thereto, or the management agreement, if any, and provided further that any material change in such investment objective, strategy and restrictions will be subject to the consent or approval of the Unitholders in the manner provided for in the Trust Agreement;

   (b) to ensure that the Trust complies with Applicable Law, including those relating to the investment of the property of the Trust, the distribution of the Units and applicable stock exchange listing requirements;

   (c) to monitor the performance of the physical gold bullion and other property of the Trust;

   (d) to provide services in respect of the Trust's daily operations, including the processing of and determination of procedures applicable to subscriptions and redemptions of Units (including the acceptance and rejection of subscriptions, Gold Redemption Notices and Cash Redemption Notices) and to submit such subscriptions, Gold Redemption Notices and Cash Redemption Notices to the Transfer Agent for processing, and any other services not otherwise specifically contemplated by the Trust Agreement;

   (e) to offer Units for sale to prospective purchasers including the power and authority to enter into arrangements regarding the distribution and sale of Units, including any underwriting agreement in respect of the Trust's initial public offering, and other arrangements relating to the right to charge fees of any nature or kind (including, without limitation, sales commissions, redemption fees, distribution fees and transfer fees) in connection with the distribution or sale of Units. Any such fees may be deducted from the amount of a subscription, redemption proceeds or a distribution if not paid separately by a unitholder;

   (f) to determine from time to time the form of certificates, if any, that will represent the Units;

   (g) to conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

   (h) to provide to the Trust, adequate for carrying on the undertaking and business of the Trust, all requisite office accommodation, office facilities and personnel, telephone and telecommunication services, stationery, office supplies, statistical and research services, record-keeping services, bookkeeping and internal accounting and audit services in respect of the operations of the Trust and other usual and ordinary office services that may be required to properly and efficiently carry out its duties set forth in the Trust Agreement and the management agreement, if any;

   (i) to provide to the Trust all other administrative and other services and facilities required by the Trust in relation to the unitholders and be responsible for all aspects of the Trust's relationship with unitholders, including the preparation for and holding of meetings of unitholders, and other services for the provision of information to unitholders;

   (j) to establish general matters of policy and governance of the Trust subject, where specifically provided in the Trust Agreement, to the approval of the Trustee;

   (k) to establish the Trust's operating expense budgets and to authorize the payment of actual operating expenses incurred;

   (l) to appoint the Auditors and to change the Auditors of the Trust (with prior consent of the Trustee, which consent will not be unreasonably withheld, conditioned or delayed, and after providing notice to the Unitholders);

   (m) to maintain the accounting records for the Trust and to cause the financial statements of the Trust to be audited for each Fiscal Year;

   (n) to appoint the bankers of the Trust and to establish banking procedures to be implemented by the Trustee;

   (o) to appoint the Custodian to hold the physical gold bullion and the Sub-Custodian, to hold property of the Trust other than the physical gold bullion on such terms and with such rights and limitations on liability as the Manager shall, in its sole discretion determine, and to change the Custodian and Sub-Custodian all of which appointments will be subject to prior consent of the Trustee, which consent will not be unreasonably withheld, conditioned or delayed, and to obligate the Trust to pay the fees and expenses of the Custodian and Sub-Custodian and to indemnify the Custodian and Sub-Custodian against loss or liability arising from or related to its respective appointment as such, including, without limitation, as a result of any action taken or omitted by the Custodian and Sub-Custodian or their respective agents or subcontractors pursuant to the agreement by which the Custodian and Sub-Custodian is employed;

   (p) to appoint one or more Valuation Agents to assist with the valuation of the Trust property and the calculation of net asset value of the Trust and the NAV per Unit and to have such other administrative duties as the Manager shall determine on such terms and with such rights and limitations on liability as the Manager shall, in its sole discretion determine, and to obligate the Trust to pay the fees and expenses of each such Valuation Agent and to indemnify each Valuation Agent against loss or liability arising from or related to its appointment as such, including, without limitation, as a result of any action taken or omitted by the Valuation Agent or its agents or subcontractors pursuant to the agreement by which the Valuation Agent is employed;

   (q) to calculate the net asset value of the Trust or the NAV per Unit in accordance with the Trust Agreement, and to review the valuation of the property of the Trust as calculated by the Valuation Agent on each Business Day and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

   (r) to appoint a Transfer Agent and distribution disbursing agent (or to change the Transfer Agent or distribution disbursing agent) which agent shall make distributions of net income and net taxable capital gains and other distributions in accordance with the Trust Agreement and to pay cash redemption proceeds in accordance with the Trust Agreement on behalf of the Trust on such terms and with such rights and limitations on liability as the Manager shall, in its sole discretion determine, and to obligate the Trust to pay the fees and expenses of the Transfer Agent and distribution disbursing agent and to indemnify the Transfer Agent and distribution disbursing agent against loss or liability arising from or related to its respective appointment as such, including, without limitation, as a result of any action taken or omitted by the Transfer Agent and distribution disbursing agent or their respective agents or subcontractors pursuant to the agreement by which the Transfer Agent or and distribution disbursing agent is employed;

   (s) to authorize, negotiate, enter into and execute all agreements, instruments or other documents relating to the affairs of the Trust including, without limitation, any loan agreement, granting of a security interest and supporting documentation, or to perform any act or deed which the Manager deems necessary or advisable in the best interests of the Trust;

   (t) to apply for listing of the Units on the NYSE Arca and/or other recognized stock exchange(s) and to prepare, execute and file with the appropriate securities regulatory authorities or stock exchanges any other documents that are required or appropriate under Applicable Law or stock exchange rules and regulations in respect of the Trust;

   (u) to prepare, execute and file with the appropriate securities regulatory authorities the Prospectus or similar offering document, annual information forms, management reports of fund performance or such other continuous disclosure documents relating to the Trust, and any amendments thereto, as may be required under Applicable Law;

   (v) to prepare, certify, execute and distribute to Unitholders and file with the securities regulatory authorities and applicable tax authorities all such documents as may be necessary or desirable in connection with the issue, sale and distribution of Units, including such interim financial statements, audited annual financial statements, reports to Unitholders and other disclosure as may be required under Applicable Law, and to make all designations, elections, determinations, allocations and applications under the Tax Act as the Manager considers to be reasonable in the circumstances;

   (w) to determine and compute for distribution purposes the net income and net taxable capital gains of the Trust and determine when, to what extent, and in what manner distributions will be made payable to unitholders, as well as determine whether distributions are payable out of the income, dividends received from taxable Canadian corporations, capital gains, capital or otherwise of the Trust;

   (x) to authorize the issuance of additional Units pursuant to the Trust Agreement and the consolidation of the Units outstanding after such a distribution;

   (y) to direct the Transfer Agent regarding the allotment and issue of Units in accordance with the Trust Agreement;

   (z) to accept or reject any Units tendered for redemption in accordance with the Trust Agreement;

   (aa) to prepare and deliver to unitholders the information pertaining to the Trust, including all distributions and allocations which is required by the Tax Act or which is necessary to permit unitholders to complete their individual tax returns for the preceding year;

   (bb) to prepare and deliver to the appropriate taxation authorities in Canada and the United States, all relevant tax filings and/or returns for the Trust in accordance with Applicable Law;

   (cc) within 90 days from the end of each taxable year of the Trust, to provide unitholders with all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF for U.S. federal income tax purposes, including a completed PFIC Annual Information Statement;

   (dd) to use its best efforts to ensure that the Trust qualifies at all times as a "unit trust" pursuant to subsection 108(2) of the Tax Act and a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act;

   (ee) to keep proper records relating to the performance of its duties as Manager, which records will be accessible for inspection by the Trustee, its agents, or the Manager's agents, including the Auditors of the Trust, at any time, upon reasonable notice, during ordinary business hours;

   (ff) on or before March 30th of each year, to provide the Trustee with a certificate of compliance and a copy of the audited annual financial statements of the Trust, together with the report of the Auditors thereon;

   (gg) to delegate any or all of the powers and duties of the Manager contained in the Trust Agreement to one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Manager except as specifically provided in the Trust Agreement; and

   (hh) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of the Trust Agreement.

   The Manager shall arrange for the implementation of the investment objective, strategy and restrictions of the Trust or portfolio management services by appointing, on behalf of the Trust, one or more Portfolio Advisors, and delegating any of its investment advisory responsibilities to such Portfolio Advisors. The Manager, on behalf of the Trust, will enter, in its sole discretion, into a portfolio advisory or investment management agreement with any such Portfolio Advisor to act for all or part of the portfolio investments of the Trust and will advise the Trustee of such appointment. Such appointment will continue in force until receipt by the Trustee of a notice to the contrary. The Trustee will be entitled to rely conclusively on and will be fully protected in acting in accordance with the direction of authorized officers of the Portfolio Advisor in the exercise of powers conferred by the Trust Agreement provided the Trustee acted in good faith in accordance with its standard of care in relying thereon. The Portfolio Advisor will be a person or persons who, if required by Applicable Law, will be duly registered and qualified as a portfolio manager under Applicable Law and will determine, in its sole discretion, which portfolio securities and other assets of the Trust will be purchased, held or sold and will execute or cause the execution of purchase and sale orders in respect such determinations. The Manager will ensure that any investment manager appointed by it acts in accordance with the investment objective, strategy and restrictions of the Trust and Applicable Law. The Portfolio Advisor may delegate its responsibilities to a sub-advisor.

   The Manager or any Portfolio Advisor may open accounts, including margin accounts, for the Trust with any brokerage firms, banks or others and may invest assets of the Trust in, and may conduct, maintain and operate these accounts for, the purchase, sale and exchange of stocks, bonds and other securities, and in connection therewith, may borrow money or securities on behalf of the Trust to complete trades, obtain guarantees, pledge securities and engage in all other activities necessary or incidental to conducting, maintaining and operating such accounts in connection with the performance of investment advisory and portfolio management services for the Trust.

   The Manager or any Portfolio Advisor may, to the fullest extent now or hereafter permitted by Applicable Law regarding soft dollar transactions, cause the Trust to enter into soft dollar arrangements and to effect transactions pursuant to such soft dollar arrangements.

   The Manager will make or cause to be made such arrangements as are expedient for the distribution of Units, having regard to the requirements of Applicable Law and applicable stock exchange rules and regulations respecting such distribution of Units in the jurisdiction or jurisdictions in which they are to be distributed. The Manager may retain the services of underwriters or dealers to assist in the distribution of Units.

   Resignation of the Manager

   The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the Unitholders not less than [NINETY (90) DAYS] prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. The Manager will appoint a successor manager of the Trust and, unless the successor manager is an affiliate of the Manager, such appointment must be approved by an ordinary resolution of the Unitholders. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the Unitholders do not approve of the appointment of the successor manager as required pursuant to the Trust Agreement, the Trust will be terminated and dissolved upon the effective date of the resignation of the Manager and, after providing for all liabilities of the Trust, the Trust's assets will be distributed to Unitholders on a pro rata basis and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed.

   Standard of Care and Indemnification of the Manager

   The Manager is required to exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably professional investment manager would exercise in the circumstances.

   The Manager may employ or engage, and rely and act on information or advice received from auditors, underwriters, distributors, brokers, depositories, the Custodian, any other custodians, electronic data processors, advisors, lawyers and others and will not be responsible or liable for the acts or omissions of such persons or for any other matter, including for any loss or depreciation in the value of the net assets of the Trust or any particular asset of the Trust, provided that the Manager acted in good faith in accordance with its standard of care set out in the Trust Agreement in relying on such information or advice. All information provided by the Manager to the Trust or the Trustee will be complete, accurate in all material respects, and contain no misrepresentations; however, the Manager will be entitled to assume that any information received from the Trustee, the Portfolio Advisor, the Auditors, the Valuation Agent, the distributors, the Transfer Agent, the Custodian, the Sub-Custodian, any other custodians or sub-custodians, or their respective authorized representatives associated with the day-to-day operation of the Trust is accurate and complete and no liability will be incurred by the Manager as a result of any error in such information or any failure to receive any notices required to be delivered pursuant to the Trust Agreement, except to the extent that any such information provided to, or failure to receive any notices by, the Manager arises or results from the Manager's failure to comply with the terms of the Trust Agreement or the management agreement in providing any required directions or information related thereto.

   The Manager will not be required to devote its efforts exclusively to or for the benefit of the Trust and may engage in other business interests and may engage in other activities similar or in addition to those relating to the activities to be performed for the Trust. In the event that the Manager, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Unitholders for so acting.

   The Manager, its affiliates and agents, and their respective directors, partners, officers and employees will at all times be indemnified and held harmless by the Trust from and against all legal fees, judgments and amounts paid in settlement, actually and reasonably incurred by them in connection with the Manager's services provided to the Trust pursuant to the Trust Agreement and the management agreement, and provided that such person or entities will not be indemnified by the Trust where: (i) there has been negligence, willful misconduct, willful neglect, default, bad faith, dishonesty or breach of the standard of care on the part of the Manager or such other person; or (ii) the Manager has failed to fulfill its standard of care set out above or its other obligations in accordance with Applicable Law or the provisions as set forth in the Trust Agreement and the management agreement, unless in an action brought against the Manager or such persons or entities they have achieved complete or substantial success as a defendant.

INDEMNIFICATION OF THE TRUST BY THE MANAGER

   The Trust will be indemnified and held harmless by the Manager against any costs, charges, claims, expenses, actions, suits or proceedings arising from a claim made as a result of a misrepresentation contained in any prospectus or like offering document of the Trust or any document filed in connection with the Trust's periodic filing requirements distributed or filed in connection with the issuance of the Units or under applicable securities laws.


                         COMPUTATION OF NET ASSET VALUE

COMPUTATION OF NAV

   The calculation of the value of net assets of the Trust will be the responsibility of the Manager, who may appoint a Valuation Agent or consult with the Portfolio Advisor, GBI, the Valuation Agent, the Custodian, the Trust's other custodians or the Sub-Custodian and the Auditors.

   Pursuant to the Trust Agreement, the value of the net assets of the Trust will be determined for the purposes of subscriptions and redemptions as of 4:00 p.m., Eastern Time, on each business day in U.S. dollars. The value of the net assets of the Trust determined on the last day of each year that is also a valuation date of the Trust will include all income, expenses of the Trust or any other items to be accrued to December 31 of such year and since the last calculation of the net asset value of the Trust, for the purpose of the distribution of net income and net taxable capital gains of the Trust to unitholders.

   The value of the net assets of the Trust as of 4:00 p.m., Eastern Time, on each business day will be the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units) as of such date, after processing of all subscriptions and redemptions of Units as of such date.

   The NAV per Unit at any time shall be the quotient obtained by dividing the value of the net assets of the Trust at such time by the total number of Units then outstanding and adjusting the number to the nearest one hundredth of a cent. For the purpose of this calculation:

   (a) Units subscribed for shall be deemed to be outstanding as of the business day after the day upon which payment in full for such Units shall have actually been received by the Manager; and

   (b) Units which the Trust is required to redeem shall be deemed to be outstanding at 4:00 p.m., Eastern Time, on the valuation date as of which net asset value is to be determined for the purpose of the redemption, and thereafter the Units shall be deemed to be no longer outstanding and the redemption price shall, until paid, be deemed to be a liability of the Trust.

   Subject to directions from the Manager as required, the net asset value of the Trust will be determined in accordance with the following:

   (a) The assets of the Trust will be deemed to include the following property:

   (i) all physical gold bullion owned by or contracted for the Trust;

   (ii) all cash on hand or on deposit, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

   (iii) all bills, notes and accounts receivable;

   (iv) all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default;

   (v) prepaid expenses; and

   (vi) all interests in corporations, companies, funds or other entities, as may be held by the Trust from time to time.

   (b) The Manager shall from time to time prescribe or approve the procedures and methods for determining the value of the portfolio assets of the Trust as it deems necessary or desirable.

   (c) The liabilities of the Trust will be calculated on a fair value basis and will be deemed to include the following:

   (i) all bills, notes and accounts payable;

   (ii) all fees (including management fees) and administrative and operating expenses payable and/or accrued by the Trust;

   (iii) all contractual obligations for the payment of money or property, including distributions of net income and net realized capital gains of the Trust, if any, declared, accrued or credited to the unitholders but not yet paid on the day before the valuation date as of which the value of the net assets of the Trust is being determined;

   (iv) all allowances authorized or approved by the Manager or the Trustee for taxes or contingencies; and

   (v) all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding Units.

   (d) For the purposes of determining the market value of any security or property pursuant to paragraph (b) above to which, in the opinion of the Trust's Valuation Agent in consultation with the Manager, the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), will be the fair value as determined in such manner by the Trust's Valuation Agent in consultation with the Manager and generally adopted by the marketplace from time to time. For greater certainty, fair valuing an investment comprising the property of the Trust may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment;
(ii) an investment's value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

   (e) For the purposes of determining the value of physical gold bullion, the Manager will rely solely on weights provided to the Manager by third parties. The Manager, the Trustee or the Trust's Valuation Agent will not be required to make any investigation or inquiry as to the accuracy or validity of such weights.

   (f) Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the value of the net assets of the Trust made after the date on which the transaction becomes binding.

   (g) The value of the net assets of the Trust and the NAV determined by the Manager (or, if so delegated, the Trust's Valuation Agent) in accordance with the provisions of the Trust Agreement will be conclusive and binding on all unitholders.

   (i) The Manager and the Portfolio Manager may determine such other rules regarding the calculation of the value of the net assets of the Trust and the NAV which they deem necessary from time to time, which rules may deviate from U.S. Generally Accepted Account Principals ("U.S. GAAP").

SUSPENSION OF CALCULATION OF NAV PER UNIT

   During any period in which the right of unitholders to request a redemption of their Units for physical gold bullion and/or cash is suspended, the Manager, on behalf of the Trust, will direct the Trust's Valuation Agent to suspend the calculation of the value of the net assets of the Trust and the NAV per Unit. During any such period of suspension, the Trust will not issue or redeem any Units. As noted in "Redemption of Units-- Suspension of Redemptions," in the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be.

REPORTING OF NET ASSET VALUE

   The value of the net assets of the Trust and the NAV per Unit will be updated on a daily basis or as determined by the Manager in accordance with the Trust Agreement and will be made available as soon as practicable at no cost on the Trust's website (www.ftportfolios.com) or by calling the Manager at _____ or toll free at ______ (9:00 a.m. to 5:00 p.m., Eastern time). Information contained in, or connected to, the Manager's website is not incorporated into, and does not form part of, this prospectus.

[THE VALUATION SERVICES AGREEMENT

   _____ WILL BE APPOINTED AS VALUATION AGENT OF THE TRUST PURSUANT TO A VALUATION SERVICES AGREEMENT BETWEEN THE TRUST AND _____ AS VALUATION AGENT. THE VALUATION AGENT WILL BE RESPONSIBLE FOR PROVIDING VALUATION SERVICES TO THE TRUST AND WILL CALCULATE THE VALUE OF THE NET ASSETS OF THE TRUST AND NAV PURSUANT TO THE TERMS OF THE VALUATION SERVICES AGREEMENT. SEE "COMPUTATION OF NET ASSET VALUE."

   IN CARRYING OUT ITS DUTIES AS VALUATION AGENT, THE VALUATION AGENT IS REQUIRED TO EXERCISE THE POWERS AND DISCHARGE THE DUTIES OF ITS OFFICE HONESTLY AND IN GOOD FAITH AND, IN CONNECTION THEREWITH, WILL EXERCISE THE DEGREE OF CARE, DILIGENCE AND SKILL THAT A REASONABLY PRUDENT PERSON WOULD EXERCISE IN COMPARABLE CIRCUMSTANCES.

   EXCEPT TO THE EXTENT ANY LIABILITY ARISES DIRECTLY OUT OF THE NEGLIGENCE, WILLFUL MISCONDUCT OR LACK OF GOOD FAITH OF THE VALUATION AGENT, THE VALUATION AGENT WILL NOT BE LIABLE FOR ANY ACT OR OMISSION IN THE COURSE OF, OR CONNECTED WITH, RENDERING THE SERVICES UNDER THE VALUATION SERVICES AGREEMENT OR FOR LOSS TO, OR DIMINUTION OF, THE TRUST'S PROPERTY. IN NO EVENT WILL THE VALUATION AGENT BE LIABLE FOR ANY CONSEQUENTIAL OR SPECIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF REPUTATION, GOODWILL OR BUSINESS. THE MANAGER WILL INDEMNIFY AND HOLD HARMLESS THE VALUATION AGENT, ITS AFFILIATES AND AGENTS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AND EMPLOYEES FROM AND AGAINST ALL TAXES, DUTIES, CHARGES, COSTS, EXPENSES, DAMAGES, CLAIMS, ACTIONS, DEMANDS AND ANY OTHER LIABILITY WHATSOEVER TO WHICH ANY SUCH PERSONS OR ENTITIES MAY BECOME SUBJECT, INCLUDING LEGAL FEES, JUDGMENTS AND AMOUNTS PAID IN SETTLEMENT IN RESPECT OF ANYTHING DONE OR OMITTED TO BE DONE IN CONNECTION WITH THE VALUATION SERVICES PROVIDED UNDER THE VALUATION SERVICES AGREEMENT, EXCEPT TO THE EXTENT INCURRED AS A RESULT OF THE NEGLIGENCE, WILLFUL MISCONDUCT OR LACK OF GOOD FAITH OF THE INDEMNIFIED PARTY. NOTWITHSTANDING THE FOREGOING, THE LIABILITY OF THE VALUATION AGENT UNDER THE VALUATION SERVICES AGREEMENT WILL IN NO EVENT EXCEED THE AGGREGATE AMOUNT OF FEES RECEIVED BY THE VALUATION AGENT FROM THE MANAGER WITH RESPECT TO THE SERVICES PROVIDED DURING THE IMMEDIATELY PRECEDING TWELVE MONTHS.

   THE VALUATION SERVICES AGREEMENT PROVIDES THAT IT MAY BE TERMINATED BY EITHER PARTY WITHOUT PENALTY AT ANY TIME BY PROVIDING TO THE OTHER PARTY 60 DAYS' PRIOR WRITTEN NOTICE OF SUCH TERMINATION UNLESS THE PARTIES MUTUALLY AGREE IN WRITING TO A DIFFERENT PERIOD. EITHER PARTY MAY TERMINATE THE VALUATION SERVICES AGREEMENT IMMEDIATELY UPON NOTICE IN THE EVENT THAT EITHER PARTY IS DECLARED BANKRUPT OR WILL BE INSOLVENT, THE ASSETS OR THE BUSINESS OF EITHER PARTY BECOME LIABLE TO SEIZURE OR CONFISCATION BY A PUBLIC OR GOVERNMENTAL AUTHORITY, OR THE MANAGER'S POWER AND AUTHORITY TO ACT ON BEHALF OF, OR TO REPRESENT, THE TRUST HAS BEEN REVOKED, TERMINATED OR IS OTHERWISE NO LONGER IN FULL FORCE AND EFFECT.

   THE VALUATION AGENT WILL RECEIVE FEES FOR THE VALUATION SERVICES PROVIDED TO THE TRUST.]


                            TERMINATION OF THE TRUST

   The Trust will be terminated and dissolved in the event any of the following occurs:

   (a) there are no outstanding Units;

   (b) the Trustee resigns or is removed and no successor trustee is appointed by the Manager by the time the resignation or removal becomes effective;

   (c) the Manager resigns and no successor manager is appointed by the Manager and approved by unitholders by the time the resignation becomes effective;

   (d) the Manager is, in the opinion of the Trustee, in material default of its obligations under the Trust Agreement and such default continues for 120 days from the date the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders;

   (e) the Manager has been declared bankrupt or insolvent or has entered into a liquidation or winding-up, whether compulsory or voluntary (and not merely voluntary liquidation for the purposes of amalgamation or reconstruction);

   (f) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

   (g) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

   In addition, the Manager may, in its discretion, terminate the Trust, without unitholder approval, if, in the opinion of the Manager, the value of net assets of the Trust have been reduced such that it is no longer economically feasible to continue the Trust and/or it would be in the best interests of the unitholders to terminate the Trust, by giving the Trustee and each holder of Units at the time at least ninety (90) days notice.

   In the event of the winding-up of the Trust, the rights of unitholders to require redemption of any or all of their Units will be suspended, and the Manager or, in the event of (c), (d), (e), (f) or (g) above, such other person appointed by the Trustee, the unitholders of the Trust or a court of competent jurisdiction, as the case may be, will make appropriate arrangements for converting the investments of the Trust into cash and the Trustee will proceed to wind-up the affairs of the Trust in such manner as seems to it to be appropriate. The assets of the Trust remaining after paying or providing for all obligations and liabilities of the Trust will be distributed among the unitholders registered as of 4:00 p.m., Eastern time, on the date on which the Trust is terminated in accordance with the Trust Agreement. Distributions of net income and net taxable capital gains will, to the extent not inconsistent with the orderly realization of the assets of the Trust, continue to be made in accordance with the Trust Agreement until the Trust has been wound up.

   Notwithstanding the foregoing, if a notice of termination has been given by the Manager, the assets of the Trust may be, in the event of the winding-up of the Trust, distributed to the unitholders on the termination of the Trust in specie in whole or in part, and the Trustee will have complete discretion to determine the assets to be distributed to any unitholder and their values for distribution purposes.

   If, after a period of six (6) months from the effective date on which the Trust was terminated, the Trust's registrar or Transfer Agent is unable to locate the owner of any Units as shown on the Trust's register, such amount as would be distributed to such unitholder will be deposited by the Transfer Agent in an account in a chartered bank or trust company (including the Trustee) in the name and to the order of such unitholder upon presentation by such unitholder of sufficient information determined by the chartered bank or trust company to be appropriate to verify such unitholder's entitlement to such amount. Upon such deposit being made, the Units represented thereby will be cancelled and the Trust's registrar, Transfer Agent, the Manager, and the Trustee will be released from any and all further liability with respect to such moneys. Thereafter, the unitholder will have no rights against the Trust's registrar and Transfer Agent, the Trustee or the Manager to such moneys or an accounting therefor.


               CERTAIN TRANSACTION UNDER THE MANAGEMENT AGREEMENT

[THE FOLLOWING SECTIONS WILL NEED TO BE REVISED IN ACCORDANCE WITH THE PROVISIONS OF THE MANAGEMENT AGREEMENT.]


MANAGEMENT AGREEMENT

   Pursuant to a management agreement between the Manager and the Trust dated as of _____, 2012, the Manager is appointed to provide or engage others to provide all necessary or advisable investment management and administrative services and facilities for the Trust. The Manager will manage the Trust's property, including the physical gold bullion owned by the Trust, and will have full discretionary power to act on behalf of the Trust without consulting the Trust or the Trustee. The Manager will follow the objective, strategy and investment and operating restrictions described in this prospectus.

   Under the management agreement, the Manager will manage the Trust's property by taking such action from time to time as the Manager, in its sole discretion, deems necessary or desirable for the proper investment management of the Trust's property at all times in compliance with the Trust's investment and operating restrictions, and the Manager's investment discretion will, subject to the Trust's investment objective, strategies, and investment and operating restrictions, be absolute. Subject to the Trust Agreement, the management agreement grants to the Manager all power and authority necessary to give effect to the foregoing, including, without limitation, the power to:

   (a) provide or arrange to be provided research, information, data, advice, opportunities and recommendations with respect to the making, acquiring (by purchase, investment, re-investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of Trust's property in the name of, on behalf of, and at the risk of, the Trust;

   (b) obtain for the Trust such services as may be required in acquiring, disposing of and owning Trust property including, but not limited to, the placing of orders with brokers and investment dealers to purchase, sell and otherwise trade in or deal with any Trust property in the name of, on behalf of, and at the risk of, the Trust;

   (c) direct the delivery of the Trust property sold, exchanged or otherwise disposed of from the Trust's account and to direct the payment for Trust property acquired for the Trust's account upon delivery to the Custodian or any other custodians of the Trust's assets other than physical gold bullion, as the case may be;

   (d) direct the holding of all or any part of the Trust property in cash or cash equivalents from time to time available for investment in physical gold bullion, securities and other assets, which cash or cash equivalents is to be invested or held on deposit with a Canadian chartered bank, trust company, custodian or prime broker appointed by the Trust from time to time, and investing all or any part of said cash or cash equivalents from time to time available for investment in short-term debt obligations of or guaranteed by the Government of Canada or a province thereof, or the Government of the United States or a state thereof, or such other short-term investment grade debt obligations as the Manager, in its discretion, deems advisable;

   (e) arrange for, and complete, for and on behalf of the Trust, the purchase and sale of LBMA branded physical gold bullion, at the best available prices available over a prudent period of time;

   (f) provide to the Trust and the Custodian delivery and payment particulars in respect of each purchase and sale of physical gold bullion;

   (g) arrange or cause to be arranged with the Custodian, or other any other custodians possessing industry expertise, for the storage of physical gold bullion which is owned by the Trust, including arrangements regarding indemnities or insurance in favor of the Trust for the loss of such physical gold bullion in accordance with industry practices;

   (h) monitor relationships with gold bullion dealers or refiners to ensure trades in gold bullion to be held as LBMA branded bars are effected and executed in accordance with LBMA compliance standards;

   (i) monitor relationships with the Custodian and any other custodian that has been appointed by the Trust to hold and store the Trust's physical gold bullion which is owned by the Trust;

   (j) exercise, or direct the exercise of, any and all rights, powers and discretion in connection with the Trust property, including the power to vote the securities at meetings of security-holders or executing proxies or other instruments on behalf of the Trust for that purpose, and to consent to any reorganization or similar transaction;

   (k) make any election to be made in connection with any mergers, acquisitions, tender offers, take-over bids, arrangements, bankruptcy proceedings or other similar occurrences which may affect the Trust property;

   (l) execute any registration statement, prospectus or similar document filed with the Canadian or U.S. securities authorities on behalf of the Trust; and

   (m) generally perform any other act necessary to enable it to carry out its obligations under the management agreement and the Trust Agreement.

   The Manager will be required to provide monthly reports to the Trust with respect to transactions affecting the property of the Trust (if any such transactions took place during that month) and quarterly reports describing the Trust property (if no transactions took place during that quarter).

   The Manager may provide investment management and other services to other persons and entities provided that the Manager will act in good faith and follow a policy of allocating investment opportunities to the Trust on a basis that is, in the Manager's reasonable opinion, fair and equitable to the Trust relative to investment opportunities allocated to other persons or entities for which the Manager is responsible, and of which the Manager has knowledge.

FEE

   For its services under the Trust Agreement, the Manager will receive an annual management fee equal to 0.__% of the net asset value of the Trust (determined in accordance with terms of the Trust Agreement), plus any applicable taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

   If and to the extent the Manager renders services to the Trust other than those required to be rendered pursuant to the Trust Agreement, such additional services and activities will be compensated separately and will be on such terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services.

STANDARD OF CARE

   The Trust Agreement requires the Manager to exercise the powers granted and discharge its duties under the Trust Agreement honestly, in good faith and in the best interests of the Trust and, in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Manager does not in any way guarantee the performance of the Trust's property and will not be responsible for any loss in respect of the Trust's property, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the Trust Agreement.

LIABILITY OF THE MANAGER

   The Manager will not be liable for any loss suffered by the Trust or any unitholder thereof, as the case may be, which arises out of any action or inaction of the Manager if such course of conduct did not constitute a breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the Trust Agreement and if the Manager, in good faith, determined that such course of conduct was in the best interests of the Trust. Also, the Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Custodian or any other custodian or any sub-custodian holding the Trust's property, unless such action or inaction arises out of or is the result of the Manager's breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Law or the provisions set forth in the management agreement or the Trust Agreement.

   The Manager will not be responsible for any loss of opportunity whereby the value of any of the property of the Trust could have been increased, nor will it be responsible for any decline in value of any of the property of the Trust unless such decline is the result of the Manager's breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Law or the provisions set forth in the management agreement or the Trust Agreement.

   The Manager may rely and act upon any statement, report or opinion prepared by or any advice received from Auditors, solicitors, notaries or other professional advisors of the Manager and will not be responsible or held liable for any loss or damage resulting from relying or acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably and in good faith in relying thereon.

INDEMNITY

   The Trust will indemnify and hold harmless the Manager and its partners, officers, agents and employees from and against any and all expenses, losses, damages, liabilities, demands, charges, costs and claims of any kind or nature whatsoever (including legal fees, judgments and amounts paid in settlement, provided that the Trust has approved such settlement in accordance with the Trust Agreement) in respect of the acts, omissions, transactions, duties, obligations or responsibilities of the Manager as Manager to the Trust, except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the management agreement or the Trust Agreement.

TERM OF THE AGREEMENT

   The management agreement will continue until _____, 201_ and will be automatically renewed from time to time thereafter for additional terms of __ year[s] unless otherwise terminated by either party giving at least 90 days' prior written notice (or such shorter period upon which the parties may mutually agree in writing) to the other party of such termination.

   The Trust may terminate immediately the management agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under the management agreement or the Trust Agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders of the Trust pursuant to the Trust Agreement.

   In addition, the Trust may terminate immediately the management agreement where (i) the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction);
(ii) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

   (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.


                                  TAX MATTERS

U.S. FEDERAL INCOME TAX CONSIDERATIONS

   This section describes the material U.S. federal income tax consequences of owning the Units. It applies to a holder of Units only if such holder acquired the Units in this offering and the holder holds the Units as capital assets for tax purposes. This discussion does not address every aspect of the U.S. federal income tax laws that may be relevant to holders of the Units. This section does not apply to a holder that is a member of a class of holders subject to special rules, such as:

      o  a dealer in securities, commodities or currencies,

      o a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

      o  a bank,

      o  a life insurance company,

      o  a tax-exempt organization,

      o a person that owns the Units as a hedge or that are hedged against commodity price risks,

      o a person that owns the Units as part of a straddle or conversion transaction for tax purposes, or

      o a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

   The Trust will be provided with an opinion of U.S. federal tax counsel to the Trust ("U.S. Federal Tax Counsel") regarding certain U.S. federal income tax matters discussed below. An opinion of U.S. Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

   As used in this section, a Unit holder means a beneficial owner of a Unit. The term "U.S. Holder" means a Unit holder that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) in general, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons over all substantial decisions or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source. If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. However, a U.S. person that is an individual, trust or estate and that owns Units through a partnership generally will be eligible for the reduced rates of taxation described below that are applicable to U.S. Individual Holders (as defined below).

   All investors are encouraged to consult their own U.S. tax advisors as to their consequences from investing in the Trust.

   U.S. Federal Income Tax Classification of the Trust

   The Trust intends to treat itself as a non-U.S. business entity. The rest of this section assumes that such treatment will apply to the Trust. By purchasing a Unit you have agreed to treat the Trust as a non-U.S. business entity. However, there are not U.S. Treasury Regulations, rulings or other authorities that address the characterization of a trust similar to the Trust, and, therefore, the U.S. federal income tax treatment of the Trust is unclear. U.S. Federal Tax Counsel has issued an opinion that the Trust should be treated as a non-U.S. business entity.

   An investment trust is generally treated as a business entity for U.S. tax purposes if there is a power to vary the investment of the owners in the trust, including a power to invest and reinvest the proceeds from the sale of the assets of the trust. It is intended that the Trust will have a power to vary the investment of the owners of the Trust including a power to invest and reinvest the proceeds from the sale of the assets of the trust. Thus, the Trust will be treated as a business entity for U.S. tax purposes. Because the Trust is not a U.S. entity, it will constitute a non-U.S. business entity for U.S. tax purposes.

   A non-U.S. business entity has a default classification as an association taxable as a corporation for U.S. tax purposes, unless the liability of at least one owner of the entity is not limited. It is not intended that any owner of the Trust will have unlimited liability, and so the Trust will have a default classification of being taxable as a corporation for U.S. tax purposes.

   Possible Alternative Characterizations and Treatments

   The Trust intends to be treated as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes. In order to be a PFIC, the Trust must first be classified as a business entity treated as an association taxable as a corporation for U.S. federal income tax purposes. The primary investment objective of the Trust is to buy and hold gold bullion. The activity of buying and holding gold bullion would not in and of itself cause the Trust to be a business entity. The Trustee has the power to vary the investment of the Unit holders, but this power is limited to 10 percent of the NAV of the Trust. There is a risk that the IRS would treat the limited power to vary as not significant or bifurcate the Trust into one trust treated as a grantor trust and one trust treated as a PFIC. If all or any part of the Trust is treated as a grantor trust, the QEF election would not be available as to that portion, and the disposition of interests in the Trust would generally result in gains being taxed at a 28% rate if the gold has been held by the Trust for over one year.

   Even if the Trust is a business entity for U.S. federal income tax purposes, it is possible that the Trust could be classified as a controlled foreign corporation (a "CFC") in addition to being a PFIC. Under the CFC rules, any U.S. shareholder would be required to take into income currently certain types of passive income, including income from commodities. However, the character of such income is not retained, so U.S. shareholders may be taxed at rates currently up to 35%. In addition, any portion of the gain on the sale of the stock attributable to accumulated earnings and profits of the CFC that has not previously been subject to U.S. tax will be treated as a dividend and subject tax at rates up to 35%.

   A "U.S. shareholder" for these purposes is a shareholder that owns or is considered as owning 10 percent or more of the total combined voting power of all classes of stock of the relevant foreign corporation. All Units have equal rights and privileges with respect to all matters, including voting, in respect of the Trust. Thus, Unit holders that are U.S. persons and hold 10 percent or more of the outstanding Units (after the application of certain attribution rules) may be U.S. shareholders for the purposes of the CFC rules. Such shareholders would not benefit or have a significantly reduced benefit from any applicable capital gains rate at the time of the sale of the Units.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

   Passive Foreign Investment Company Status and Significant Tax Consequences

   Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, the Trust will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held the Units, either:

      o at least 75% of the Trust's gross income for such taxable year consists of passive income; or

      o at least 50% of the average value of the assets held by the Trust during such taxable year produce, or are held for the production of, passive income.

   For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property (including commodities). The income that the Trust derives from its sales of physical gold bullion is expected to be treated as passive income for this purpose. The income that the Trust derives from its sales of Indirect Investments is also expected to be treated as passive income for this purpose. Since substantially all of the Trust's assets will consist of physical gold bullion or Indirect Investments and the Trust expects to derive substantially all of its income from the sales of physical gold bullion or Indirect Investments, it is expected the Trust will be treated as a PFIC for each of its taxable years.

   Assuming the Trust is a PFIC, a U.S. Holder will be subject to different taxation rules depending on whether the U.S. Holder (1) makes an election to treat the Trust as a QEF, which is referred to as a QEF election, (2) makes a mark-to-market election with respect to the Units, or (3) makes no election and therefore is subject to the Default PFIC Regime (as defined below). As discussed in detail below, making a QEF election or a mark-to-market election generally will mitigate the otherwise adverse U.S. federal income tax consequences under the Default PFIC Regime. However, the mark-to-market election may not be as favorable as the QEF election because a U.S. Holder generally will recognize income each year attributable to any appreciation in the U.S. Holder's Units without a corresponding distribution of cash or other property.

   Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

   Finally, a U.S. Holder who does not make either a QEF election or a mark-to-market election for that year, or a Non-Electing Holder, would be subject to special rules, to which we will refer as the Default PFIC Regime, with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the Units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the Units), and (2) any gain realized on the sale, exchange, redemption or other disposition of the Units.

   Under the Default PFIC Regime:

      o the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the Units;

      o the amount allocated to the current taxable year and any taxable year before the Trust became a PFIC would be taxed as ordinary income; and

      o the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

   Any distributions other than "excess distributions," by the Trust to a Non-Electing Holder will be treated as discussed under "Tax Considerations--U.S. Federal Income Tax Considerations--U.S. Federal Income Taxation of U.S. Holders--Distributions."

   These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the Units. If a Non-Electing Holder who is an individual dies while owning the Units, such Non-Electing Holder's successor generally would not receive a step-up in tax basis with respect to the Units.

   A NON-ELECTING HOLDER MAY BE IN A WORSE ECONOMIC POSITION THAN IF THE NON-ELECTING HOLDER HAD MADE A DIRECT INVESTMENT IN GOLD BULLION OR IN A GRANTOR TRUST THAT HOLDS GOLD BULLION.

   Taxation of U.S. Holders Making a Timely QEF Election

   MAKING THE ELECTION. A U.S. Holder would make a QEF election with respect to any year that the Trust is a PFIC by filing IRS Form 8621 with his, her or its U.S. federal income tax return. The Trust intends to annually provide each U.S. Holder with all necessary information in order to make and maintain a QEF election. A U.S. Holder who makes a QEF election for the first taxable year in which he, she or it owns Units, or an Electing Holder, will not be subject to the Default PFIC Regime for any taxable year. We will refer to an Electing Holder that is a U.S. Individual Holder as a Non-Corporate Electing Holder. A U.S. Holder who does not make a timely QEF election would be subject to the Default PFIC Regime for taxable years during his, her or its holding period in which a QEF election was not in effect, unless such U.S. Holder makes a special "purging" election. A U.S. Holder who does not make a timely QEF election is encouraged to consult such U.S. Holder's tax advisor regarding the availability of such purging election.

   CURRENT TAXATION AND DIVIDENDS. An Electing Holder must report each year for U.S. federal income tax purposes his, her or its pro rata share of the Trust's ordinary earnings and the Trust's net capital gain, if any, for the Trust's taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Trust by the Electing Holder. A Non-Corporate Electing Holder's pro rata share of the Trust's net capital gain generally will be taxable at a maximum rate of 28% under current law to the extent attributable to sales of physical gold bullion by the Trust if the Trust has held the gold bullion for more than one year. Otherwise such gain generally will be treated as ordinary income.

   If any holder redeems his, her or its Units for physical gold bullion (regardless of whether the holder requesting redemption is a U.S. Holder or an Electing Holder), the Trust will be treated as if it sold physical gold bullion for its fair market value in order to redeem the holder's Units. As a result, any Electing Holder, whether or not such Electing Holding is a redeeming holder, will be required to currently include in income his, her or its pro rata share of the Trust's gain from such deemed dispositions (taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical gold bullion for more than one year) even though the deemed disposition by the Trust is not attributable to any action on the Electing Holder's part. So Electing Holders will be required to include in income gains recognized by the Trust on distributions to other holders.

   If any holder redeems Units for cash and the Trust sells physical gold bullion to fund the redemption (regardless of whether the holder requesting redemption is a U.S. Holder or an Electing Holder), an Electing Holder similarly will include in income his, her or its pro rata share of the Trust's gain from the sale of the physical gold bullion, which will be taxable as described above even though the Trust's sale of physical gold bullion is not attributable to any action on the Electing Holder's part. So Electing Holders will be required to include in income gains recognized by the Trust on sales to fund distributions to other holders.

   An Electing Holder's adjusted tax basis in the Units will be increased to reflect any amounts currently included in income under the QEF rules. Distributions of earnings and profits that had been previously included in income will result in a corresponding reduction in the adjusted tax basis in the Units and will not be taxed again once distributed. Any other distributions generally will be treated as discussed under "Tax Considerations-- U.S. Federal Income Tax Considerations--U.S. Federal Income Taxation of U.S. Holders--Distributions."

   Income inclusions under the QEF rules described above generally should be treated as foreign-source income for U.S. foreign tax credit limitation purposes, but Electing Holders should consult their tax advisors as to the availability of foreign tax credits and any limitations that may be imposed on such credits.

   SALE, EXCHANGE OR OTHER DISPOSITION. An Electing Holder will generally recognize capital gain or loss on the sale, exchange, or other disposition of the Units in an amount equal to the excess of the amount realized on such disposition over the Electing Holder's adjusted tax basis in the Units. Such gain or loss will be treated as long-term capital gain or loss if the Electing Holder's holding period in the Units is greater than one year at the time of the sale, exchange or other disposition. Long-term capital gains of U.S. Individual Holders currently are taxable at a maximum rate of 15%. This rate is currently scheduled to increase to 20% after December 31, 2012 (with an 18% rate available for some property held over five years). An Electing Holder's ability to deduct capital losses is subject to certain limitations. Any gain or loss generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit limitation purposes.

   An Electing Holder that redeems his, her or its Units will be required to currently include in income his, her or its pro rata share of the Trust's gain from the deemed or actual disposition of physical gold bullion, as described above, which will be taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical gold bullion for more than one year. The Electing Holder's adjusted tax basis in the Units will be increased to reflect such gain that is included in income. The Electing Holder will further recognize capital gain or loss on the redemption in an amount equal to the excess of the fair market value of the physical gold bullion or cash received upon redemption over the Electing Holder's adjusted tax basis in the Units. Such gain or loss will be treated as described in the preceding paragraph.

   Distributions

   As discussed under "Distributions," the Trust does not anticipate making regular cash distributions to Unit holders. Subject to the PFIC discussion above, any distributions made by the Trust with respect to the Units to a U.S. Holder will generally constitute dividends, which will generally be taxable as ordinary income to the extent of the Trust's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Trust's earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in his, her or its Units on a dollar-for-dollar basis and thereafter as gain from the disposition of Units. Since the Trust will be a PFIC, amounts distributed on the Units to a U.S. Holder who is an individual, trust or estate (a ("U.S. Individual Holder" will generally not be treated as "qualified dividend income" that is taxable to U.S. Individual Holders at preferential tax rates (currently through taxable years ended before or on December 31, 2012). Any dividends generally will be treated as foreign-source income for U.S. foreign tax credit limitation purposes.

   Redemption of Units

   As described under "Redemption of Units," a U.S. Holder may have Units redeemed for cash or physical gold bullion. Under Section 302 of the Code, a U.S. Holder generally will be treated as having sold his, her or its Units (rather than having received a distribution on the Units) upon the redemption of Units if the redemption completely terminates or significantly reduces the U.S. Holder's interest in the Trust. In such case, the redemption will be treated as described in the relevant section depending on whether the U.S. Holder makes a QEF election, a mark-to-market election or makes no election and therefore is subject to the Default PFIC Regime.

   Taxation of U.S. Holders Making a Mark-to-Market Election

   MAKING THE ELECTION. Alternatively, if, as is anticipated, the Units are treated as marketable stock, a U.S. Holder would be allowed to make a mark-to-market election with respect to the Units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. The Units will be treated as marketable stock for this purpose if they are regularly traded on a qualified exchange or other market. The Units will be regularly traded on a qualified exchange or other market for any calendar year during which they are traded (other than in de minimis quantities) on at least 15 days during each calendar quarter. A qualified exchange or other market means either a U.S. national securities exchange that is registered with the SEC, the NASDAQ, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located and which satisfies certain regulatory and other requirements. The Trust believes that both the TSX and the NYSE Arca should be treated as a qualified exchange or other market for this purpose.

   CURRENT TAXATION AND DIVIDENDS. If the mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the Units at the end of the taxable year over such U.S Holder's adjusted tax basis in the Units. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the Units over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Any income inclusion or loss under the preceding rules should be treated as gain or loss from the sale of Units for purposes of determining the source of the income or loss. Accordingly, any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder's tax basis in his, her or its Units would be adjusted to reflect any such income or loss amount. Distributions by the Trust to a U.S. Holder who has made a mark-to-market election generally will be treated as discussed above under "Tax Considerations--U.S. Federal Income Tax Considerations--U.S. Federal Income Taxation of U.S. Holders--Distributions."

   SALE, EXCHANGE OR OTHER DISPOSITION. Gain realized on the sale, exchange, redemption or other disposition of the Units would be treated as ordinary income, and any loss realized on the sale, exchange, redemption or other disposition of the Units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. Any loss in excess of such previous inclusions would be treated as a capital loss by the U.S. Holder. A U.S. Holder's ability to deduct capital losses is subject to certain limitations. Any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes.

   Foreign Taxes

   Distributions, if any, by the Trust may be subject to Canadian withholding taxes. A U.S. Holder generally may elect to either treat such taxes as a credit against U.S. federal income taxes, subject to certain limitations, or deduct his, her or its share of such taxes in computing such U.S. Holder's U.S. federal taxable income. No deduction for foreign taxes may be claimed by an individual who does not itemize deductions.

   Backup Withholding and Information Reporting

   Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, or proceeds arising from the sale or other taxable disposition of, Units generally will be subject to information reporting and backup withholding, currently at the rate of 28% (scheduled to increase to 31% after December 31, 2012), if a U.S. Holder fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), and to make certain certifications, or otherwise fails to establish an exemption. Backup withholding tax is not an additional tax. Rather, a U.S. Holder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed his, her, or its income tax liability by filing a refund claim with the IRS.

   U.S. Holders may be subject to certain IRS filing requirements as a result of holding Units in the Trust. For example, a U.S. person who transfers property (including cash) to a foreign corporation in exchange for stock in the corporation is in some cases required to file an information return on IRS Form 926 with the IRS with respect to such transfer. Accordingly, a U.S. Holder may be required to file Form 926 with respect to its acquisition of Units in this offering. U.S. Holders also may be required to file Form TD F 90-22.1 (Report of Foreign Bank and Financial Accounts) with respect to their investment in the Trust.

   Under Code section 1298(f), United States persons who are shareholders of a PFIC are required to file an annual report containing such information as the Treasury may require. The IRS intends to issue regulations under Code sections 6038D and 1298(f), and the IRS intends to release Form 8938, "Statement of Specified Foreign Financial Assets," and a revised Form 8621, "Return by a Shareholder of a Passive Foreign Investment Company or a Qualified Electing Fund," modified to reflect the requirements of Code section 1298(f). In the meantime, persons that were required to file Form 8621, Return by a Shareholder of a Passive Foreign Investment Company or a Qualified Electing Fund, prior to the enactment of Code section 1298(f) must continue to file Form 8621 as provided in the Instructions to such form (e.g., upon disposition of stock of a PFIC, or with respect to a qualified electing fund under Code section 1293). The IRS has temporarily suspended the requirement to file the revised forms until the forms are released. Once the revised forms become available, Unit holders are expected to be required to disclose holdings during the suspension period.

   Holders are encouraged to consult their own tax advisors with respect to any applicable filing requirements.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

   In the opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to the Trust, the following is, as of the date hereof, a summary of the material Canadian federal income tax consequences that generally apply under the Tax Act to the acquisition, holding and disposition of Units acquired pursuant to this prospectus.

   This summary only applies to a unitholder who, at all relevant times, for purposes of the Tax Act:

   (i) has not been and is not resident in Canada or deemed to be resident in Canada,

   (ii) is a resident of the United States under the Canada-United States Income Tax Convention (the "Treaty") and entitled to full benefits under the Treaty,

   (iii) holds Units as capital property,

   (iv) deals at arm's length and is not affiliated with the Trust,

   (v) does not use or hold, and is not deemed to use or hold its Units in connection with a business that the unitholder carries on, or is deemed to carry on, in Canada at any time, and

   (vi) is not an insurer or bank who carries on an insurance or banking business or is deemed to carry on an insurance or banking business in Canada and elsewhere.

   Units will generally be considered capital property to a unitholder unless the unitholder holds the Units in the course of carrying on a business of trading or dealing in securities or has acquired the Units in a transaction or transactions considered to be an adventure or concern in the nature of trade.

   This summary is based on the assumption that the Trust will at no time be a "SIFT trust" as defined in the Tax Act. This summary is also based on the assumption that the Trust will qualify at all times as a "mutual fund trust" within the meaning of the Tax Act and that the Trust will validly elect under the Tax Act to be a mutual fund trust from the date it was established. The Manager has advised Canadian counsel that it expects that the Trust will meet the requirements necessary for it to qualify as a mutual fund trust no later than the closing of the offering and at all times thereafter and will elect to be deemed a mutual fund trust throughout its first taxation year. If the Trust were not to qualify as a mutual fund trust at all times, or is a SIFT trust, the income tax considerations described in the summary below would, in some respects, be materially and adversely different.

   This summary is based on the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, (the "Tax Proposals") and Canadian counsel's understanding of the current published administrative practices and assessing policies of the CRA that are publicly available. There can be no assurance that the Tax Proposals will be implemented in their current form or at all, nor can there be any assurance that the CRA will not change its administrative practices or assessing policies. This summary further assumes that the Trust will comply with the Trust Agreement and that the Manager and the Trust will comply with a certificate issued to Canadian counsel regarding certain factual matters. Except for the Tax Proposals, this summary does not otherwise take into account or anticipate any change in the law, whether by legislative, governmental or judicial decision or action, which may affect adversely any income tax consequences described herein, and does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those described herein.

   This summary is not exhaustive of all possible Canadian federal tax considerations applicable to an investment in Units. Moreover, the income and other tax consequences of acquiring, holding or disposing of Units will vary depending on a taxpayer's particular circumstances. Accordingly, this summary is of a general nature only and prospective purchasers of Units should consult with their own tax advisors about tax consequences of an investment in Units based on their particular circumstances.

   For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Units (including distributions, adjusted cost base and proceeds of disposition), or transactions of the Trust, must be expressed in Canadian dollars. Amounts denominated in United States dollars must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the day on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

   Canadian Taxation of the Trust

   Each taxation year of the Trust will end on December 31. In each taxation year, the Trust will be subject to tax under Part I of the Tax Act on any income for the year, including net realized taxable capital gains, less the portion thereof that it deducts in respect of the amounts paid or payable in the year to unitholders. An amount will be considered to be payable to a unitholder in a taxation year if it is paid to the unitholder in the year by the Trust or if the unitholder is entitled in that year to enforce payment of the amount. Pursuant to the Trust Agreement, the Trust is required to deduct in computing its income in each taxation year such amount in each year as will be sufficient to ensure that the Trust will generally not be liable for income tax under Part I of the Tax Act.

   The Trust will be entitled for each taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its capital gains by an amount determined under the Tax Act based on the redemption of Units during the year.

   The CRA has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure or concern in the nature of trade, so that such transactions give rise to ordinary income rather than capital gains--although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances. In the view of Canadian counsel, the holding by the Trust of physical gold bullion with no intention of disposing of such bullion except in specie on a redemption of Units likely would not represent an adventure or concern in the nature of trade so that a disposition, on a redemption of Units, of physical gold bullion that previously had been acquired with such intention would likely give rise to a capital gain (or capital loss) to the Trust. The Manager has informed Canadian counsel that, as it intends for the Trust to be a long-term holder of physical gold bullion and does not anticipate that the Trust will sell its physical gold bullion (otherwise than where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical gold bullion as capital gains (or capital losses), although depending on the circumstances, the Trust may instead include (or deduct) the full amount of such gains or losses in computing its income. If the CRA were to assess or re-assess the Trust on the basis that gains realized on dispositions of physical gold bullion were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act to the extent such gains were not distributed to unitholders, which could reduce the NAV for all unitholders.

   The Trust will also be required to include in its income for each taxation year all interest that accrues to it to the end of the year, or becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year. Upon the actual or deemed disposition of indebtedness, the Trust will be required to include in computing its income for the year of disposition all interest that accrued on such indebtedness from the last interest payment date to the date of disposition except to the extent such interest was included in computing the Trust's income for that or another taxation year, and such income inclusion will reduce the proceeds of disposition for purposes of computing any capital gain or loss.

   As mentioned under the heading "Purchasing Gold" the Trust may invest up to 10% of the net assets of the Trust in gold related securities. In determining the income of the Trust, gains or losses realized upon dispositions of such securities of the Trust which are not the subject of short sales will constitute capital gains or capital losses of the Trust in the year realized unless the Trust is considered to be trading or dealing in securities or otherwise carrying on a business of buying and selling securities or the Trust has acquired the securities in a transaction or transactions considered to be an adventure or concern in the nature of trade. The Manager has advised counsel that the Trust will elect in accordance with subsection 39(4) of the Tax Act to have each of its "Canadian securities" (as defined in the Tax Act) treated as capital property. Such election will ensure that gains or losses realized by the Trust on the disposition of Canadian securities (including on short sales) are taxed as capital gains or capital losses.

   The Trust may derive income or gains from investments in countries other than Canada, and as a result, may be liable to pay income or profits tax to such countries. To the extent that such non-Canadian tax paid by the Trust exceeds 15% of the amount included in the Trust's income from such investments, such excess may generally be deducted by the Trust in computing its net income for the purposes of the Tax Act.

   The Trust is entitled to deduct in computing its income reasonable administrative and other operating expenses (other than certain expenses on account of capital) incurred by it for the purposes of earning income (other than taxable capital gains). No assurance can be provided that administration expenses of the Trust will not be considered to be on account of capital. The Trust generally may also deduct from its income for the year a portion of the reasonable expenses incurred by it to issue Units. The portion of the issue expenses deductible by the Trust in a taxation year is 20% of the total issue expenses, pro rated where the Trust's taxation year is less than 365 days.

   On October 31, 2003, the Department of Finance (Canada) announced a tax proposal relating to the deductibility of losses under the Tax Act, (the "October 2003 Proposal"). Under the October 2003 Proposal, a taxpayer will be considered to have a loss from a business or property for a taxation year only if, in that year, it is reasonable to assume that the taxpayer will realize a cumulative profit from the business or property during the time that the taxpayer has carried on, or can reasonably be expected to carry on, the business or has held, or can reasonably be expected to hold, the property. Profit, for this purpose, does not include capital gains. If the October 2003 Proposal were to apply to the Trust, certain losses of the Trust or a unitholder could be limited. On February 23, 2005, the Minister of Finance (Canada) announced that an alternative proposal to replace the October 2003 Proposal would be released for comment. No such alternative proposal has been released as of the date hereof. There can be no assurance that such alternative proposal will not adversely affect the Trust or a unitholder.

   Losses incurred by the Trust in a taxation year cannot be allocated to unitholders, but may be deducted by the Trust in future years in accordance with the Tax Act.

   The Trust will be a "SIFT trust" as defined in the Tax Act for a taxation year of the Trust if in that year the Units are listed or traded on a stock exchange or other public market (e.g. NYSE Arca) and the Trust holds one or more "non-portfolio properties", as defined in the Tax Act. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by unitholders would be treated as dividends from a taxable Canadian corporation and be subject to Canadian withholding tax. Physical gold bullion and other property of the Trust will be non-portfolio property if such property is used by the Trust (or by a person or partnership with which it does not deal at arm's length within the meaning of the Tax Act) in the course of carrying on a business in Canada. In some circumstances, significant holdings of "securities" (as defined in the Tax Act for these purposes) of other entities could also be non-portfolio property. The Trust is subject to investment restrictions, including a prohibition against carrying on any business, that are intended to ensure that it will not be a SIFT trust. In the view of Canadian counsel, the mere holding by the Trust of physical gold bullion as capital property (or as an adventure or concern in the nature of trade) would not represent the use of such property in carrying on a business in Canada and, therefore, would not by itself cause the Trust to be a SIFT trust.

CANADIAN TAXATION OF UNITHOLDERS

   DISTRIBUTIONS FROM THE TRUST. Any amount paid or credited by the Trust to a unitholder as income (but not capital gains) of or from the Trust, whether such amount is received in additional Units or cash generally will be subject to Canadian withholding tax at a rate of 15%. Any amount paid or credited by the Trust to a unitholder that the Trust has validly designated in accordance with the Tax Act as a taxable capital gain, including such an amount paid on a redemption of Units, generally will not be subject to Canadian withholding tax or otherwise be subject to tax under the Tax Act.

   If the Trust realizes a capital gain on the disposition of a "taxable Canadian property" (as defined in the Tax Act) and that gain is treated under the Tax Act and in accordance with a designation by the Trust as being distributed to a unitholder, there may be Canadian withholding tax at the rate of 15% on both the taxable and non-taxable portions of the gain. However, Counsel has been advised that the Trust does not presently own any "taxable Canadian property" (as defined in the Tax Act) and does not intend to own any such taxable Canadian property and therefore should not realize any capital gain from the disposition of "taxable Canadian property."

   Any amount in excess of the income of the Trust that is paid or payable by the Trust to a unitholder (including the non-taxable portion of capital gains realized by the Trust) generally will not be subject to Canadian withholding tax. Where such excess amount is paid or becomes payable to a unitholder, otherwise than as proceeds of disposition or deemed disposition of Units or any part thereof, the amount generally will reduce the adjusted cost base of the Units held by such unitholder. (However, the non-taxable portion of net realized capital gains of the Trust that is paid or payable to a unitholder will not reduce such adjusted cost base of the Units.) If, as a result of such reduction, the adjusted cost base of Units to the unitholder in any taxation year would otherwise be a negative amount, the unitholder will be deemed to realize a capital gain in such amount for that year from the disposition of Units.

   Pursuant to the Treaty, a unitholder that is a religious, scientific, literary, educational or charitable organization that is exempt from tax in, the United States may be exempt from Canadian tax under the Treaty, provided that certain conditions are met. Such unitholders should seek tax advice from their own tax advisors concerning the applicable tax rules.

   DISPOSITION OF UNITS. A disposition or deemed disposition of a Unit by a unitholder, whether on a redemption or otherwise, will not give rise to any capital gain subject to tax under the Tax Act, provided that the Unit does not constitute "taxable Canadian property" of the unitholder for purposes of the Tax Act.

   Units will not be "taxable Canadian property" of a unitholder unless at any time during the 60-month period immediately preceding their disposition by such unitholder (i) 25% or more of the issued Units were owned by or belonged to one or more of the unitholder or persons with whom the unitholder did not deal at arm's length, and (ii) the Units derived directly or indirectly more than 50% of their fair market value from any combination of "Canadian resource properties" (which definition in the Tax Act does not include gold bullion), real or immovable property situated in Canada, timber resource properties (as defined in the Tax Act) or options or interests in such properties or the Units were otherwise deemed to be taxable Canadian property. Assuming that the Trust adheres to its mandate to invest and hold substantially all of its assets in physical gold bullion, the Units should not be taxable Canadian property.

   The Manager has advised Canadian counsel that it anticipates that the Trust generally will treat gains as a result of dispositions of physical gold bullion as capital gains and that it anticipates that when the Trust distributes physical gold bullion on the redemption of Units by unitholders, any resulting taxable capital gains of the Trust (to the extent that there are resulting net realized capital gains of the Trust for the related taxation year) for which the Trust is not entitled to a capital gains refund, as described under "Canadian Taxation of the Trust" generally will be designated as taxable capital gains of, and allocated to, such unitholders. If such treatment is accepted by the CRA, there will be no Canadian withholding tax applicable to such distributions, and unitholders will not be subject to tax under the Tax Act on amounts so designated. However, if the CRA were to consider that such gains instead were gains from an adventure or concern in the nature of trade, the distribution of such gains generally would be subject to Canadian withholding tax, as discussed above. Similarly, if the Trust disposed of physical gold bullion (or other assets) at a gain and designated one-half of that gain as a taxable capital gain of, and allocates to, a unitholder who had redeemed Units for cash, the full amount of such gain generally would be subject to Canadian withholding tax if the CRA were to treat such gain as being from an adventure or concern in the nature of trade rather than as a capital gain.


                               U.S. ERISA MATTERS

   This disclosure cannot be used by any unitholder for the purpose of avoiding penalties that may be asserted against the unitholder under the Code. Prospective purchasers of the units should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations.

   The U.S. Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan as well as those plans and accounts that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans and accounts (collectively, with ERISA Plans, "Plans") and certain persons having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

   Any Plan fiduciary that proposes to cause a Plan to purchase the units should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

   Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing the units to determine the need for, if necessary, and the availability of, any exemptive relief under any related law.

   Under ERISA and the U.S. Department of Labor's "Plan Asset Regulations" at
29 C.F.R. ss.2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25 percent of the total value of each class of equity interests in the entity is held by "benefit plan investors" (as defined in 3(42) of ERISA) (the "25 percent test"), or the entity is an "operating company," as defined in the Plan Asset
Regulations. In order to be considered a "publicly offered security," the units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Unites States Securities Act of 1933, as amended and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the Trust's fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an "operating company," and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that it will qualify for the exemption under the Plan Asset Regulations for "publicly offered securities," although there can be no assurance in that regard.


                                 LEGAL MATTERS

   Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, is U.S. counsel to the Trust.


                                    EXPERTS

   Deloitte & Touche LLP serves as the Trust's independent registered public accounting firm. The firm audits the Trust's financial statements and performs other related audit services.


                             ADDITIONAL INFORMATION

   The Trust has filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of the Trust's securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. Please refer to the registration statement and its exhibits for further information about the Trust, its securities and this offering. The registration statement and its exhibits, as well as the Trust's other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F

Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http:// www.sec.gov which contains the Form F-1 and other reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

     Until _____, 2012 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Units, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                             FIRST TRUST GOLD TRUST




                                     UNITS
                               $[10.00] PER UNIT





--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------






                              ______________, 2012

              PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable.


ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES

      The Trust issued one unit in connection with its formation on June 13, 2012. This unit is held by FT Portfolios Canada Co., the Trust's settlor and a non-affiliate of the Trust. The unit will be presented for cancellation after this offering.


ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER   DESCRIPTION

1.1      Underwriting Agreement*
3.1      Trust Agreement
5.1 Legal opinion of Fasken Martineau Dumoulin LLP as to the validity of the Units*
8.1      Tax opinion of Chapman and Cutler LLP*
10.1     Precious Metals Storage Agreement*
10.2     Management Agreement*
10.3     Agreement with Valuation Agent*
10.4     Transfer Agency Agreement*
23.1     Consent of Fasken Martineau Dumoulin LLP (included in Exhibit 5.1)*
23.2     Consent of Chapman and Cutler LLP (included in Exhibit 8.1)*
23.3     Consent of Deloitte LLP*
24.1     Powers of Attorney*



------------------------
* To be filed by amendment.

ITEM 9.  UNDERTAKINGS

A.    The undersigned registrant hereby undertakes:

      (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      (2) That for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheaton, State of Illinois, on the __th day of ___, 2012.

                                                FIRST TRUST GOLD TRUST

                                                FT PORTFOLIOS CANADA CO.,
                                                Manager of the Trust




                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                           AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the City of Wheaton, State of Illinois, on the __th day of ____, 2012.

[AUTHORIZED REPRESENTATIVE]

By:
        ----------------------------------------------
        Name:
        Title:
        Authorized Representative in the United States

                                TRUST AGREEMENT

                                       OF

                             FIRST TRUST GOLD TRUST







                               DATED: JUNE , 2012

                                               TABLE OF CONTENTS

                                                                                                           Page

ARTICLE 1             INTERPRETATION.........................................................................2
           1.1        Interpretation.........................................................................2
           1.2        Article and Section Headings...........................................................7
           1.3        Currency...............................................................................7

ARTICLE 2             ESTABLISHMENT OF TRUST.................................................................7
           2.1        Establishment of Trust.................................................................7
           2.2        Name...................................................................................8
           2.3        Head Office:  Location of Administration by Manager....................................8
           2.4        Term...................................................................................8
           2.5        U.S. Federal Income Tax Classification.................................................8
           2.6        Purpose................................................................................8
           2.7        Investment Objectives..................................................................8
           2.8        Investment Strategy....................................................................8

ARTICLE 3             STRUCTURE OF FUNDS.....................................................................9
           3.1        Units..................................................................................9
           3.2        Fractional Units......................................................................10
           3.3        Consolidation and Subdivision.........................................................10

ARTICLE 4             SALE AND TRANSFER OF UNITS............................................................10
           4.1        Allotment and Issue...................................................................10
           4.2        Rights, Warrants and Options..........................................................11
           4.3        No Certificates.......................................................................11
           4.4        Transfer of Units.....................................................................11
           4.5        Units held Jointly or in Fiduciary Capacity...........................................12
           4.6        Purchases for Cancellation............................................................12
           4.7        Death, Bankruptcy, Insolvency or Incompetence of a Unitholder.........................12
           4.8        Death of a Unitholder.................................................................13
           4.9        Lost Certificates.....................................................................13
           4.10       Declaration as to Beneficial Owner and other Information..............................13

ARTICLE 5             REDEMPTION OF UNITS...................................................................14
           5.1        Right to Surrender Units for Redemption...............................................14
           5.2        Redemption of Units for Gold Bullion..................................................14
           5.3        Manner of Payment - Gold Bullion......................................................16
           5.4        Redemption of Units for Cash..........................................................17
           5.5        Effect of Redemption..................................................................18
           5.6        Joint Holders.........................................................................19
           5.7        Suspension of Redemption Privilege....................................................19

ARTICLE 6             NET ASSET VALUE.......................................................................20
           6.1        Time of Determination.................................................................20


                                      -i-


                                               TABLE OF CONTENTS
                                                  (Continued)


                                                                                                           Page

           6.2        Determination and Calculation of Net Asset Value......................................20

ARTICLE 7             DISTRIBUTIONS.........................................................................22
           7.1        Time and Amount of Distributions......................................................22
           7.2        Additional Distributions, Designations, Determinations, Allocations and
                      Elections.............................................................................23
           7.3        Income Tax Statements.................................................................24
           7.4        QEF Election..........................................................................24
           7.5        Legal Rights..........................................................................24
           7.6        Character of Distributions............................................................24
           7.7        Withholding Taxes.....................................................................24
           7.8        Method of Payment.....................................................................25

ARTICLE 8             RECORDS, AUDITS AND REPORTS...........................................................25
           8.1        Records...............................................................................25
           8.2        Unitholders' Register.................................................................25
           8.3        Unclaimed Interest, Dividends or Distributions........................................26
           8.4        Auditors..............................................................................26
           8.5        Financial Statements..................................................................27

ARTICLE 9             POWERS AND DUTIES OF TRUSTEE..........................................................27
           9.1        General Powers........................................................................27
           9.2        Specific Powers.......................................................................27

ARTICLE 10            POWERS AND DUTIES OF MANAGER..........................................................32
           10.1       Powers of Manager.....................................................................32
           10.2       Particular Powers and Duties of Manager...............................................32
           10.3       Right to Vote Securities..............................................................37
           10.4       Investment Restrictions...............................................................38

ARTICLE 11            FEES, COMPENSATION AND EXPENSES.......................................................39
           11.1       Trustee's Fee.........................................................................39
           11.2       Manager's Fee.........................................................................39
           11.3       Expenses..............................................................................39

ARTICLE 12            TRUSTEE LIABILITY AND INDEMNIFICATION.................................................40
           12.1       Standard of Care......................................................................40
           12.2       Reliance..............................................................................40
           12.3       General Disclaimer of Liability.......................................................41
           12.4       Indemnification of Trustee............................................................41
           12.5       Insurance.............................................................................42
           12.6       Survival of Indemnity.................................................................42
           12.7       Prior Trustee.........................................................................42


                                      -ii-


                                               TABLE OF CONTENTS
                                                  (Continued)


                                                                                                           Page

ARTICLE 13            MANAGER LIABILITY AND INDEMNIFICATION.................................................42
           13.1       Standard of Care......................................................................42
           13.2       Reliance..............................................................................42
           13.3       Engaging in Competition...............................................................43
           13.4       Indemnification of Manager............................................................43
           13.5       Indemnification of the Trust by the Manager...........................................43
           13.6       Insurance.............................................................................43
           13.7       Survival of Indemnity.................................................................44

ARTICLE 14            CHANGE OF TRUSTEE.....................................................................44
           14.1       Resignation of Trustee................................................................44
           14.2       Removal of Trustee....................................................................44
           14.3       Appointment of Successor..............................................................44
           14.4       Obligations on Resignation or Removal.................................................45

ARTICLE 15            TERMINATION OF MANAGER................................................................45
           15.1       Resignation, Insolvency or Bankruptcy and Removal of the Manager......................45
           15.2       Change of Name........................................................................45
           15.3       Delivery of Records...................................................................45

ARTICLE 16            CONCERNING THE UNITHOLDERS............................................................46
           16.1       Status of Unitholders.................................................................46
           16.2       Liability of Unitholders..............................................................46

ARTICLE 17            MEETINGS OF UNITHOLDERS...............................................................46
           17.1       Meetings..............................................................................46
           17.2       Place and Time of Meetings............................................................47
           17.3       Notice of Meeting.....................................................................47
           17.4       Record Dates..........................................................................47
           17.5       Votes.................................................................................48
           17.6       Quorum................................................................................48
           17.7       Chairman..............................................................................48
           17.8       Proxies...............................................................................48
           17.9       Procedure.............................................................................49

ARTICLE 18            CUSTODIAN.............................................................................49
           18.1       Custodians............................................................................49

ARTICLE 19            REPORTS AND EXECUTION OF DOCUMENTS....................................................50
           19.1       Documents Affecting Trustee...........................................................50
           19.2       Execution of Documents................................................................50
           19.3       Execution of Documents by Manager.....................................................50


                                     -iii-


                                               TABLE OF CONTENTS
                                                  (Continued)


                                                                                                           Page

ARTICLE 20            NOTICE................................................................................51
           20.1       Notice to Unitholders.................................................................51
           20.2       Notice to Manager.....................................................................51
           20.3       Notice to Trustee.....................................................................51
           20.4       Delivery..............................................................................52

ARTICLE 21            AMENDMENT.............................................................................52
           21.1       Amendment upon Notice.................................................................52
           21.2       Amendments without Notice or Approval.................................................52
           21.3       Approval of Unitholders...............................................................53

ARTICLE 22            TERMINATION OF FUND...................................................................54
           22.1       Termination...........................................................................54
           22.2       Effect of Termination.................................................................55

ARTICLE 23            GENERAL...............................................................................55
           23.1       Governing Law.........................................................................55
           23.2       Counterparts..........................................................................56
           23.3       Severability..........................................................................56

SCHEDULE "A"          CERTIFICATE TO CIBC MELLON............................................................57

                                TRUST AGREEMENT

THIS TRUST AGREEMENT of First Trust Gold Trust made and entered into as of the day of June, 2012.

BETWEEN:

                  FT PORTFOLIOS CANADA CO., a company incorporated under the laws of Nova Scotia (the "MANAGER")

                                                               OF THE FIRST PART

                                    - and -

                  FT PORTFOLIOS CANADA CO., a company incorporated under the laws of Nova Scotia (the "SETTLOR")

                                                              OF THE SECOND PART

                                    - and -

                  CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada (the "TRUSTEE")

                                                               OF THE THIRD PART


WHEREAS:

      (a) the Settlor wishes to establish with the Trustee an investment trust exclusively for the collective investment and reinvestment of money and other property contributed by investors;

      (b) the Trustee is willing to act as trustee of such trust on and subject to the terms and conditions herein contained; and

      (c) the Manager and the Trustee intend that certain of the affairs of the Trust shall be managed by the Manager.

NOW THEREFORE in consideration of the premises and the mutual agreements herein contained, the parties hereto covenant, agree and declare as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1         INTERPRETATION

            In this Trust Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms have the meanings ascribed to them:

      (a) "AFFILIATE" means, with respect to a party, that party's affiliated companies within the meaning of the Business Corporations Act (Ontario), and with respect to the Trustee only, Affiliate shall be deemed, for the purposes of this Agreement only, to include CIBC Mellon Global Securities Services Company.

      (b) "AGREEMENT" means this agreement, including all amendments and/or restatements hereof.

      (c) "APPLICABLE LAWS" or "APPLICABLE LAW" means any federal, state or provincial tax, securities or other legislation and any regulations, orders, policies, rules or administrative practices of any federal, state or provincial regulatory authority, having the force of law as may from time to time apply to the Trust.

      (d) "AUDITORS" means a firm of chartered accountants appointed as auditor or auditors of the Trust in accordance with Section 8.4.

      (e) "BUSINESS DAY" means any day or part of a day on which the NYSE Arca is open for business.

      (f) "CASH AND CASH EQUIVALENTS" means cash or debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by Dominion Bond Rating Service Limited or its successors or assigns or F1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor's or its successors or assigns or P-1 (or its equivalent, or higher) by Moody's Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered or United States bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this definition, the term "short-term" means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made).

      (g) "CASH REDEMPTION NOTICE" means a written request signed by a Unitholder in the form as the Manager may from time to time in its sole discretion determine, which must be guaranteed by a Canadian chartered bank, or by a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that the Manager on behalf of the Trust otherwise approves.

      (h) "CLOSING TIME" means 4:00 p.m. (Eastern time) on any Valuation Date or such other time as the Manager deems appropriate.

      (i) "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      (j) "CUSTODIAN" means the custodian of the Trust for Gold Bullion only appointed by the Manager from time to time.

      (k)   "DTC" means The Depository Trust Company.

      (l) "DTC PARTICIPANT" means a registered broker/dealer or other financial institution in the United States that is a direct or indirect participant in the DTC book-entry only system and a person through whom the Unitholder deals directly to initiate any transaction in Units.

      (m) "DISTRIBUTION DATE" in respect of the Trust, means the last Business Day of each Fiscal Year of the Trust (but only if such day occurs after the establishment of the Trust pursuant to this Agreement) and such other date or dates as may be specified by notice in writing by the Manager to the Trustee from time to time.

      (n) "DISTRIBUTOR" means any person or entity, or persons or entities, retained by the Manager to assume responsibilities relating to the distribution of Units of the Trust.

      (o) "EXTRAORDINARY RESOLUTION" means a resolution approved, in person or by proxy, by Unitholders holding Units representing in the aggregate not less than 66 2/3% of the Net Asset Value of the Trust as determined in accordance with this Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with this Agreement, or a written resolution signed by Unitholders holding Units representing in the aggregate not less than 66 2/3% of the Net Asset Value of the Trust as determined in accordance with this Agreement.

      (p) "FISCAL YEAR" means the fiscal year of the Trust ending on the last day of December in each year.

      (q) "GAAP" means generally accepted accounting principles in the United States.

      (r) "GOLD BULLION" means physical gold bullion in London Good Delivery bar form or Kilogram bar form that is unencumbered, fully allocated and stored at the Custodian by or on behalf of the Trust.

      (s) "GOLD REDEMPTION NOTICE" means a written request signed by a Unitholder in the form as the Manager may from time to time in its sole discretion determine, which must be guaranteed by a Canadian chartered bank, or by a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that the Manager on behalf of the Trust otherwise approves.

      (t) "INDIRECT INVESTMENTS" means investments in securities of corporations, companies, funds or other entities substantially all of whose assets consist of gold, or rights to gold, whether in bullion, coin, medals or any other form or whose operations consist of mining or exploration for gold.

      (u) "INITIAL CONTRIBUTION" in respect of the Trust has the meaning provided in Section 2.1.

      (v)   "INITIAL UNIT" has the meaning provided in Section 2.1

      (w) "INVESTMENT AND OPERATING RESTRICTIONS" means the restrictions outlined in Section 10.4.

      (x) "KILOGRAM BAR FORM" means a kilogram bar of physical gold bullion manufactured by refiners recognized by the LBMA for the production of London Good Delivery bars with a fineness of 0.9999 or such other fineness determined by the LBMA from time to time.

      (y)   "LBMA" means the London Bullion Market Association.

      (z) "LONDON GOOD DELIVERY" means a 400 ounce bar of physical gold bullion that contains between 350 to 430 troy ounces manufactured by refiners recognized by the LBMA for the production of London Good Delivery bars with a fineness of 0.9995 or such other fineness determined by the LBMA from time to time.

      (aa) "MANAGER" means FT Portfolios Canada Co., as manager of the Trust, and its successors or assigns under the terms of this Agreement.

      (bb)  "MONTHLY REDEMPTION DATE" means the last Business Day of a month.

      (cc)  "NASDAQ" means NASDAQ National Market.

      (dd) "NET ASSET VALUE" and "NET ASSET VALUE PER UNIT" have the meanings provided in Section 6.2.

      (ee) "NET INCOME" or "NET LOSS" of the Trust for a period shall be the taxable income or loss of the Trust for the period determined in accordance with the provisions of the Tax Act regarding the calculation of taxable income or loss as the case may be, provided that capital gains and capital losses shall be excluded and provided further that:

            (i) the portion of the Trust's income comprised of taxable dividends received from corporations resident in Canada shall be calculated on the basis that the amount included in income in respect thereof is not greater than the actual amount received; and

            (ii) no amount is deductible in respect of amounts paid or payable in the year to Unitholders.

      (ff) "NET TAXABLE CAPITAL GAINS" of the Trust for a Fiscal Year means the amount, if any, by which the taxable capital gains of the Trust for the Fiscal Year as determined for purposes of the Tax Act exceed the aggregate of:

            (i) the allowable capital losses (other than business investment losses) of the Trust for the year for the purposes of the Tax Act; and

            (ii) the unapplied net capital losses of the Trust for the purposes of the Tax Act for preceding Fiscal Years of the Trust, to the extent that they may be applied against taxable capital gains of the Trust for the Fiscal Year for the purposes of the Tax Act.

      (gg)  "NYSE ARCA" means the New York Stock Exchange Arca.

      (hh) "ORDINARY RESOLUTION" means a resolution of the Unitholders approved, in person or by proxy, by Unitholders holding Units representing in the aggregate not less than 50% of the Net Asset Value of the Trust as determined in accordance with this Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with this Agreement, or a written resolution signed by Unitholders holding Units representing in the aggregate not less than 50% of the Net Asset Value of the Trust as determined in accordance with this Agreement.

      (ii) "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted.

      (jj) "PFIC" means a "passive foreign investment company" within the meaning of Section 1297 of the Code.

      (kk) "PORTFOLIO ADVISOR" means First Trust Advisors L.P. or such other portfolio advisor or investment manager of the Trust that may be appointed by the Manager from time to time.

      (ll) "PROSPECTUS" means any effective registration statement, preliminary prospectus, prospectus, preliminary simplified prospectus, simplified prospectus or fund prospectus, or any other similar document used in connection with the sale of Units of the Trust.

      (mm)  "QEF" means a "qualified electing fund" within the meaning of
            Section 1295 of the Code.

      (nn)  "REGISTER" has the meaning provided in Section 8.2.

      (oo)  "SETTLOR" means FT Portfolios Canada Co.

      (pp) "SUB-ADVISOR" means any person appointed as sub-advisor of the Trust.

      (qq) "SUB-CUSTODIAN" means The Bank of New York Mellon acting in such capacity, or any other sub-custodian of the Trust.

      (rr) "TAX ACT" means the Income Tax Act (Canada), R.S.C. 1985, c. 1 (5th Supp.) and the Income Tax Regulations (Canada), C.R.C. 1978, c. 945 all as amended from time to time.

      (ss) "TRANSFER AGENT" means The Bank of New York Mellon acting in such capacity, or any other transfer agent of the Trust appointed pursuant to the terms of this Agreement.

      (tt)  "TRUST" means the trust established pursuant hereto.

      (uu) "TRUST LIABILITIES" at any time in respect of the Trust means all accounts, expenses and obligations payable by the Trust for Trust purposes.

      (vv)  "TRUST PROPERTY" at any time means:

            (i)   the Initial Contribution with respect to the Trust;

            (ii)  all funds received from the issuance of Units of the Trust;

            (iii) all investments, sums or property of any type or description including Gold Bullion from time to time delivered to the Trustee or held for its account and accepted by the Trustee in accordance with this Agreement for the purposes of the Trust;

            (iv)  any proceeds of disposition of any of the foregoing property;
                  and

            (v) all income, interest, profit, gains and accretions and additional rights arising from or accruing to such foregoing property or such proceeds of disposition.

      (ww) "TRUSTEE" means CIBC Mellon Trust Company and its successors or assigns under the terms of this Agreement, in its capacity as trustee hereunder.

      (xx)  "TRUSTEE INDEMNIFIED PARTIES" has the meaning provided in Section
            12.4.

      (yy) "UNITS" means a unit of participation in the Trust and, unless the context otherwise requires, includes fractions of Units.

      (zz) "UNITHOLDER" of the Trust means a holder of one or more Units and fractions thereof as set forth in the Register of the Trust.

      (aaa) "VALUATION AGENT" means The Bank of New York Mellon acting in such capacity, or any other valuation agent of the Trust.

      (bbb) "VALUATION DATE" means each Business Day and December 31 of each year, and such other days as the Manager may determine to value the assets of the Trust.

1.2         ARTICLE AND SECTION HEADINGS

            Article and Section headings have been inserted for convenience only and are not a part of this Agreement.

1.3         CURRENCY

            Except where otherwise expressly indicated, all references herein to currency are to lawful money of the United States. Calculations required to be performed in accordance with this Agreement may be completed in any currency, but all amounts required to be determined and statements required to be prepared shall be expressed in Canadian currency and all amounts in foreign currencies, including assets of the Trust valued in terms of foreign currency, funds on deposit and contractual obligations payable to the Trust in foreign currency shall for the purposes of such expression be translated into Canadian currency at the spot rate of exchange quoted by a major Canadian chartered bank or an independent pricing service which uses quotes of major world banks on the date as of which such expression is to be made.

                                   ARTICLE 2
                             ESTABLISHMENT OF TRUST

2.1         ESTABLISHMENT OF TRUST

            The Trust is hereby established for the benefit of holders of Units from time to time by the delivery by the Settlor to the Trustee of a payment of $10 to constitute and settle the Trust (the "INITIAL CONTRIBUTION") in consideration for one Unit of the Trust (the "INITIAL UNIT"). The Trustee hereby agrees that it will receive, hold, administer and deal with all money and property which it now or may hereafter acquire as Trustee, together with the proceeds thereof in trust, in the manner and subject to the terms and conditions contained herein. The Trust shall in addition to the Initial Contribution consist of Trust Property less any monies and assets properly disbursed in accordance with this Agreement in payment of expenses or redemptions of Units or distributions of Net Income or Net Taxable Capital Gains.

2.2         NAME

            The trust established by this Agreement shall be known as First Trust Gold Trust. Should the Manager determine that the use of this name is not practicable, legal or convenient, it may use any other designation or it may adopt any other name for the Trust that it deems appropriate and the Trustee will hold the property and assets of the Trust under the new designation or name. The Manager shall notify the Trustee of any change in the name of the Trust.

2.3         HEAD OFFICE: LOCATION OF ADMINISTRATION BY MANAGER

            The head office and location of the administration of the Trust shall be in Ontario at the address of the Manager or at such other place as the Manager may from time to time designate.

2.4         TERM

            The Trust shall continue in force unless otherwise terminated in accordance with the provisions of this Agreement.

2.5         U.S. FEDERAL INCOME TAX CLASSIFICATION

            The Manager, on behalf of the Trust, shall file an affirmative election with the U.S. Internal Revenue Service under U.S. Treasury Regulations
Section 301.7701-3 for the Trust to be classified as an association taxable as a corporation for U.S. federal income tax purposes. Such election shall be filed before the Trust's initial public offering of its Units and shall be effective as of the date of establishment of the Trust. The Manager, on behalf of the Trust, shall not take any action inconsistent with the treatment of the Trust as an association taxable as a corporation for U.S. federal income tax purposes and shall not elect to treat the Trust as an entity other than as an association taxable as a corporation for such purposes.

2.6         PURPOSE

            The Trust created hereby is a mutual fund trust. The Trust will, for the benefit of its Unitholders, engage in making investments in accordance with the investment objectives, strategies and restrictions of the Trust set out herein.

2.7         INVESTMENT OBJECTIVES

            The Trust intends to invest and hold substantially all of its assets in Gold Bullion including up to 10% of its net assets in Indirect Investments.

2.8         INVESTMENT STRATEGY

            The investment strategy of the Trust is to invest and hold at least 97% of its total net assets in Gold Bullion including up to 10% of the net assets in Indirect Investments and that no more than 3% of total net assets of the Trust will be invested and held in Cash and Cash Equivalents except during the 60-day period following the closing of an offering of Units or prior to the distribution of the assets of the Trust. The assets of the Trust will be invested in accordance with the Investment and Operating Restrictions.

                                   ARTICLE 3
                               STRUCTURE OF FUNDS

3.1         UNITS

            The Trust is authorized to issue an unlimited number of Units. Each Unit represents an undivided beneficial ownership interest in the Trust. Units are transferable and redeemable at the option of the Unitholder in accordance with the provisions herein. All Units have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units and fractions thereof will be issued only as fully paid and non-assessable. Units will have no preference, conversion or exchange rights. Each Unit also will have the following attributes:

      (a)   each Unit will be without nominal or par value;

      (b) each whole Unit will entitle the holder thereof to one vote at all meetings of Unitholders;

      (c) each Unit will entitle the holder thereof to participate pro rata, in accordance with the provisions herein, with respect to all distributions and, upon liquidation of the Trust, to participate pro rata with other Unitholders in the Net Asset Value of the Trust remaining after the satisfaction of outstanding liabilities of the Trust as provided herein.

      (d)   no pre-emptive rights will attach to the Units;

      (e) no cancellation or surrender provisions will attach to the Units except as set out herein;

      (f) once the Net Asset Value per Unit, determined in accordance with this Agreement, at the time of issuance has been paid, Units will be fully paid and non-assessable so that there will be no liability for future calls or assessments with respect to the Units;

      (g)   all Units will be transferable, but only as contemplated herein; and

      (h) each Unit will entitle the holder thereof to require the Trust to redeem the Unit as provided herein.

            Unitholders will have no interest in the Trust other than the Units held by them, and, subject to Applicable Laws, Unitholders will not be called upon to share or assume any losses of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of the Units.


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


3.2         FRACTIONAL UNITS

            Fractions of Units may be issued. Fractional Units shall not, except to the extent that such fractional Units may represent in the aggregate one or more whole Units held by a Unitholder, entitle the Unitholder thereof to notice of, or to attend or to vote at, meetings of Unitholders. Subject to the foregoing, fractional Units shall have attached thereto the rights, restrictions, conditions and limitations attaching to whole Units in the proportion that they bear to a whole Unit including rights, restrictions, conditions and limitations with respect to receipt of distributions, redemption of Units and liquidation of the Trust. Fractional Units held by a single Unitholder may be combined to constitute a whole Unit.

3.3         CONSOLIDATION AND SUBDIVISION

            Units may be consolidated or subdivided by the Manager provided that notice of any such consolidation or subdivision is first disseminated to the public by press release. Notwithstanding the foregoing, Units may be consolidated without notice to Unitholders in connection with a distribution to Unitholders in accordance with this Agreement.

                                   ARTICLE 4
                           SALE AND TRANSFER OF UNITS

4.1         ALLOTMENT AND ISSUE

      (a) Within the limitations of this Article 4, the Trust shall allot and issue Units at such time or times for such consideration and in such manner, and to such person or persons as the Manager in its sole discretion shall determine. The Manager may provide for the payment of commissions and determine the amount of commission paid to registered dealers in connection with any such issuance.

      (b) Subject to approval of the Unitholders by Extraordinary Resolution, the Trust shall not allot and issue Units subsequent to the Trust's initial public offering, except: (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated Net Asset Value per Unit prior to, or upon, the determination of the pricing of such issuance; or (ii) by way of Unit distribution in connection with an income or capital gains distribution. Immediately after a pro rata distribution of Units to all Unitholders in satisfaction of any non-cash distribution, the number of outstanding Units may be consolidated as described in
            Section 3.3 hereof such that each Unitholder will hold, after the consolidation, the same number of Units as the Unitholder held before the non-cash distribution, subject to any reduction contemplated in Section 7.7 where withholding is required. Subject to the foregoing, the Trust may allot and issue additional Units at such time or times, and in such manner, as the Manager in its sole discretion shall determine.

      (c) Pursuant to Section 2.1 the Initial Unit shall be issued to the Settlor of the Trust as fully paid in respect of the Initial

            Contribution in order to settle the Trust as a trust. Such Unit will be automatically redeemed for $10 upon the closing of the initial public offering of the Trust.

      (d) Subscriptions for Units to be issued will be subject to rejection or allotment by the Manager in whole or in part. If the Manager has not approved the subscription, the Manager shall so advise the subscriber within two days of the receipt of the subscription and forthwith return to the subscriber the amount tendered by the subscriber with his, her or its subscription without interest.

4.2         RIGHTS, WARRANTS AND OPTIONS

            The Trust may create and issue rights, warrants or options to subscribe for fully paid Units. Such rights, warrants or options may be exercisable at such subscription price or prices and at such time or times as the Manager may determine. The rights, warrants or options so created may be issued for such consideration or for no consideration, all as the Manager may determine. A right, warrant or option is not a Unit and a holder thereof is not a Unitholder.

4.3         NO CERTIFICATES

            Upon issuance of Units, a book-entry only certificate representing the Units shall be deposited initially with DTC or its nominees. Subject to termination of the DTC book-entry only system by the Manager, beneficial Unitholders will not be entitled to receive a certificate or other instrument representing Units or evidencing beneficial ownership of Units from the Trust or the Manager or any other person and the ownership of Units shall be evidenced solely and conclusively by the Register. If the Manager elects to terminate the DTC book-entry only system, the Manager shall cause certificates evidencing the Units to be issued and delivered to the Unitholders shown on the Register as of the effective date of such termination, such certificates to be prepared in compliance with all Applicable Laws.

4.4         TRANSFER OF UNITS

      (a) Units shall be, for all purposes of the Trust and this Trust Agreement, personal and moveable property, and subject to Section 4.3, Subsections 4.4(b) and (c) and Section 4.7 shall be transferable at any time and from time to time by endorsement and delivery of such evidence or instrument of transfer as the Manager or the Transfer Agent may accept. If Units in fully registered certificated form are issued to Unitholders, transfers shall be recorded on the Register and shall only become effective when so recorded.

      (b) The Units are freely transferable and the Manager shall not impose any restriction on the transfer of Units unless such restriction is necessary, in the opinion of counsel to the Trust, as a condition of obtaining or maintaining the status of the Trust as a "mutual fund trust" under the Tax Act or to obtain, maintain or renew any licences, rights, status or powers pursuant to any other Applicable Laws or comply with Applicable Laws. If any such restriction is or becomes necessary, the Manager shall have the power to restrict the transfer of Units on the books of the Trust and shall promptly direct the Transfer Agent, with notice to the Trustee.

      (c) Notwithstanding the foregoing, the Manager may determine not to take any of the actions described above if the Manager has been advised by counsel to the Trust that the failure to take any of such actions would not adversely impact the status of the Trust as a "mutual fund trust" for purposes of the Tax Act or, alternatively, may take such other action or actions as may be necessary to maintain the status of the Trust as a "mutual fund trust" for purposes of the Tax Act.

4.5         UNITS HELD JOINTLY OR IN FIDUCIARY CAPACITY

            The Manager or the Transfer Agent may treat two or more persons holding any Unit as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the Register, but no entry shall be made in the Register that any person is in any other manner entitled to any future, limited or contingent interest in any Unit; provided, however, that any person recorded as a holder of any Unit may, subject to the provisions herein contained, be described in the Register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

4.6         PURCHASES FOR CANCELLATION

            The Trust may at any time and from time to time purchase Units for cancellation at prices not exceeding the Net Asset Value per Unit on the Valuation Date immediately prior to such purchase, subject to compliance with Applicable Laws and stock exchange requirements.

4.7         DEATH, BANKRUPTCY, INSOLVENCY OR INCOMPETENCE OF A UNITHOLDER

            None of the Trust, the Trustee nor the Manager shall be affected by any notice of death, bankruptcy, insolvency, incompetence or other event affecting a Unitholder but they may, nonetheless, upon becoming aware of any such event, take such action as they may deem appropriate to ensure compliance with Applicable Laws to the extent each is obliged hereunder to ensure such compliance and they shall not become liable to a Unitholder for so doing. Any person becoming entitled to any Units in consequence of the death, bankruptcy, insolvency, incompetence or other event of any Unitholder, the transfer of Units, or otherwise by operation of law, shall be recorded as the holder of such Units upon production to the Transfer Agent of the proper evidence thereof. Until such production is made, the Unitholder of record shall be deemed to be the legal and beneficial holder of such Units for all purposes hereof and the Transfer Agent, the Manager, the Trustee and the Trust shall not be affected by any notice of such death, bankruptcy, insolvency, incompetence or other event and, in particular, shall not be affected by reason that a transfer of Units is processed, or the Net Asset Value per Unit for the purposes of redemption is calculated, on the day when the actual transfer or redemption of Units occurs and not on the day when notice of death, bankruptcy, insolvency, incompetence or other event is received by the Transfer Agent or the Manager. Notwithstanding the foregoing, upon receipt from a Unitholder of notice that his or her Units have been pledged or otherwise encumbered, the Manager or the Transfer Agent may, but need not, place such restrictions on transfer of the affected Units as are deemed appropriate by the Manager in its discretion.

4.8         DEATH OF A UNITHOLDER

            The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising hereunder nor give such Unitholder's legal representatives a right to an accounting or to take any action in the Courts or otherwise against other Unitholders, the Trust, the Trustee or the Manager, or the Trust Property, but shall merely entitle the personal representative of the deceased Unitholder to be registered as the holder of such Units in place of the deceased Unitholder and upon acceptance thereof such personal representative shall succeed to all rights of the deceased Unitholder hereunder.

4.9         LOST CERTIFICATES

            If Units in fully registered certificated form are issued to Unitholders and any certificate for Units is lost, stolen, destroyed or mutilated, the Manager may authorize the issuance of a new certificate for the same number of Units in lieu thereof. The Manager may in its discretion, before the issuance of such new certificate, require the holder of the lost, stolen, destroyed or mutilated certificate, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Manager may deem necessary and may require the subscriber to supply to the Trust a "lost certificate bond" or a similar bond in such reasonable sum as the Manager may direct indemnifying the Manager and the Transfer Agent for so doing. The Manager or the Transfer Agent shall have the power to acquire from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated certificate. The Trust shall pay all premiums and other sums of money payable for such purpose out of the Trust Property with such contribution, if any, by those insured as may be determined by the Manager. If such blanket lost security bond is acquired, the Manager may authorize and direct (upon such terms and conditions as the Manager may from time to time impose) the Transfer Agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated certificate without further action or approval by the Manager.

4.10        DECLARATION AS TO BENEFICIAL OWNER AND OTHER INFORMATION

            The Manager may require any Unitholder as shown on the Register to provide a declaration, in the form prescribed by the Manager, as to the beneficial owner of Units registered in such Unitholder's name and as to the jurisdiction in which such beneficial owner is resident and such other information as may be necessary in order to carry out the provisions of this Agreement or comply with Applicable Law.

                                   ARTICLE 5
                              REDEMPTION OF UNITS

5.1         RIGHT TO SURRENDER UNITS FOR REDEMPTION

            Subject to the terms and conditions of this Article 5, Units of the Trust may be surrendered for redemption at the option of any Unitholder on a monthly basis but will be redeemed only on a Monthly Redemption Date in respect of which the redemption request is processed and at no other time.

5.2 REDEMPTION OF UNITS FOR GOLD BULLION

            Subject to the Manager's right, on behalf of the Trust, to suspend redemptions in certain circumstances described in Section 5.7, Units may be redeemed at the option of the Unitholder on a monthly basis on a Monthly Redemption Date for Gold Bullion as follows:

      (a) All redemptions of Units for Gold Bullion shall be determined using United States dollars.

      (b) Unitholders whose Units are redeemed for Gold Bullion will be entitled to receive a redemption price per Unit equal to 100% of the Net Asset Value per Unit of the redeemed Units as at the Closing Time on the applicable Monthly Redemption Date in respect of which the redemption request is processed.

      (c) Redemption requests must be for amounts that are at least equivalent to the value of one Kilogram bar form, plus applicable expenses. Any redemption proceeds not paid in Gold Bullion will be paid in cash at a rate equal to 100% of the Net Asset Value per Unit of the redeemed Units as at the Closing Time on the applicable Monthly Redemption Date that represents such excess amount.

      (d) A Unitholder redeeming Units for Gold Bullion will be responsible for the expenses in connection with effecting the redemption and applicable delivery expenses, including the handling of the Gold Redemption Notice, the delivery of the Gold Bullion for the Units that are being redeemed and the applicable Gold Bullion storage in-and-out fees charged by the Custodian.

      (e) A Unitholder that owns a sufficient number of Units who desires to exercise redemption privileges for Gold Bullion must do so by instructing his, her or its broker, who must be a direct or indirect DTC Participant, to deliver to the Transfer Agent on behalf of the Unitholder a Gold Redemption Notice of the Unitholder's intention to redeem Units for Gold Bullion. A Gold Redemption Notice must be received by the Transfer Agent no later than 4:00 p.m. (Eastern time) on the 15th day of the month in which the Gold Redemption Notice will be processed or, if such day is not a Business Day, then on the immediately following day that is a Business Day. Any Gold Redemption Notice received after such time will be processed on the next Monthly Redemption Date.

      (f) Except as provided under Section 5.7 and subject to Subsections (g) and (h) below, by instructing a broker to deliver to the Transfer Agent a Gold Redemption Notice, the Unitholder shall be deemed to have irrevocably surrendered the Unitholder's Units for redemption and appointed such broker to act as the Unitholder's exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

      (g) Once a Gold Redemption Notice is received by the Transfer Agent, the Transfer Agent, together with the Manager, shall determine whether such Gold Redemption Notice complies with the applicable requirements, is for an amount of Gold Bullion that is equal to at least one kilogram of physical gold in the Trust's inventory at the Custodian plus applicable expenses, and contains delivery instructions that are acceptable to the armoured service transportation carrier. If the Transfer Agent and the Manager determine that the Gold Redemption Notice complies with all applicable requirements, the Transfer Agent will provide a notice to such redeeming Unitholder's broker confirming that the Gold Redemption Notice was received and determined to be complete.

      (h) Any Gold Redemption Notice delivered to the Transfer Agent regarding a Unitholder's intent to redeem Units that the Transfer Agent or the Manager, in their sole discretion, determines to be incomplete, not in proper form, not duly executed or for an amount of Gold Bullion less than at least one kilogram, or in an amount that cannot be satisfied based on the bar sizes of Gold Bullion owned by the Trust shall for all purposes be void and of no effect, and the redemption privilege to which it relates shall be considered for all purposes not to have been exercised thereby. If the Transfer Agent and the Manager determine that the Gold Redemption Notice does not comply with the applicable requirements, the Transfer Agent will provide a notice to such Unitholder's broker explaining the deficiency.

   (i) If the Gold Redemption Notice is determined to have complied with the foregoing requirements in this Section 5.2, the Transfer Agent and the Manager will determine as at the Closing Time on the applicable Monthly Redemption Date the amount of Gold Bullion and the amount of cash that will be delivered to the redeeming Unitholder. Also, if the Units being redeemed are certificated, on such Monthly Redemption Date, the redeeming Unitholder's broker will deliver the certificates evidencing the redeemed Units to DTC or the Transfer Agent, as applicable, for cancellation. Due to the fact that London Good Delivery bars vary in weight from 350 to 430 troy ounces, the Transfer Agent and the Manager shall have some discretion on the amount of Gold Bullion the redeeming Unitholder will receive based on the weight of London Good Delivery bars owned by the Trust and the amount of cash necessary to cover the expenses associated with the redemption and delivery that must be paid by the redeeming Unitholder. Once such determination has been made, the Transfer Agent will inform the broker through which the Unitholder has delivered its Gold Redemption Notice of the amount of Gold

            Bullion and cash that the redeeming Unitholder will receive upon the redemption of the Unitholder's Units.

      (j) Based on instructions received from the Manager, the Custodian will release the requisite amount of Gold Bullion from its custody to the armoured transportation service carrier pursuant to Section 5.3.

      (k) As directed by the Manager, any cash to be received by a redeeming Unitholder in connection with a redemption of Units for Gold Bullion pursuant to this Section 5.1 will be delivered or caused to be delivered by the Manager to the Unitholder within 10 Business Days after the applicable Monthly Redemption Date.

5.3         MANNER OF PAYMENT - GOLD BULLION

      (a) A Unitholder redeeming Units for Gold Bullion will receive the Gold Bullion from the Custodian. Gold Bullion received by a Unitholder as a result of a redemption of Units will be delivered by armoured transportation service carrier pursuant to delivery instructions provided by the Unitholder. The armoured transportation service carrier will be engaged by, or on behalf of, the redeeming Unitholder. Such Gold Bullion can be delivered:

            (i) to an account established by the Unitholder at an institution located in North America authorized to accept and hold London Good Delivery bars;

            (ii) in the United States, to any physical address (subject to approval by the armoured transportation service carrier);

            (iii) in Canada, to any business address (subject to approval by the armoured transportation service carrier); and

            (iv) outside of the United States and Canada, to any address approved by the armoured transportation service carrier.

      (b) Costs associated with the redemption of Units and the delivery of Gold Bullion will be borne by the redeeming Unitholder. Also, the redeeming Unitholder will be responsible for in-and-out fees charged by the Custodian. Unitholders interested in redeeming Units for Gold Bullion should contact the Transfer Agent for current costs associated with the delivery of Gold Bullion pursuant to the Unitholder's delivery instructions.

      (c) The armoured transportation service carrier will receive Gold Bullion in connection with a redemption of Units approximately 10 Business Days after the applicable Monthly Redemption Date. Once Gold Bullion representing the redeemed Units has been placed with the armoured transportation service carrier, the Custodian will no longer bear the risk of loss of, and damage to, such Gold Bullion. In the event of a loss after the Gold Bullion has been placed with the armoured transportation service carrier, the Unitholder will not have recourse against the Trust, the Manager, the Advisor, the Custodian or Trustee.

5.4         REDEMPTION OF UNITS FOR CASH

            Subject to the Manager's right, on behalf of the Trust, to suspend redemptions in certain circumstances described in Section 5.7, Units may be redeemed at the option of the Unitholder on a monthly basis on a Monthly Redemption Date for cash as follows:

      (a) All redemptions of Units for cash shall be determined using United States dollars.

      (b) Unitholders whose Units are redeemed for cash will be entitled to receive a redemption price per Unit equal to 95% of the lesser of:

            (i) the volume-weighted average trading price of the Units traded on the NYSE Arca for the last five days on which the exchange is open for trading for the month in which the redemption request is processed; and

            (ii) the Net Asset Value per Unit of the redeemed Units as at the Closing Time on the applicable Monthly Redemption Date.

      (c) Cash proceeds from the redemption of Units will be transferred to a redeeming Unitholder approximately three Business Days after the applicable Monthly Redemption Date.

      (d) To redeem Units for cash, a Unitholder must instruct the Unitholder's broker to deliver a Cash Redemption Notice to the Transfer Agent. A Cash Redemption Notice must be received by the Transfer Agent no later than 4:00 p.m. (Eastern time) on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a Business Day, then on the immediately following day that is a Business Day.

      (e) Except as provided under Section 5.7 and Subsection 5.4(f) below, by instructing a broker to deliver to the Transfer Agent a Cash Redemption Notice, the Unitholder shall be deemed to have irrevocably surrendered the Unitholder's Units for redemption and appointed such broker to act as the Unitholder's exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

      (f) Any Cash Redemption Notice delivered to the Transfer Agent regarding a Unitholder's intent to redeem Units that the Transfer Agent or the Manager determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the redemption privilege to which it relates shall be considered for all purposes not to have been exercised thereby. For each Cash Redemption Notice, the Transfer Agent shall notify the redeeming

            Unitholder's broker that such Cash Redemption Notice has been deemed insufficient or accepted and duly processed, as the case may be.

      (g) Upon receipt of the Cash Redemption Notice, the Transfer Agent and the Manager will determine as at the Closing Time on the applicable Monthly Redemption Date the amount of cash that will be delivered to the redeeming Unitholder. Also, if the Units being redeemed are certificated, on such Monthly Redemption Date, the redeeming Unitholder's broker will deliver the certificates evidencing the redeemed Units to DTC or the Transfer Agent, as applicable, for cancellation.

      (h) Payment shall be made by mailing or delivering a check or by wire or electronic transfer as the Manager may in its discretion determine, in the relevant amount to the Unitholder at its last address as shown in the register of Unitholders or to such other payee or address or account as the Unitholder may in writing direct. Any payment, unless not honored, shall discharge the relevant Trust, the Trustee and the Manager from all liability to such Unitholder in respect of the amount thereof and in respect of the Units redeemed. In no event shall the Trust, the Trustee or the Manager be liable to a Unitholder for interest or income on the proceeds of any redemption pending the payment thereof.

5.5         EFFECT OF REDEMPTION

      (a) Determination of the Net Asset Value per Unit for the Units being redeemed under Section 5.2 or Section 5.4, as applicable, shall constitute a redemption of the Units being so redeemed and the Unitholder shall thereafter cease to have any further rights with respect to such Units and, upon payment of the redemption proceeds (plus the amount of any distribution declared but not paid on the Units redeemed as of the effective date of the Gold Redemption Notice or the Cash Redemption Notice), the Manager, the Trustee and the Trust shall be discharged from all liability to the Unitholder with respect to the Units so redeemed and the amount so paid.

      (b) In accordance with Article 7, where a Unitholder has requested a redemption during the year pursuant to Section 5.2 or Section 5.4 hereof, the Manager, in its sole discretion, may allocate and, where applicable, designate to such Unitholder an amount equal to any Net Income or Net Taxable Capital Gains realized by the Trust for the year as a result of the disposition of any Trust Property to satisfy the Gold Redemption Notice or the Cash Redemption Notice, as the case may be, given by such Unitholder or such other amount that is determined by the Manager to be reasonable. Without limiting the generality of the foregoing, the Manager may also allocate and, where applicable, designate to such Unitholder a portion of any income or capital gains of the Trust for the year that otherwise would only have been allocated under Section 7.1 to Unitholders who were Unitholders of record as of 5:00 p.m. (Toronto time) on the last Business Day prior to a Distribution Date occurring in the year.

      (c) The Manager or the Trustee, in its capacity as such may deduct fees or other charges upon a redemption, as may be determined by the Manager and specified in a Prospectus. Any such redemption fee or charge may be deducted from the proceeds of redemption otherwise payable to the Unitholders.

5.6         JOINT HOLDERS

            Where a Unit to be redeemed is registered in more than one name, the redemption proceeds shall be deemed to be owed to the holders of such Unit upon joint account and may be paid to all or any of such registered holders and the payment to and/or receipt by all or any of such registered holders shall constitute a valid discharge of the Trust for the proceeds so paid or delivered.

5.7         SUSPENSION OF REDEMPTION PRIVILEGE

            The Manager, on behalf of the Trust, may suspend the right or obligation of the Trust to redeem Units for the whole or any part of any period (whether for physical gold bullion and/or cash) with the prior approval of securities regulatory authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability for the Manager to determine the Net Asset Value of the Trust or the redemption amount of Units.

            In the event of any such suspension, the Manager will issue a press release announcing the suspension and will advise the Trustee. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All Unitholders making such requests will be advised by the Manager of the suspension and that the redemption will be effected at a price determined on the first Valuation Date that the Net Asset Value per Unit is calculated following the termination of the suspension. All such Unitholders will have, and will be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension will terminate in any event on the first Business Day on which the condition giving rise to the suspension has ceased to exist or when the Manager has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Manager will issue a press release announcing the termination of the suspension and will advise the Trustee. Subject to Applicable Laws, any declaration of suspension made by the Manager, on behalf of the Trust, will be conclusive.

            During any period in which the right of Unitholders to request a redemption of their Units is suspended, the Manager, on behalf of the Trust, will direct the Trust's Valuation Agent to suspend the calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit. During any such period of suspension, subscriptions for additional Units of the Trust shall not be accepted and the Trust will not issue or redeem any Units.

                                   ARTICLE 6
                                NET ASSET VALUE

6.1         TIME OF DETERMINATION

            The Net Asset Value and Net Asset Value per Unit of the Trust shall be determined as of the Closing Time on each Valuation Date.

6.2         DETERMINATION AND CALCULATION OF NET ASSET VALUE

            The Trustee shall or shall cause the Valuation Agent of the Trust to calculate the Net Asset Value of the Trust. In determining the Net Asset Value, the Valuation Agent or Trustee, as applicable may consult with the Portfolio Advisor, the Sub-Advisor, the Trust's Valuation Agent, the Custodian, the Sub-Custodian and the Auditors.

            The Net Asset Value will be determined for the purposes of subscriptions and redemptions as of the Closing Time on each Valuation Date in U.S. dollars. The value of the Net Asset Value determined on the last Valuation Date of each year will include all income and expenses of the Trust or any other items to be accrued to December 31 of such year and since the last calculation of the Net Asset Value, for the purpose of the distribution of Net Income and Net Taxable Capital Gains of the Trust to Unitholders.

            The Net Asset Value as of the Closing Time on each Valuation Date will be the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units) as of such date.

            The Net Asset Value per Unit at any time shall be the quotient obtained by dividing the Net Asset Value of the Trust at such time by the total number of Units then outstanding and adjusting the number to the nearest one hundredth of a cent. For the purpose of this calculation:

      (a) Units subscribed for shall be deemed to be outstanding as of the Business Day after the day upon which payment in full for such Units shall have actually been received by the Manager; and

      (b) Units which the Trust is required to redeem shall be deemed to be outstanding at the Closing Time on the Valuation Date as of which Net Asset Value is to be determined for the purpose of the redemption, and thereafter the Units shall be deemed to be no longer outstanding and the redemption price shall, until paid, be deemed to be a liability of the Trust.

Subject to directions from the Manager as required, the Net Asset Value of the Trust will be determined in accordance with the following:

      (a) The assets of the Trust will be deemed to include the following property:

            (i) all physical gold bullion owned by or contracted for the Trust;

            (ii) all cash on hand or on deposit, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

            (iii) all bills, notes and accounts receivable;

            (iv) all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default;

            (v)   prepaid expenses; and

            (vi) all interests in corporations, companies, funds or other entities, as may be held by the Trust from time to time.

      (b) The Manager shall from time to time prescribe or approve the procedures and methods for determining the value of the portfolio assets of the Trust as it deems necessary or desirable.

      (c) The liabilities of the Trust will be calculated on a fair value basis and will be deemed to include the following:

            (i)   all bills, notes and accounts payable;

            (ii) all fees (including management fees) and administrative and operating expenses payable and/or accrued by the Trust;

            (iii) all contractual obligations for the payment of money or property, including distributions of Net Income and Net Taxable Capital Gains of the Trust, if any, declared, accrued or credited to the Unitholders but not yet paid on the day before the Valuation Date as of which the Net Asset Value of the Trust is being determined;

            (iv) all allowances authorized or approved by the Manager or the Trustee for taxes or contingencies; and

            (v) all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding Units.

      (d) For the purposes of determining the market value of any security or property pursuant to paragraph (b) above to which, in the opinion of the Trust's Valuation Agent in consultation with the Manager, the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), will be the fair value as determined in such manner by the Trust's Valuation Agent in consultation with the Manager and generally adopted by the marketplace from time to time. For greater certainty, fair valuing an investment comprising the property of the Trust may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment's value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded;
            (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

      (e) For the purposes of determining the value of physical gold bullion, the Manager will rely solely on weights provided to the Manager by third parties. The Manager, the Trustee or the Trust's Valuation Agent will not be required to make any investigation or inquiry as to the accuracy or validity of such weights.

      (f) Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the Net Asset Value of the Trust made after the date on which the transaction becomes binding.

      (g) The Net Asset Value and the Net Asset Value Per Unit determined by the Manager (or, if so delegated, the Trust's Valuation Agent) in accordance with the provisions herein will be conclusive and binding on all Unitholders.

      (h) The Manager and the Portfolio Advisor may determine such other rules regarding the calculation of the Net Asset Value and the Net Asset Value per Unit which they deem necessary from time to time, which rules may deviate from GAAP.

                                   ARTICLE 7
                                 DISTRIBUTIONS

7.1         TIME AND AMOUNT OF DISTRIBUTIONS

            As of the Closing Time on the last Business Day of each Fiscal Year or such other time or date as the Manager otherwise determines, the Manager will determine the Net Income and Net Taxable Capital Gains. The Manager may direct that such Net Income and Net Taxable Capital Gains be distributed by the Trust in cash or in additional Units. The initial distribution policy of the Trust will be to make an annual distribution of such Net Income and Net Taxable Capital Gains, if any, to Unitholders through a distribution of additional Units. The Trust does not anticipate making regular distributions to Unitholders. All distributions are at the discretion of the Manager.

            Distributions, if any, of Net Income or Net Taxable Capital Gains will generally be made to Unitholders who were Unitholders of record as of the Closing Time, on the last Business Day prior to any relevant Distribution Date. The amounts to be paid to a Unitholder will be the amount of Net Income or Net Taxable Capital Gains determined pursuant to this Agreement divided by the total number of Units outstanding at the Closing Time, on the last Business Day prior to the relevant Distribution Date multiplied by the number of Units held by such Unitholder as of the Closing Time, on the last Business Day prior to the relevant Distribution Date. Notwithstanding the foregoing, the Manager may adopt a method of allocating an appropriate proportion of Net Income and Net Taxable Capital Gains to Unitholders that redeemed Units during the year. All distributions, if declared and paid, will be calculated and, if a cash distribution, paid in United States currency.

            It is the intention that the total amount due and payable in any year will not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year after taking into account the Trust's entitlement to a capital gains refund, if any.

            Where distributions are payable in additional Units, the Trust's registrar or Transfer Agent, acting on the direction of the Manager, may round up or round down the number of Units in order to avoid the Trust issuing fractional Units. Any additional Units that are issued in this manner will be at a price equal to the Net Asset Value per Unit as of the Closing Time on the last Business Day prior to the applicable Distribution Date, and the Units will be immediately consolidated so that the number of outstanding Units following the distribution will equal the number of Units outstanding prior to the distribution.

            Notwithstanding the foregoing paragraph, where Canadian tax is required to be withheld in respect of a Unitholder's share of a distribution paid in Units, the consolidation will result in such Unitholder holding that number of Units equal to the product of (i) the sum of the number of Units held by such Unitholder prior to the distribution and the number of Units received by such Unitholder in connection with the distribution (net of the total of the number of whole or fractional Units withheld by the Trust to satisfy the Trust's withholding obligations and the number of whole or fractional Units withheld pursuant to this Agreement on account of the reasonable expenses incurred in respect of the sale of such Units withheld on account of withholding taxes), and
(ii) a quotient, the numerator of which is the aggregate number of Units outstanding prior to the distribution, and the denominator of which is the aggregate number of Units that would be outstanding following distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any Unitholders. Upon the direction of the Manager, each Unitholder will be required to surrender the certificates, if any, representing such Unitholder's original Units in exchange for a certificate representing such Unitholder's post-consolidation Units.

7.2 ADDITIONAL DISTRIBUTIONS, DESIGNATIONS, DETERMINATIONS, ALLOCATIONS AND ELECTIONS

            In addition to any distributions made to Unitholders as described above, on the direction of the Manager, the Trust will at such times and in such manner as directed by the Manager make such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per Unit, payable at such time or times and to Unitholders of record on such Distribution Date, as from time to time may be determined by the Manager, and make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to Unitholders and of expenses incurred by the Trust and of tax deductions of which the Trust may be entitled, as the Manager may, in its sole discretion, determine.

7.3         INCOME TAX STATEMENTS

            On or before the 90th day in each year, the Manager will prepare and deliver or cause to be prepared and delivered to Unitholders information pertaining to the Trust for the preceding year, including all distributions, which is required to be provided by the Tax Act.

            In the event that amounts that were allocated, distributed or paid to Unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant Fiscal Year, then the Manager shall have the discretion to declare that all or part of such amounts shall be retroactively deemed to have been allocated, distributed and paid to Unitholders out of the income of the Trust, and the Manager may issue new or amended tax reporting slips to the relevant Unitholders or former Unitholders to report any such distributions to them.

7.4         QEF ELECTION

            Within 90 days from the end of each taxable year of the Trust, the Manager will provide or cause to be provided to Unitholders all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, including, but not limited to, providing or causing to be provided to Unitholders or beneficial owners of Units, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g). The Manager will comply and cause the Trust to comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF.

7.5         LEGAL RIGHTS

            For greater certainty, it is hereby expressly declared that a Unitholder shall have the legal right to enforce payment of any amount to be distributed or payable hereunder at the time such amount is due and payable.

7.6         CHARACTER OF DISTRIBUTIONS

            To the extent possible under the Tax Act, it is intended that the character of the Net Income and Net Taxable Capital Gains of the Trust be maintained when such Net Income and Net Taxable Capital Gains are distributed to Unitholders. The Manager shall consequently direct the Trustee to exercise all discretions and make all designations, elections, determinations, appropriations and allocations under the Tax Act as may be, in the sole discretion of the Manager, advisable or appropriate.

7.7         WITHHOLDING TAXES

            The Manager will deduct or withhold from distributions payable to any Unitholder all amounts required by Applicable Law to be withheld from such distributions, whether such distributions are in the form of cash, additional

Units or otherwise. In the event of a distribution in the form of additional Units the Manager may sell Units of such Unitholder to pay such withholding taxes and to pay all reasonable expenses in respect of such sale and the Manager will have the power of attorney of such Unitholder to do so. Any such sale will be made in compliance with Applicable Law on any stock exchange on which the Units are then listed and upon such sale, the affected Unitholder will cease to be the holder of such Units. In the event that the net proceeds of any such sale of a Unitholder's Units exceed the statutory withholding required and the reasonable expenses incurred in respect of such sale, the Manager will remit such excess to the Unitholder.

7.8         METHOD OF PAYMENT

            Distributions to Unitholders may be paid by cash, check, bank draft or in such other manner as the Trustee or the Manager shall determine, or the Trustee or the Manager may pay or cause to be paid from the Trust all or part of such distributions by the issuance of additional Units, as specified in a Prospectus from time to time.

                                   ARTICLE 8
                          RECORDS, AUDITS AND REPORTS

8.1         RECORDS

            The Manager shall maintain or cause to be maintained appropriate accounting records for the Trust. The accounting records for the Trust shall be open for examination by the Trustee and the Auditors.

8.2         UNITHOLDERS' REGISTER

            A register shall be kept in the City of New York or such other place determined by the Manager by, or on behalf and under the direction of, the Manager or, if applicable, the Transfer Agent, which register shall contain the names and addresses of the holders of Units, the respective numbers of Units held by them, the certificate numbers of the certificates representing such Units, if any, and a record of all transfers thereof.

            Registration or transfers of the Units will be made through the book-based system of the DTC, on behalf of its participants (i.e., brokers), which in turn may hold the Units on behalf of their customers. References in this Agreement to a holder of Units or Unitholder means, unless the context otherwise requires, the owner of the beneficial interest in such Units.

            The Trust, the Trustee and the Manager shall have no liability for
(i) records maintained by DTC relating to the beneficial interests in the Units or the book-based accounts maintained by DTC; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by DTC and made or given with respect to the rules and regulations of DTC or any action taken by DTC or at the direction of the DTC participants.

            The Trust has the option to terminate registration of the Units through the book-based systems in which case certificates for Units in fully registered form will be issued to beneficial owners of such Units or to their nominees. If the Manager at any time determines that registration of interests in and transfers of Units shall no longer be made solely through the book-entry only system, the Manager shall be entitled to establish such procedures and requirements relating to the registration of additional Unitholders on the Register, the registration of transfers of Units on the Register and the issuance to Unitholders of unit certificates to evidence such Units, as the Manager may consider necessary or desirable under the circumstances. In such event, certificates for Units in registered form shall be issuable to Unitholders and their nominees. Unit certificates shall be in such form and content as is from time to time authorized by the Manager.

            Except as otherwise required by this Agreement, the Trustee, the Manager and any officer or agent of the Trustee or the Manager shall not be bound to see to the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Units or any interests therein are or may be subject, or to ascertain or enquire whether any sale or transfer of any such Units or interests therein by any Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein, except for the person recorded as holder of such Units.

8.3         UNCLAIMED INTEREST, DIVIDENDS OR DISTRIBUTIONS

            In the event that the Trust's registrar or Transfer Agent holds interest, dividends or other distributions which are unclaimed or which cannot be paid for any reason, the Trust's registrar or Transfer Agent will not be under any obligation to invest or reinvest the same but will administer such unclaimed amounts as directed by the Manager in accordance with Applicable Laws. Any Unitholder making a claim in respect of any amount payable pursuant to this Agreement is required to give notice in writing of such claim to the Trust's Transfer Agent and/or the Manager no later than the second anniversary of the date on which the amount was payable. Such notice must set out the basis for the claim, the amount claimed and the specific grounds for the claim. The Trust's Transfer Agent will, unless otherwise required by Applicable Law, pay over to the Trust any such amounts which have been held for more than six years. The Trust will indemnify and save harmless the Trust's Transfer Agent, as applicable, in respect of any claim made for such amounts.

8.4         AUDITORS

            Deloitte & Touche LLP shall be appointed as Auditors for the Trust by the Manager and, subject to any approval of the Unitholders of the Trust required by Applicable Laws, the Manager may remove any Auditor of the Trust and/or appoint one or more new Auditors to replace any Auditor so removed. The Auditors shall have access to all records relating directly to the affairs of the Trust including the relevant records of the Trustee, the Manager, the Custodian, the Sub-Custodian and any registrar and/or Transfer Agent appointed by the Manager. The Auditors shall also be engaged to attend the count of the Gold Bullion owned by the Trust on an annual basis.

8.5         FINANCIAL STATEMENTS

      (a) The Manager shall cause an audit of the consolidated financial statements of the Trust for each Fiscal Year to be made by the Auditors of the Trust. The financial statements so audited shall include a statement of net assets, a statement of operations, a statement of investment portfolio and a statement of changes in net assets to the end of the Fiscal Year for the Trust, and any other statement or statements which may be required by Applicable Laws or be agreed upon by the Manager after consultation with the Auditors. A copy of such statements relating to the Trust as so audited shall be forwarded to each Unitholder as required by Applicable Law.

      (b) The Manager shall also prepare or cause to be prepared unaudited interim financial statements of the Trust for the six month period that commenced immediately after the last Fiscal Year of the Trust. Such interim financial statements shall include a statement of net assets, statement of operations, statement of investment portfolio and a statement of changes in net assets as at or for such six month period, and any other statement or statements which may be required by Applicable Laws or be agreed upon by the Manager after consultation with the Auditors. A copy of such statements relating to the Trust shall be forwarded to each Unitholder by the Manager as required by Applicable Law.

      (c) The Manager shall approve the annual financial statements referred to in paragraph 8.4(a) and shall authorize two appropriate persons employed by the Manager to sign those financial statements to evidence that approval.

                                   ARTICLE 9
                          POWERS AND DUTIES OF TRUSTEE

9.1         GENERAL POWERS

            The Trustee shall have all the powers of a natural person including the powers, rights and authority necessary to enable the Trustee to carry out its duties and obligations under this Agreement. Except as specifically required by any Applicable Law or by the express provisions hereof, the Trustee, in carrying out investment activities, shall not be in any way restricted by the provisions of any jurisdiction limiting or purporting to limit investments which may be made by trustees. The enumeration of specific powers and authorities granted in Section 9.2 are in addition to the general powers granted herein or by Applicable Law and shall not be construed as limiting the general powers or authority or any other specific power or authority conferred herein on the Trustee.

9.2         SPECIFIC POWERS

            The Trustee acting on behalf of the Trust without any action or consent by the Unitholders shall have and may exercise, at any time and from time to time, with respect to the Trust, the following powers and authority:

      (a) to hold the property of the Trust other than the physical gold bullion that it may acquire exercising the same degree of care which it gives to its own property of a similar kind under its own custody;

      (b) to deliver any cash at any time held by it to purchase, or otherwise acquire, on behalf of the Trust, physical gold bullion and to retain the same in trust in its capacity as Trustee;

      (c) with any cash at any time held by it to purchase, or otherwise acquire, and to sell, on behalf of the Trust, any securities, currencies, assets or other property of the Trust (other than the Trust's physical gold bullion) of a kind permitted pursuant to the Trust's investment objective, strategy and restrictions and to hold and retain the same in trust in its capacity as Trustee;

      (d) to enter into and settle foreign exchange transactions on behalf of the Trust for purposes of facilitating settlement of trades of property of the Trust held by it at any time and any such transactions may be entered into with such counterparties as the Trustee may choose, in its sole discretion, including its Affiliates;

      (e) to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any securities or other property held by it at any time and to receive the consideration and grant discharges therefor and with respect to transactions not placed through the Trustee, the Trustee shall have no duty or responsibility to take any steps to obtain delivery of a security or other property from brokers or others either against payment or free of payment except that the Trustee shall accept delivery of securities and other property in good, deliverable form in accordance with the directions of the Manager;

      (f) to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings and to keep the Manager informed; provided, however, that the Trustee will not be obliged or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

      (g) subject to applicable securities legislation, to lend money whether secured or unsecured;

      (h) to exercise any conversion privileges, subscription rights, warrants and/or other rights or options available in connection with any securities or other property of the Trust at any time held by the Trustee, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold any securities or other property which it may so acquire and generally to exercise any of the powers of an owner with respect to securities or other property held in the Trust, provided that the Trustee shall not be required to take such actions until it has first been indemnified, as applicable, to its reasonable satisfaction against any fees and expenses or liabilities which it may incur as a result thereof subject to satisfying its standard of care set out in Section 12.1 hereof in carrying out such actions;

      (i) to vote personally, or by general or by limited proxy, any securities or other property which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any securities or other property held by it at any time, provided that the Trustee shall not be required to take such actions until it has first been indemnified, as applicable, to its reasonable satisfaction against any fees and expenses or liabilities which it may incur as a result thereof subject to satisfying its standard of care set out in
            Section 12.1 hereof in carrying out such actions;

      (j) to incur and pay out of the property of the Trust held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustee, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust including, without limitation, the management fee, fees payable to the custodians, the Valuation Agent, the registrar and Transfer Agent, custodian settlement fees, brokerage fees and commissions, applicable taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes under this Agreement;

      (k) to renew or extend or participate in the renewal or extension of any property of the Trust held by it at any time, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any property of the Trust or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any property of the Trust, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

      (l) to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers granted under this Agreement, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

      (m) in its sole discretion, to advance monies to the Trust for the purposes of settlement of transactions and overdrafts against the property of the Trust held by it at any time, on such terms and conditions as the Trustee may, in its sole discretion, determine, provided that, in order to secure the obligations of the Trust to repay such borrowings, the principal of and interest charged on such borrowing will be paid out of the relevant property of the Trust and will constitute a charge against the relevant property of the Trust until paid;

      (n) to deposit any property of the Trust, including securities and documents of title held by it under this Agreement, with a Custodian or Sub-Custodian or a sub-custodian appointed by a depository;

      (o) to employ in respect of the Trust such counsel, auditors, advisors, agents or other person as the Trustee may deem necessary from time to time for the purpose of discharging its duties under this Agreement and to pay out of the Trust their reasonable expenses and compensation;

      (p) to issue Units for consideration and redeem Units as set forth in this Agreement;

      (q) to dispose of any property of the Trust for the purpose of paying obligations of the Trust or for repaying any loan authorized under this Agreement, and the Trustee will give prompt notice to the Manager of any such disposition;

      (r) to hold and retain the cash balances of the Trust on deposit with a chartered bank or other depository or the deposit department of a deposit taking Affiliate of the Trustee or one of its Affiliates without it or its Affiliates being liable to account for any profit to the Trust, the Manager or any other person other than at a rate established from time to time by the Trustee or its such Affiliate; or to invest such cash balances in short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province thereof or a Canadian chartered bank or trust company (which may include the Trustee or an Affiliate of the Trustee) or by the Government of the United States of America or a state thereof, provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service;

      (s) to delegate any of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as specifically provided in this Agreement; and

      (t) to do all such acts, to take all such proceedings and to exercise all such rights and privileges, although not specifically mentioned under this Agreement, as the Trustee may deem necessary to administer the Trust, and to carry out the purposes of the Trust.

            The exercise of any one or more of the foregoing powers or any combination thereof from time to time will not exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

            The Trustee shall promptly forward to the Manager, or on direction from the Manager, to any Portfolio Advisor, all proxies, proxy solicitation material and other communications actually received by the Trustee relating to securities forming part of the Trust Property, if any.

            The Trustee may, in its sole discretion, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate with which it may be directly or indirectly Affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the foregoing, the Trustee may:

      (a) purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether on the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

      (b) use in other capacities, knowledge gained in its capacity as Trustee, provided that such use does not adversely affect the interests of the Trust and provided further that the Trustee may not make use of any specific confidential information for its own benefit or advantage that, if generally known, might be expected to affect materially the value of the property of the Trust or the Units;

      (c) retain cash balances from time to time on hand in the Trust and pay interest to the Trust on such balances and the Trustee may, in its sole discretion: (i) hold the same on a pooled basis and pay interest thereon at the rate from time to time established by the Trustee and paid with respect to cash balances so held for similar accounts; or (ii) hold such cash balances on deposit with a Canadian chartered bank or such other deposit-taking institution in any jurisdiction, including itself or its Affiliates, in such interest bearing account as the Trustee, in its sole discretion, may determine; and,

      (d) provide financial, investment or brokerage services related to any securities which form part of the property of the Trust or to the issuer of any securities forming part of the property of the Trust, invest in the securities or other property of any body corporate with which the Trustee may be directly or indirectly associated, affiliated or interested, or earn profits from any of the activities listed above, all without being liable to account therefor and without being in breach of the Trust established under this Agreement.


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9.3         APPOINTMENT OF VALUATION AGENT, SUB-CUSTODIAN AND TRANSFER AGENT

            The Trustee shall:

      (a) appoint the Sub-Custodian to hold property of the Trust other than the Gold Bullion or change the Sub-Custodian, both on such terms and conditions and with such rights and limitations on liability and indemnification as the Manager shall determine;

      (b) appoint one or more Valuation Agents to value the Trust Property and calculate the Net Asset Value of the Trust and the Net Asset Value per Unit and to have such other administrative duties as the Trustee shall determine on such terms and conditions and with such rights and limitations on liability and indemnification as the Manager shall determine; and

      (c) appoint a Transfer Agent and distribution disbursing agent (or to change the Transfer Agent or distribution disbursing agent) which agent shall make distributions of Net Income and Net Taxable Capital Gains and other distributions in accordance with this Agreement and to pay cash redemption proceeds in accordance with this Agreement on behalf of the Trust on such terms and conditions and with such rights and limitations on liability and indemnification as the Manager shall determine.

                                   ARTICLE 10
                          POWERS AND DUTIES OF MANAGER

10.1        POWERS OF MANAGER

            The Trustee hereby delegates to the Manager the responsibility to manage and direct the business and affairs and investment of the assets of the Trust, including without limitation, to provide the Trust with all necessary investment management services and all clerical, administrative and operational services which for greater certainty shall include the responsibilities outlined in subsections 9.2 (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) and
(o), as applicable.

            The Manager has the power to execute documents on behalf of the Trust, the responsibility to make executive decisions which conform to general policies, objectives, restrictions and principles of the Trust and the requirements of Applicable Laws and the powers necessary to perform its duties as set forth in this Section 10 or elsewhere in this Agreement.

            For greater certainty, it is hereby confirmed that the Trustee shall have no responsibility for, or discretion with respect to, investment management of the securities or other property of the Trust or for any investment decisions or for compliance with any investment policy or principle regardless of whether such policy or principle is set out in a Schedule.

            The Trustee shall have met its Standard of Care as outlined in
Section 12.1 in the foregoing delegation of investment management powers to the Manager. The Trustee shall have no duty, responsibility or obligation to manage, monitor or supervise the activities of the Manager in the exercise of any such delegated powers.

10.2        PARTICULAR POWERS AND DUTIES OF MANAGER.

            In particular, the responsibilities delegated to the Manager pursuant to Section 10.1 include:

      (a) to determine the investment objectives and strategies applicable to the Trust, including any restrictions on investments which it deems advisable and to implement or cause to be implemented such investment objective, strategy and restrictions, provided that the investment objective, strategy and restrictions applicable to the Trust must concur with those set forth in this Agreement or any current Prospectus or like offering document of the Trust, or in any amendment thereto, or the management agreement, if any, and provided further that any material change in such investment objective, strategy and restrictions will be subject to the consent or approval of the Unitholders in the manner provided for in this Agreement;

      (b) to ensure that the Trust complies with Applicable Laws, including those relating to the investment of the property of the Trust, the distribution of the Units and applicable stock exchange listing requirements;

      (c) to monitor the performance of the physical gold bullion and other property of the Trust;

      (d) to determine the foreign exchange transactions required by the Trust for purposes of facilitating settlement of trades of property of the Trust along with the terms of such transactions and the counterparties for such transactions who may include, for greater certainty, Canadian Imperial Bank of Commerce and The Bank of New York Mellon;

      (e) to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any securities or other property of the Trust and to determine whether the Trust should grant discharges therefor;

      (f) to determine whether to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust;

      (g) subject to applicable securities legislation, to determine whether to lend money of the Trust whether secured or unsecured;

      (h) to exercise any conversion privileges, subscription rights, warrants and/or other rights or options available in connection with any securities or other property of the Trust, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or any of the securities of which may at any time be held by the Trust, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith;

      (i) to vote or cause to be voted personally, or by general or by limited proxy, on behalf of the Trust any securities or other property which may be held by the Trust at any time, and similarly to exercise or cause to be exercised personally or by general or by limited power of attorney on behalf of the Trust any right appurtenant to any securities or other property held by the Trust at any time;

      (j) to incur and pay out of the property of the Trust held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are, in the opinion of the Manager, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust including, without limitation, the management fee, fees payable to the custodians, the Valuation Agent, the registrar and Transfer Agent, custodian settlement fees, brokerage fees and commissions, applicable taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes under this Agreement;

      (k) to renew or extend or participate in the renewal or extension of any property of the Trust on behalf of the Trust, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any property of the Trust or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any property of the Trust, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

      (l) to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper pursuant hereto, whether for a term extending beyond the possible termination of the Trust or for a lesser term;

      (m) to provide services in respect of the Trust's daily operations, including the processing of and determination of procedures applicable to subscriptions and redemptions of Units (including the acceptance and rejection of subscriptions, Gold Redemption Notices and Cash Redemption Notices) and to submit such subscriptions, Gold Redemption Notices and Cash Redemption Notices to the Trust's Transfer Agent for processing, and any other services not otherwise specifically contemplated by this Agreement;

      (n) to offer Units for sale to prospective purchasers including the power and authority to enter into arrangements regarding the distribution and sale of Units, including any underwriting agreement in respect of the Trust's initial public offering, and other arrangements relating to the right to charge fees of any nature or kind (including, without limitation, sales commissions, redemption fees, distribution fees and transfer fees) in connection with the distribution or sale of Units. Any such fees may be deducted from the amount of a subscription, redemption proceeds or a distribution if not paid separately by a Unitholder;

      (o) to determine from time to time the form of certificates, if any, that will represent the Units;

      (p) to conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

      (q) to provide to the Trust, adequate for carrying on the undertaking and business of the Trust, all requisite office accommodation, office facilities and personnel, telephone and telecommunication services, stationery, office supplies, statistical and research services, record-keeping services, bookkeeping and internal accounting and audit services in respect of the operations of the Trust and other usual and ordinary office services that may be required to properly and efficiently carry out its duties set forth in this Agreement and the management agreement, if any;

      (r) to provide to the Trust all other administrative and other services and facilities required by the Trust in relation to the Unitholders and be responsible for all aspects of the Trust's relationship with Unitholders, including the preparation for and holding of meetings of Unitholders, and other services for the provision of information to Unitholders;

      (s) to establish general matters of policy and governance of the Trust subject, where specifically provided in this Agreement, to the approval of the Trustee;

      (t) to establish the Trust's operating expense budgets and to authorize the payment of actual operating expenses incurred;

      (u) to appoint the Auditors and to change the Auditors of the Trust (with prior consent of the Trustee, which consent will not be unreasonably withheld, conditioned or delayed, and after providing notice to the Unitholders);

      (v) to maintain the accounting records for the Trust and to cause the financial statements of the Trust to be audited for each Fiscal Year;

      (w) to appoint the bankers of the Trust and to establish banking procedures to be implemented by the Trustee;

      (x) to appoint the Custodian to hold the Gold Bullion and to change the Custodian both on such terms and conditions and with such rights and limitations on liability and indemnification as the Manager shall, in its sole discretion, determine;

      (y) to review the valuation of the property of the Trust as calculated by the Valuation Agent on each Business Day and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

      (z) to authorize, negotiate, enter into and execute all agreements, instruments or other documents relating to the affairs of the Trust including, without limitation, any loan agreement, granting of a security interest and supporting documentation, or to perform any act or deed which the Manager deems necessary or advisable in the best interests of the Trust;

      (aa) to apply for listing of the Units on the NYSE Arca and/or other recognized stock exchange(s) and to prepare, execute and file with the appropriate securities regulatory authorities or stock exchanges any other documents that are required or appropriate under Applicable Law or stock exchange rules and regulations in respect of the Trust;

      (bb) to prepare, execute and file with the appropriate securities regulatory authorities the Prospectus or similar offering document, annual information forms, management reports of fund performance or such other continuous disclosure documents relating to the Trust, and any amendments thereto, as may be required under Applicable Law;

      (cc) to prepare, certify, execute and distribute to Unitholders and file with the securities regulatory authorities and applicable tax authorities all such documents as may be necessary or desirable in connection with the issue, sale and distribution of Units, including such interim financial statements, audited annual financial statements, reports to Unitholders and other disclosure as may be required under Applicable Law, and to make all designations, elections, determinations, allocations and applications under the Tax Act, the Code and other Applicable Law as the Manager considers to be reasonable in the circumstances;

      (dd) to determine and compute for distribution purposes the Net Income and Net Taxable Capital Gains of the Trust and determine when, to what extent, and in what manner distributions will be made payable to Unitholders, as well as determine whether distributions are payable out of the income, dividends received from taxable Canadian corporations, capital gains, capital or otherwise of the Trust;

      (ee) to authorize the issuance of additional Units pursuant to this Agreement and the consolidation of the Units outstanding after such a distribution;

      (ff) to direct the Trust's Transfer Agent regarding the allotment and issue of Units in accordance with this Agreement;

      (gg) to accept or reject any Units tendered for redemption in accordance with this Agreement;

      (hh) to prepare and deliver to Unitholders the information pertaining to the Trust, including all distributions and allocations which is required by the Tax Act or the Code or which is necessary to permit Unitholders to complete their individual tax returns for the preceding year;

      (ii) to prepare and deliver to the appropriate taxation authorities in Canada and the United States, all relevant tax filings and/or returns for the Trust in accordance with Applicable Laws;

      (jj) within 90 days from the end of each taxable year of the Trust, to provide Unitholders with all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF for U.S. federal income tax purposes, including a completed "PFIC Annual Information Statement";

      (kk) to use its best efforts to ensure that the Trust qualifies at all times as a "unit trust" pursuant to subsection 108(2) of the Tax Act and a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act;

      (ll) to keep proper records relating to the performance of its duties as Manager, which records will be accessible for inspection by the Trustee, its agents, or the Manager's agents, including the Auditors of the Trust, at any time, upon reasonable notice, during ordinary business hours;

      (mm) on or before March 30th of each year, to provide the Trustee with a certificate of compliance and a copy of the audited annual financial statements of the Trust, together with the report of the Auditors thereon;

      (nn) to delegate any or all of the powers and duties of the Manager contained in this Agreement to one or more agents, representatives, officers, employees, independent contractors or other persons on such terms and conditions as the Manager shall determine without liability to the Manager except as specifically provided in this Agreement and, as appropriate, to obligate the Trust to pay the fees and expenses of such persons;

      (oo) to the extent permitted by Applicable Laws, to, on behalf of the Trust, indemnify or enter into agreements with respect to the indemnification of any person with whom the Trust or the Manager, on behalf of the Trust, has dealings (including the shareholders, directors, officers, employees and agents of such persons), from the assets of the Trust, including any Portfolio Advisor, Sub-Advisor, Custodian, Sub-Custodian, Valuation Agent or Transfer Agent, to such extent as the Manager shall determine; and

      (pp) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Agreement.

            The Manager shall arrange for the implementation of the investment objective, strategy and restrictions of the Trust or portfolio management services by appointing, on behalf of the Trust, one or more Portfolio Advisors, and delegating any of its investment advisory responsibilities to such Portfolio Advisors. The Manager, in carrying out investment activities, shall not be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees but shall be limited by any investment restrictions to which the Trust is subject in this Agreement, in a Schedule or under Applicable Laws. The Manager, on behalf of the Trust, will enter, in its sole discretion, into a portfolio advisory or investment management agreement with any such Portfolio Advisor to act for all or part of the portfolio investments of the Trust and will advise the Trustee of such appointment. Such appointment will continue in force until receipt by the Trustee of a notice to the contrary. The Trustee will be entitled to rely conclusively on and will be fully protected in acting in accordance with the direction of authorized officers of the Portfolio Advisor in the exercise of powers conferred by this Agreement provided the Trustee acted in good faith in accordance with its standard of care in relying thereon. The Portfolio Advisor will be a person or persons who, if required by Applicable Laws, will be duly registered and qualified as a portfolio manager under Applicable Laws and, subject to the terms and conditions of the agreement appointing it, will determine, in its sole discretion, which portfolio securities and other assets of the Trust will be purchased, held or sold and will execute or cause the execution of purchase and sale orders in respect of such determinations. The Portfolio Advisor may delegate its responsibilities to a Sub-Advisor. The Manager shall pay out of its management fees the fees of Portfolio Advisor appointed by it with respect to the Trust. Any contract with a Portfolio Advisor shall require it to provide investment advisory or portfolio management services in accordance with the investment objectives, strategies and restrictions of the Trust and Applicable Laws.

            The Manager or any Portfolio Advisor may open accounts, including margin accounts, for the Trust with any brokerage firms, banks or others and may invest assets of the Trust in, and may conduct, maintain and operate these accounts for, the purchase, sale and exchange of stocks, bonds and other securities, and in connection therewith, may borrow money or securities on behalf of the Trust to complete trades, obtain guarantees, pledge securities and engage in all other activities necessary or incidental to conducting, maintaining and operating such accounts in connection with the performance of investment advisory and portfolio management services for the Trust.

            The Manager or any Portfolio Advisor may, to the fullest extent now or hereafter permitted by Applicable Laws regarding soft dollar transactions, cause the Trust to enter into soft dollar arrangements and to effect transactions pursuant to such soft dollar arrangements.

            The Manager will make or cause to be made such arrangements as are expedient for the distribution of Units, having regard to the requirements of Applicable Laws and applicable stock exchange rules and regulations respecting such distribution of Units in the jurisdiction or jurisdictions in which they are to be distributed. The Manager may retain the services of underwriters or dealers to assist in the distribution of Units.

10.3        RIGHT TO VOTE SECURITIES

            Any shares or other securities carrying voting rights from time to time held as part of the assets of the Trust may be voted at any and all meetings of shareholders, bondholders, debentureholders, debenture stockholders or holders of other securities, as the case may be, by the Manager in such manner and by such person or persons as it may from time to time determine. No Unitholder shall have the right to interfere in or complain of such matters. The Trustee shall provide the Manager with such forms of proxy and shall on instructions of the Manager take such other commercially reasonable steps as may be necessary to permit the Manager validly to exercise all voting rights attached to the Trust's securities. If Applicable Laws do not permit the Manager to exercise such voting rights, the Trustee will exercise such voting rights on behalf of the Manager upon receipt of written instructions from the Manager. In the event that a Portfolio Advisor or Sub-Advisor is appointed, such voting rights may be delegated by the Manager to such person in its discretion.

10.4        INVESTMENT RESTRICTIONS

            The Trust shall be subject to the following investment and operating restrictions (the "INVESTMENT AND OPERATING RESTRICTIONS"). The Trust:

      (a) will invest the assets of the Trust in accordance with Sections 2.7 and 2.8;

      (b) will store all Gold Bullion owned by the Trust at the Custodian, on a fully allocated basis, provided that the Gold Bullion held in London Good Delivery or Kilogram bar form may be stored with a Custodian only if it will remain London Good Delivery or Kilogram bar form, as applicable while with that Custodian;

      (c)   will not purchase, sell or hold derivatives;

      (d) will not issue Units following the completion of this offering except (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated Net Asset Value per Unit prior to, or upon, the determination of the pricing of such issuance or (ii) by way of Unit distribution in connection with an income distribution;

      (e) will ensure that no part of the stored Gold Bullion may be delivered out of safekeeping by the Custodian, without receipt of an instruction from the Manager in the form specified by the Custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

      (f) will ensure that no director or officer of the Manager or representative of the Trust or the Manager will be authorized to enter into the Gold Bullion storage vaults without being accompanied by at least one representative of the Custodian;

      (g)   will ensure that the Gold Bullion remains unencumbered;

      (h) will inspect or cause to be inspected the stored Gold Bullion periodically on a spot inspection basis and, together with a representative of the Trust's Auditor, physically audit each bar annually to confirm the bar number;

      (i) will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

      (j) will not hold any "taxable Canadian Property" within the meaning of the Tax Act;

      (k) in connection with requirements of the Tax Act, will not make or hold any investment that would result in the Trust failing to qualify as a "mutual fund trust" within the meaning of the Tax Act;

      (l) in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

      (m) in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust would be required to include any significant amounts in income pursuant to proposed sections 94 or
            94.1 of the Tax Act;

      (n) in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be foreign affiliate of the Trust for purposes of the Tax Act; and

      (o) in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act.

                                   ARTICLE 11
                        FEES, COMPENSATION AND EXPENSES

11.1        TRUSTEE'S FEE

            For its services hereunder, the Trustee shall receive an annual fee which shall be paid from the Trust Property. The amount of this annual fee shall be as agreed from time to time between the Trustee and the Manager by written agreement.

11.2        MANAGER'S FEE

            For its services under the Trust Agreement, the Manager will receive an annual management fee equal to a percentage of the Net Asset Value of the Trust set out in the Prospectus from time to time (determined in accordance with terms of this Agreement), plus any applicable taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

            If and to the extent the Manager renders services to the Trust other than those required to be rendered pursuant hereto or any management agreement, such additional services and activities will be compensated separately and will be on such terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services.

11.3        EXPENSES

            Except as otherwise provided herein and subject to any limit on expenses set out in a Prospectus, the expenses properly allocable to the Trust incurred in connection with the on-going operation and administration of the Trust shall be paid from the Trust including, without limitation, legal and audit fees, bookkeeping charges, accounting, transfer agency services, Trustee and Manager's fees, fees for valuation services, Gold Bullion transaction and storage fees, custodial charges, the cost of the formation and initial organization of the Trust, fees and expenses for services required in connection with the provision of information to Unitholders (including printing and mailing costs) and conducting investor relations, filing fees for any Prospectus, securities or EDGAR filings and stock exchange listing fees, and:

      (a) brokerage fees and other fees and disbursements directly relating to transactions respecting the purchase, sale or other dealings in the securities or property comprising the investment portfolio of the Trust;

      (b) any taxes or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust (other than with respect to its fee payable pursuant to Section 11.1) or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes herein;

      (c)   expenses associated with meetings of Unitholders;

      (d)   interest expenses, if any; and

      (e) any performance measurement or performance incentive fees payable by the Trust, if any.

                                   ARTICLE 12
                     TRUSTEE LIABILITY AND INDEMNIFICATION

12.1        STANDARD OF CARE

            Except as otherwise provided in any other general or particular provision of this Agreement, in performing its obligations and duties hereunder, the Trustee shall exercise the powers and discharge the duties of its office honestly and in good faith and in connection therewith shall exercise the care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

12.2        RELIANCE

            The Trustee, its Affiliates or any officer, employee or agent of the Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Trust's Auditors, solicitors or other professional advisors of the Trust and will not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in accordance with its standard of care in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as trustee of the Trust.

            In addition, the Trustee will in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of a duly authorized representative of the Manager, any Portfolio Advisor, any Custodian or Sub-Custodian of the other assets of the Trust (if not the Trustee), the Trust's Valuation Agent (if not the Trustee) or the Trust's registrar and Transfer Agent (if not the Trustee) if the Trustee acted in accordance with its standard of care described above regarding the same.

12.3        GENERAL DISCLAIMER OF LIABILITY

            The Trustee, its Affiliates or any officer, employee or agent of the Trustee shall not be liable to the Trust, the Manager or any Unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the net assets of the Trust or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care described above. In no event will the Trustee be liable for indirect, consequential or special damages including, but not limited to, loss of reputation, good will or business.

            The Trustee, its Affiliates or any officer, employee or agent of the Trustee shall not be responsible or liable to the Trust, the Manager or any Unitholder for any claims, losses or damages whatsoever resulting from any event beyond the reasonable control of the Trustee or its agents, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any similar or third party event. This Section shall survive the termination of this Agreement.

            The Trustee will have no responsibility for the custody, authenticity or validity of title of any property of the Trust consisting of Gold Bullion held by the Custodian including, without limitation, the weight, amount, purity, contents or any assaying thereof.

12.4        INDEMNIFICATION OF TRUSTEE

            Except to the extent that any such claim has been caused by the negligence, willful misconduct, wilful neglect, default, bad faith or dishonesty on the part of the Trustee, its Affiliates or any director, officer, employee or agent of the Trustee or the failure of the Trustee to meet its standard of care set forth above, or a Trustee Indemnified Party has failed to fulfill its obligations in accordance with Applicable Laws or the provisions of this Agreement or any other agreement pursuant to which such person provides services to the Trust or the Manager in respect of the Trust, the Trustee, its Affiliates, and agents and each of their respective directors, officers and employees (collectively, the "TRUSTEE INDEMNIFIED PARTIES") will at all times be indemnified and held harmless by the Trust from and against:

      (a) all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees actually and reasonably incurred by them in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Trustee's duties as Trustee, and

      (b) all other liabilities, costs, charges, losses, damages, penalties, charges and expenses which any of them sustains or incurs in or about or in relation to the affairs of the Trust.

            The commencement of formal legal proceedings will not be a precondition for indemnification under this Agreement.

12.5        INSURANCE

            The Trust will not insure its assets and the Trustee shall not be not obligated to carry adequate insurance to cover against claims.

12.6        SURVIVAL OF INDEMNITY

            Any termination of this Agreement or the Trustee shall not affect any obligation of the Manager or the Trust arising prior to such termination in favor of the Trustee, its Affiliates, or any officer, employee or agent of the Trustee, including without limitation the obligation to indemnify by reason of any matter which has arisen or circumstances which have occurred prior to such termination.

12.7        PRIOR TRUSTEE

            The Trustee shall have no duties, responsibility or liability in connection with or for the acts or omissions of a prior trustee or their agents, if any, relating to the Trust.

                                   ARTICLE 13
                     MANAGER LIABILITY AND INDEMNIFICATION

13.1        STANDARD OF CARE

            In performing its obligations and duties hereunder, the Manager shall exercise its powers and discharge the duties of its office honestly, in good faith and in the best interest of the Trust, and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in the circumstances.

13.2        RELIANCE

            The Manager may employ or engage, and rely and act on information or advice received from auditors, underwriters, distributors, brokers, depositories, the Custodian, any other custodians, electronic data processors, advisors, lawyers and others and will not be responsible or liable for the acts or omissions of such persons or for any other matter, including for any loss or depreciation in the value of the net assets of the Trust or any particular asset of the Trust, provided that the Manager acted in good faith in accordance with its standard of care set out in this Agreement in relying on such information or advice. All information provided by the Manager to the Trust or the Trustee will be complete, accurate in all material respects, and contain no misrepresentations; however, the Manager will be entitled to assume that any information received from the Trustee, the Portfolio Advisor, the Auditors, the Valuation Agent, the Transfer Agent, the Custodian, the Distributors, the Sub-Custodian, any other custodians or sub-custodians, or their respective authorized representatives associated with the day-to-day operation of the Trust is accurate and complete and no liability will be incurred by the Manager as a result of any error in such information or any failure to receive any notices required to be delivered pursuant to this Agreement, except to the extent that any such information provided to, or failure to receive any notices by, the Manager arises or results from the Manager's failure to comply with the terms of this Agreement or the management agreement in providing any required directions or information related thereto.

13.3        ENGAGING IN COMPETITION

            The Manager will not be required to devote its efforts exclusively to or for the benefit of the Trust and may engage in other business interests and may engage in other activities similar or in addition to those relating to the activities to be performed for the Trust. In the event that the Manager, its partners, employees, associates and Affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Unitholders for so acting.

13.4        GENERAL DISCLAIMER OF LIABILITY

            The Manager, its Affiliates or any officer, director, employee or agent of the Manager shall not be liable to the Trust, the Trustee or any Unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the value of the net assets of the Trust or to any particular asset of the Trust, except to the extent that the Manager does not meet its standard of care described above. In no event will the Manager be liable for indirect, consequential or special damages including, but not limited to, loss of reputation, good will or business.

            The Manager, its Affiliates or any officer, director, employee or agent of the Manager shall not be responsible or liable to the Trust, the Trustee or any Unitholder for any claims, losses or damages whatsoever resulting from any event beyond the reasonable control of the Manager or its agents, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any similar or third party event. This Section shall survive the termination of this Agreement.

13.5        INDEMNIFICATION OF MANAGER

            The Manager, its Affiliates and agents, and their respective directors, partners, officers and employees will at all times be indemnified and held harmless by the Trust from and against all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgements, charges and expenses, including legal fees and amounts paid in settlement, actually and reasonably incurred by them) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in connection with the Manager's services provided to the Trust pursuant to this Agreement and any management agreement and all other liabilities, costs, charges, losses, damages, penalties, charges and expenses which any of them sustains or incurs in or about or in relation to the affairs of the Trust, and provided that such person will not be indemnified by the Trust where (i) there has been negligence, willful misconduct, willful neglect, material default, bad faith, dishonesty or breach of the standard of care on the part of the Manager or such other person or (ii) the Manager has failed to fulfill its standard of care set out in Section 13.1 or its other obligations in accordance with Applicable Laws or the provisions as set forth in this Agreement and the management agreement, unless in an action brought against the Manager or such persons they have achieved complete or substantial success as a defendant. The commencement of formal legal proceedings will not be a precondition for indemnification under this Agreement.

13.6        INDEMNIFICATION OF THE TRUST BY THE MANAGER

            Subject to Section 13.2 and 13.4, the Trust will be indemnified and held harmless by the Manager against any costs, charges, claims, expenses, actions, suits or proceedings arising from a claim made as a result of a misrepresentation contained in any Prospectus or like offering document of the Trust or any document filed in connection with the Trust's periodic filing requirements distributed or filed in connection with the issuance of the Units or under applicable securities laws.

13.7        INSURANCE

            The Manager shall not be obligated to carry any insurance to cover against claims of any kind.

13.8        SURVIVAL OF INDEMNITY

            Any termination of this Agreement, the Trustee or the Manager shall not affect any obligation of the Trustee or the Trust or Trustee arising prior to such termination in favor of the Manager, its Affiliates, or any director, officer, employee or agent of the Manager, including without limitation the obligation to indemnify by reason of any matter which has arisen or circumstances which have occurred prior to such termination.

                                   ARTICLE 14
                               CHANGE OF TRUSTEE

14.1        RESIGNATION OF TRUSTEE

            The Trustee or any successor trustee may resign as Trustee of the Trust by giving notice to the Unitholders and to the Manager not less than ninety (90) days prior to the date when such resignation takes effect. Such resignation will take effect on the date specified in such notice unless at or prior to such date a successor trustee is appointed by the Manager in which case such resignation will take effect immediately upon the appointment of such successor trustee.

14.2        REMOVAL OF TRUSTEE

            The Trustee may be removed by the Manager at any time by notice to the Trustee not less than ninety (90) days' prior to the date that such removal is to take effect, provided a successor trustee is appointed or the Trust is terminated and dissolved in accordance with the terms of this Agreement.

14.3        APPOINTMENT OF SUCCESSOR

            In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any cause a vacancy occurs in the office of the Trustee, a successor trustee will forthwith be appointed by the Manager to fill such vacancy. A successor trustee shall be at all times resident in Canada for purposes of the Tax Act. Following such appointment of a successor trustee, the

Trustee will execute and deliver such documents as may be reasonably required for the conveyance of any Trust assets held in the Trustee's name to the successor trustee, and will account to the Manager for all of the Trust assets which the Trustee retains as trustee and will thereupon be discharged as trustee.

            In the event that the Manager fails to appoint a successor to the Trustee prior to the effective date of the resignation or removal of the Trustee, the Trust will be terminated and dissolved upon the effective date of the resignation or removal of the Trustee and, after providing for liabilities of the Trust, the Trust's asset will be distributed to the Unitholders on a pro rata basis. The Trustee will continue to act as trustee of the Trust until such Trust assets have been so distributed. Fees and expenses of the Trustee will be a charge, to the extent permitted by Applicable Law, on the assets of the Trust to secure payment thereof.

14.4        OBLIGATIONS ON RESIGNATION OR REMOVAL

            Any successor trustee so appointed must be authorized under Applicable Laws of Canada or a province thereof to act as a trustee of the Trust. Upon the appointment of a successor to the Trustee, the Trustee shall promptly transfer all the assets of the Trust together with all accounts and records that the Trustee is required to maintain to the successor to the Trustee. The Trustee, upon the effective date of removal or resignation, shall provide the Manager or the successor to the Trustee with any information from its records that the Manager or the successor to the Trustee may reasonably require for the purposes of this Agreement and shall be reimbursed for the reasonable costs and expenses thereof.

                                   ARTICLE 15
                             TERMINATION OF MANAGER

15.1        RESIGNATION, INSOLVENCY OR BANKRUPTCY AND REMOVAL OF THE MANAGER

            If the Manager shall at any time become insolvent or bankrupt or go into liquidation either voluntarily or under an order of a court of competent jurisdiction, make a general assignment for the benefit of its creditors or otherwise acknowledge its insolvency, this Agreement and the Trust hereby established shall terminate in accordance with Article 22.

            The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the Unitholders not less than ninety
(90) days prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. The Manager will appoint a successor manager of the Trust and, unless the successor manager is an Affiliate of the Manager, such appointment must be approved by an Ordinary Resolution of the Unitholders. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the Unitholders do not approve of the appointment of the successor manager as required pursuant hereto, the Trust will be terminated and dissolved upon the effective date of the resignation of the Manager and, after providing for all liabilities of the Trust, the Trust's assets will be distributed to Unitholders on a pro rata basis and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed.

15.2        CHANGE OF NAME

            If, at any time, FT Portfolios Canada Co. (or any successor or Affiliate thereof) shall cease to be the Manager under the terms of this Agreement, the Trustee shall forthwith upon the written request of the Manager cease to use the words First Trust or any other similar word in identifying the Trust and shall cause to be executed and delivered all instruments and do all things necessary to effect such cessation.

15.3        DELIVERY OF RECORDS

            Upon its termination, the Manager shall deliver to, or to the order of, the Trustee all records or other documents with respect to the Trust which it has in its possession or which are under its control.

                                   ARTICLE 16
                           CONCERNING THE UNITHOLDERS

16.1        STATUS OF UNITHOLDERS

            The ownership of all property of the Trust of every description and the right to conduct the affairs of the Trust are vested exclusively in the Trustee and the Manager as described herein and the Unitholders shall have no interest other than the beneficial interest conferred by their Units provided for in this Agreement. Unitholders shall have no right to call for any partition, division or distribution of any portion of the property of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of Units. The Units shall be personal property and shall confer upon their holders only the interest and rights specifically set out in this Agreement. No Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

            The Trust is not and is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company nor shall the Trustee, the Manager or the Unitholders or any of them for any purpose be or be deemed to be treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers. Neither the Trustee nor the Manager shall be or be deemed to be an agent of the Unitholders. The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust.

16.2        LIABILITY OF UNITHOLDERS

            Subject to Applicable Law, no Unitholder will be held to have any personal liability as a Unitholder and there will be no resort to the Unitholder's private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation that a Unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust's assets are intended to be liable and subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, will use its commercially reasonable efforts to have any obligations modified so as to achieve disavowal of contractual liability.

                                   ARTICLE 17
                            MEETINGS OF UNITHOLDERS

17.1        MEETINGS

            Meetings of Unitholders will be called by the Manager or the Trustee at such time and on such day as the Manager or the Trustee may from time to time determine for the purpose of considering the matters required to be placed before such meetings in accordance with this Agreement or Applicable Laws and for the transaction of such other related matters as the Manager or the Trustee determines.

            Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value of the Trust as determined in accordance with this Agreement may requisition a meeting of Unitholders by giving a written notice to the Manager or the Trustee setting out in detail the reason(s) for calling and holding such a meeting. The Trustee will, upon the written request of the Manager or the Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value of the Trust as determined in accordance with this Agreement, requisition a meeting of Unitholders, provided that in the event of a request to call a meeting of Unitholders made by such Unitholders the Trustee will not be obligated to call any such meeting until it has been satisfactorily indemnified by such Unitholders against all costs of calling and holding such meeting. Unless otherwise required by Applicable Laws or stock exchange rules, the Trust need only hold meetings of Unitholders as described above and is not required to hold annual or other periodic meetings.

17.2        PLACE AND TIME OF MEETINGS

            Subject to Section 17.3, meetings of Unitholders will be held at the principal office of the Trust or elsewhere in the municipality in which its office is located or, if the Manager so determines, at any other place in Canada.

17.3        NOTICE OF MEETING

            Notice of the time and place of each meeting of Unitholders will be given not less than 21 days before the day on which the meeting is to be held to each Unitholder of record at the Closing Time, on the day on which the notice is given. Notice of a meeting of Unitholders will state the general nature of the matters to be considered by the meeting. A meeting of Unitholders may be held at any time and place without notice if all the Unitholders entitled to vote thereat are present in person or represented by proxy or, if those not present or represented by proxy waive notice of, or otherwise consent to, such meeting being held.

17.4        RECORD DATES

            For the purpose of determining the Unitholders who are entitled to receive notice of and to vote at any meeting or any adjournment thereof, or for the purpose of any action other than as provided in this Agreement for valuation, computation and distribution of Net Income and Net Taxable Capital Gains, any other additional distributions, and taxes, the Manager may fix a date not more than sixty (60) days nor fewer than thirty (30) days prior to the date of any meeting of Unitholders or other action as a record date for the determination of Unitholders entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to receive such distributions or to be treated as Unitholders of record for purposes of such other action, and any Unitholder who was a Unitholder at the time so fixed will be entitled to receive notice of and to vote at, such meeting, or any adjournment thereof, or to be treated as a Unitholder of record for purposes of such other action, even though he or she has since that date disposed of his or her Units and no Unitholder becoming such after that date will be entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to be treated as a Unitholder of record for purposes of such other action.

17.5        VOTES

            A Unitholder shall be entitled to one vote for each whole Unit of the Trust held by it.

            At any meeting of Unitholders every person will be entitled to vote who, as of the end of the Business Day immediately preceding the date of the meeting, is entered in the Register of the Trust, unless a record date is established for persons entitled to vote thereat.

17.6        QUORUM

            A quorum for the transaction of business at any meeting of Unitholders will be at least two Unitholders holding not less than 5% of the outstanding Units present in person or represented by proxy and entitled to vote thereat. If quorum is not present at a meeting within 30 minutes after the time fixed for the meeting, the meeting shall be adjourned to a date fixed by the chairman of the meeting not later than 14 days thereafter at which adjourned meeting the Unitholders present in person or represented by proxy shall constitute a quorum. The chairman at a meeting of Unitholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

17.7        CHAIRMAN

            A person designated by the Manager shall be the chairman of any meeting of Unitholders. If such person is not present within 15 minutes after the time fixed for holding the meeting or if the Manager has not appointed a chairman, the persons present and entitled to vote shall choose any of their number to be chairman. The chairman of the meeting shall appoint a person, who need not be a Unitholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be Unitholders, may be appointed by a resolution or by the chairman with the consent of the meeting. The only persons entitled to attend a meeting of Unitholders shall be those entitled to vote thereat, the Trustee, the Manager, any Portfolio Advisor and the Auditors. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the Manager.

17.8        PROXIES

            At any meeting of Unitholders, any Unitholder entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy may be voted at any meeting unless it has been placed on file with the Manager, or with such other agent of the Trust as the Manager may direct, prior to the commencement of such meeting. If approved by the Manager, proxies may be solicited naming officers or directors of the Manager as proxy and the cost of such solicitation will be paid out of the property of the Trust. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote will not be received in respect of such Unit. The instrument appointing any proxy will be in such form and executed in such manner as the Manager may from time to time determine.

17.9        PROCEDURE

            At any meeting of Unitholders every question will, unless otherwise required by this Agreement or Applicable Laws, be determined by an Ordinary Resolution.

            Subject to the provisions of this Agreement or Applicable Laws, any question at a meeting of Unitholders will be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands every person who is present and entitled to vote will have one vote. If demanded by any Unitholder at a meeting of Unitholders or required by Applicable Laws, any question at such meeting will be decided by a poll. Upon a poll, each person present will be entitled, in respect of the Units which the Unitholder is entitled to vote at the meeting upon the question, to one vote for each whole Unit held and the result of the poll so taken will be the decision of the Unitholders upon the said question.

            A resolution in writing forwarded to all Unitholders entitled to vote on such resolution at a meeting of Unitholders and signed by the requisite number of Unitholders required to obtain approval of the matter addressed in such resolution is as valid as if it had been passed at a meeting of Unitholders in accordance with this Agreement.

            A declaration by the chairman of a duly constituted meeting of Unitholders as to the results of any vote of Unitholders shall be deemed to be the decision of the Unitholders. Any resolution passed in accordance with this Agreement will be binding on all Unitholders and their respective heirs, executors, administrators, other legal representatives, successors and assigns, whether or not such Unitholder was present or represented by proxy at the meeting at which such resolution was passed and whether or not such Unitholder voted against such resolution or did not sign such written resolutions.

                                   ARTICLE 18
                                   CUSTODIAN

18.1        CUSTODIANS

            The Manager is hereby authorized and shall appoint a Custodian for the Trust for the purposes of performing the custodial and related responsibilities relating to Gold Bullion.

            The fees and expenses of any Custodian or Sub-Custodian shall be borne by the Trust including any costs of transportation of Gold Bullion (except in connection with a redemption of Units for Gold Bullion by a Unitholder, in which case such costs will be borne by the redeeming Unitholder).

            The Manager and the Trustee will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Trust's Custodians or any Sub-Custodian holding the assets of the Trust.

            The Manager may, without the consent of the Trustee, change the custodial arrangement described above including, but not limited to, the appointment of a replacement Custodian and/or additional Custodians or Sub-Custodians.

            The contract with any Custodian or Sub-Custodian may include provisions whereby the Manager may give instructions directly to such Custodian or Sub-Custodian concerning the investment of the assets of the Trust and the Custodian or Sub-Custodian may act thereon without approval by the Trustee and may provide for the appointment of Sub-Custodians. The Trustee shall be under no obligation to supervise and shall have no responsibility or liability for acts of omission or commission of any such Custodian under such arrangements.

                                   ARTICLE 19
                       REPORTS AND EXECUTION OF DOCUMENTS

19.1        DOCUMENTS AFFECTING TRUSTEE

            The Manager will provide to the Trustee copies of all agreements, literature, certificates, Prospectuses, advertisements, printed matter and other material which are required for the functions being performed hereunder by the Trustee or which may affect the Trustee, except material which is circulated among or sent to employees of the Manager or Unitholders and correspondence in the ordinary course of business.

19.2        EXECUTION OF DOCUMENTS

            The Trustee shall have authority to sign on behalf of the Trust all documents in writing authorized or required hereunder and any documents in writing so signed shall be binding upon the Trust without any further authorization or formality. The Trustee shall have power from time to time to appoint any person or persons on behalf of the Trust either to sign documents in writing generally or to sign specific documents in writing. The certificate in any Prospectus required to be signed by the Trustee shall be signed by the Manager, to whom authority to so sign is hereby delegated.

19.3        EXECUTION OF DOCUMENTS BY MANAGER

            Any approval, consent, direction, order or request required or permitted by this Agreement to be given or made by the Manager shall (except where otherwise expressly provided herein) be sufficiently given or made if expressed in writing signed in the name of the Manager by its duly authorized representative designated from time to time in writing. If at any time, the Manager shall fail to give or make any such approval, consent, direction, order or request as required by this Agreement and no express provision is made for the action to be taken by the Trustee in such event, the Trustee may act herein without any such approval, consent, direction, order or request, in its own discretion.

                                   ARTICLE 20
                                     NOTICE

20.1        NOTICE TO UNITHOLDERS

            Any notice to be given or any document or instrument in writing to be sent to a Unitholder may be effectively given or sent by mailing it to the Unitholder by ordinary post addressed to the Unitholder at such Unitholder's address appearing in the Register and shall be conclusively deemed to have been received by the Unitholder on the fifth Business Day after it was so mailed, provided that the accidental failure to give notice to any Unitholder shall not affect any action taken pursuant to such notice. The failure by the Trustee or the Manager, by accident or omission or otherwise unintentionally, to give any Unitholder any notice provided for in this Agreement shall not affect the validity, effect, taking effect or time of taking effect of any action referred to in such notice, and neither the Trustee nor the Manager shall be liable to any Unitholder for this failure.

20.2        NOTICE TO MANAGER

            Any notice, direction or other communication under this Agreement to the Manager shall be in writing addressed to the Manager as follows:

                          FT PORTFOLIOS CANADA CO.
                          330 Bay Street, Suite 1300
                          Toronto, Ontario
                          M5H 2S8

                          Attention:       President
                          Facsimile:       416 865 8058

20.3        NOTICE TO TRUSTEE

            Any notice, direction or other communication under this Agreement to the Trustee shall be in writing addressed to the Trustee as follows:

                          CIBC MELLON TRUST COMPANY
                          c/o CIBC Mellon Global Securities Services Company 320 Bay Street
                          P.O. Box 1
                          Toronto, Ontario
                          M5H 4A6
                                           Senior Vice President, Client
                          Attention:       Relationship Management
                          Facsimile:       (416) 643-6360

20.4        DELIVERY

            Notices, directions or other communications may be delivered personally by leaving it at the address specified herein during business hours or sent by mail or facsimile. Such notice shall be deemed to have been delivered at the time of personal delivery or on leaving at such address, or on the second
(2nd) Business Day following the day of mailing if sent by registered mail or on the fifth (5th) Business Day following the day of mailing if sent by ordinary mail (unless delivery by mail is likely to be delayed by strike or slowdown of postal workers, in which case, it shall be deemed to have been given when it would be delivered in the ordinary course of the mail allowing for such strike or slowdown), or on the first (1st) Business Day following the day of receipt by the receiving machine, if sent by facsimile. Any party may change its address or facsimile number by giving notice to the others in the manner set forth in this Section.

                                   ARTICLE 21
                                   AMENDMENT

21.1        AMENDMENT UPON NOTICE

            Any provision of this Agreement may be amended, deleted, expanded or varied by the Manager, with the approval of the Trustee, upon notice to Unitholders, if the amendment does not relate to any of the matters specified in
Section 21.2 or Section 21.3. Unitholders will receive notice of any such amendment at least thirty (30) days before the effective date of the amendment, unless the Manager and the Trustee agree that such an amendment shall become effective at an earlier date if, in the opinion of the Manager and the Trustee, an earlier date is desirable, provided such amendment does not materially adversely affect the rights, privileges or interests of any Unitholder.

21.2        AMENDMENTS WITHOUT NOTICE OR APPROVAL

            This Agreement may be amended by the Manager without the approval of or notice to Unitholders for the following purposes:

      (a) to remove any conflicts or other inconsistencies which may exist between any terms of this Agreement and any provisions of any Applicable Law or requirements of any governmental authority or stock exchange affecting the Trust;


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      (b)   to make any change or correction in this Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

      (c) to bring this Agreement into conformity with Applicable Laws, rules and policies of securities regulatory authorities, stock exchanges on which the Units are listed or with current practice within the securities or investment funds industry;

      (d) to maintain, or permit the Manager to take such steps as may be desirable or necessary to maintain the status of the Trust as a "mutual fund trust" for the purposes of the Tax Act or to respond to amendments to the Tax Act or to the interpretation or administration thereof; or

      (e)   to provide added protection to Unitholders.

21.3        APPROVAL OF UNITHOLDERS

            Certain matters relating to the Trust require approval by the Unitholders. Such approval may be given at a meeting duly called for that purpose pursuant to this Agreement or by written resolution. Any provision of this Agreement may be amended, deleted, expanded or varied with the approval of the Unitholders for the following purposes by Ordinary Resolution other than items (a), and (b), which require approval of Unitholders by an Extraordinary
Resolution:

      (a)   a change in the fundamental investment objective of the Trust;

      (b) a change in the Investment and Operating Restrictions of the Trust, unless such change or changes are necessary to ensure compliance with Applicable Laws or other requirements imposed from time to time by applicable securities regulatory authorities or stock exchanges on which the Units are listed;

      (c)   an increase in the management fee payable by the Trust;

      (d) a reduction in the frequency of calculating Net Asset Value of the Trust or the Net Asset Value per Unit;

      (e) a change in the Manager, unless the successor manager is an Affiliate of the current Manager or the successor manager occurs primarily as a result of a reorganization of the current Manager;

      (f) subject to Section 21.2, a material amendment, modification or variation in the provisions or rights attaching to the Units;

      (g) the issuance of additional Units other than (i) for net proceeds equal to or greater than 100% of the most recently calculated Net Asset Value per Unit calculated immediately prior to the pricing of such issuance or (ii) by way of Unit distribution;


                                      -55-
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      (h)   the Trust undertakes a reorganization with, or transfers its assets to, another investment fund, if (A) the Trust ceases to continue after the reorganization or transfer of assets, and (B) the transaction results in the Unitholders becoming securityholders in the other investment fund, the action complies with Applicable Law and written notice of such action will be sent to Unitholders at least sixty (60) days before the effective date of such action; or

      (i) the Trust undertakes a reorganization with, or acquires assets from, another investment fund, if (A) the Trust continues after the reorganization or acquisition of assets, (B) the transaction results in the securityholders of the other investment fund becoming Unitholders in the Trust, and (C) the transaction would be a material change to the Trust.

            The consent of the Trustee is required to any amendment to this Agreement if the amendment restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under this Agreement.

                                   ARTICLE 22
                              TERMINATION OF FUND

22.1        TERMINATION

            The Trust will be terminated and dissolved in the event any of the following occurs:

      (a)   there are no outstanding Units;

      (b) the Trustee resigns or is removed and no successor trustee is appointed by the Manager by the time the resignation or removal becomes effective;

      (c) the Manager resigns and no successor manager is appointed by the Manager and approved by Unitholders by the time the resignation becomes effective;

      (d) the Manager is, in the opinion of the Trustee, in material default of its obligations under this Agreement and such default continues for 120 days from the date the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the Unitholders;

      (e) the Manager has been declared bankrupt or insolvent or has entered into a liquidation or winding-up, whether compulsory or voluntary (and not merely voluntary liquidation for the purposes of amalgamation or reconstruction);

      (f) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

      (g) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.


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


In addition, the Manager may, in its discretion, terminate the Trust, without Unitholder approval, if, in the opinion of the Manager, the net assets of the Trust have been reduced such that it is no longer economically feasible to continue the Trust and/or it would be in the best interests of the Unitholders to terminate the Trust, by giving the Trustee and each holder of Units at least ninety (90) days' notice.

22.2        EFFECT OF TERMINATION

            In the event of the winding-up of the Trust, the rights of Unitholders to require redemption of any or all of their Units will be suspended, and the Manager or, in the event of 22.1 (c), (d), (e), (f) or (g) above, such other person appointed by the Trustee, the Unitholders of the Trust or a court of competent jurisdiction, as the case may be, will make appropriate arrangements for converting the investments of the Trust into cash and the Trustee will proceed to wind-up the affairs of the Trust in such manner as seems to it to be appropriate. The assets of the Trust remaining after paying or providing for all obligations and liabilities of the Trust will be distributed among the Unitholders registered as of the Closing Time, on the date on which the Trust is terminated in accordance with this Agreement. Distributions of Net Income and Net Taxable Capital Gains will, to the extent not inconsistent with the orderly realization of the assets of the Trust, continue to be made in accordance with this Agreement until the Trust has been wound up.

            Notwithstanding the foregoing, if a notice of termination has been given by the Manager, the assets of the Trust may be, in the event of the winding-up of the Trust, distributed to the Unitholders on the termination of the Trust in specie in whole or in part, and the Trustee will have complete discretion to determine the assets to be distributed to any Unitholder and their values for distribution purposes.

            If, after a period of six (6) months from the effective date on which the Trust was terminated, the Trust's registrar or Transfer Agent is unable to locate the owner of any Units as shown on the Trust's register, such amount as would be distributed to such Unitholder will be deposited by the Trust's Transfer Agent in an account in a chartered bank or trust company (including the Trustee) in the name and to the order of such Unitholder upon presentation by such Unitholder of sufficient information determined by the chartered bank or trust company to be appropriate to verify such Unitholder's entitlement to such amount. Upon such deposit being made, the Units represented thereby will be cancelled and the Trust's registrar, Transfer Agent, the Manager, and the Trustee will be released from any and all further liability with respect to such moneys. Thereafter, the Unitholder will have no rights against the Trust's registrar, Transfer Agent, the Trustee or the Manager to such moneys or an accounting therefor.

                                   ARTICLE 23
                                    GENERAL

23.1        GOVERNING LAW

            This Agreement and the Trust shall be governed by and construed in accordance with the laws of the Province of Ontario and the responsibilities of


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the Trustee shall be principally performed from its office at Toronto unless otherwise agreed by the Manager and the Trustee.

23.2        COUNTERPARTS

            This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument.

23.3        SEVERABILITY

            If any provisions of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

            IN WITNESS WHEREOF this Agreement has been executed by the proper signing officers of the parties hereto, duly authorized in that regard.


FT PORTFOLIOS CANADA CO.                  CIBC MELLON TRUST COMPANY


By:                                       By:
     ----------------------------------       ---------------------------------
     Name:                                    Name:
     Title:                                   Title:


By:                                       By:
     ----------------------------------       ---------------------------------
     Name:                                    Name:
     Title:                                   Title:

                                  SCHEDULE "A"
                           CERTIFICATE TO CIBC MELLON

To:    CIBC Mellon Trust Company, trustee of First Trust Gold Trust.

In accordance with the terms of the Trust Agreement dated June , 2012 relating to First Trust Gold Trust (the "TRUST"), FT Portfolios Canada Co., as Manager of the Trust, hereby certifies and confirms that with respect to the twelve month period ending (black circle) to the best of its knowledge and belief:

      (a) All investments of the Trust are in compliance with the investment objectives, strategies and restrictions of the Trust and any other regulatory restriction or policy applicable to investments by the Trust.

      (b) All confirmations, quarterly statements, tax receipts and financial statements to be delivered by the Trust have been delivered to registered Unitholders of the Trust as required.

      (c) All tax reporting obligations required to be made by the Manager pursuant to the Trust Agreement have been complied with.

      (d) All regulatory filings required to be made by the Trust have been completed in all material respects.

      (e) All regulatory filings required to be made by the Manager that are material to its role as manager of the Trust have been completed. The Manager is not under investigation by any securities regulatory authority.

      (f) To the knowledge of the Manager, there is no litigation pending against the Trust which has not already been disclosed to the Trustee.

      (g) The distribution of Units of the Trust has been done in compliance in all material respects with all regulatory requirements.

      (h) The financial statements for the Trust have been prepared and are complete, accurate in all material respects and approved as required.

      (i) All documentation required to be forwarded to the Trustee by the Manager pursuant to the Trust Agreement has been so forwarded.

      (j) The Manager has complied in all material respects with its duties set out in Section 10.2 of the Trust Agreement.

      (k) Current certified copies of the Manager's signing authorities have been provided to the Trustee and may be relied upon by the Trustee.

      (l) The Trustee has been provided with a copy of a statement of holdings of the Trust as at (black circle).

      (m) The Custodian is required to register all property of the Trust in the name of the Trust.

      (n) The Trust is a "unit trust" for purposes of the Tax Act and has the following status as a "mutual fund trust" for purposes of the Tax
            Act:

            (i)   the Trust is a mutual fund Trust      [   ]

            (ii)  the Trust is NOT a mutual fund trust  [   ] [check one]]


DATED this       day of           , 20___.


FT PORTFOLIOS CANADA CO.


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